Exhibit 4.4

Execution Version

This FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into on November 17, 2020 by and among

(1)

Full Truck Alliance Co. Ltd., an exempted company organized under the laws of the Cayman Islands with its registered office located at Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205, Cayman Islands (the “Company”);

(2)

DWJ Partners Limited, Sertus Chambers, a company organized under the laws of the British Virgin Islands with its registered office of P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands;

(3)	each Person listed on Schedule II hereto;

(4)	the individual listed on Schedule III-1 hereto (the “YMM Founder”);

(5)	the holding company owned by the YMM Founder (the “YMM Founder Holding Company”);

(6)	each individual listed on Schedule III-2 hereto (each, a “HCB Founder” and collectively, the “HCB Founders”);

(7)	each holding company respectively owned by each HCB Founder (each, a “HCB Founder Holding Company”, and collectively, the “HCB Founder Holding Companies”);

(8)	each Person listed on Schedule IV-1 hereto (each, a “YMM Investor”, and collectively, the “YMM Investors”);

(9)	each Person listed on Schedule IV-2 hereto (each, a “HCB Investor”, and collectively, the “HCB Investors”);

(10)	each Person listed on Schedule V hereto (each, a “Series A-15 Investor”, and collectively, the “Series A-15 Investors”);

(11)	each Person listed on Schedule VI hereto (each, a “Series A-16 Investor”, and collectively, the “Series A-16 Investors”); and

(12)	each Person listed on Schedule VII hereto (each, an “Other Ordinary Shareholder”, and collectively, the “Other Ordinary Shareholders”).

Each of the forgoing parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

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RECITALS

WHEREAS,

A.

Full Truck Logistics Information Co. Ltd, an exempted company incorporated under the laws of the Cayman Islands (“YMM”) and Truck Alliance Inc., an exempted company incorporated under the laws of the Cayman Islands (“HCB”) consolidated into the Company (the “Consolidation”) pursuant to the Agreement and Plan of Consolidation entered into by and between YMM and HCB on November 16, 2017 (the “Consolidation Agreement”).

B.

Pursuant to the Share Subscription Agreement dated November 17, 2020, by and among the Company, the Series A-16 Investors and certain other parties thereto (the “Subscription Agreement”), the Company has issued to the Series A-16 Investors collectively 2,071,854,130 Series A-16 Preferred Shares, constituting 10.634 % of the outstanding share capital of the Company on a fully-diluted basis as at the date hereof.

C.

The Existing Shareholders (as defined below), the Company and certain other parties thereto entered into the fourth amended and restated shareholders’ agreement (the “Prior Shareholders’ Agreement”) on August 8, 2020.

D.	The Key Subsidiaries registered under the laws of the PRC are engaged in intercity full-truck-load freight transaction services (excluding special vehicles) (the “Principal Business”).

E.

The Existing Shareholders and the Series A-16 Investors collectively own, legally and beneficially, all of the issued share capital of the Company. The share ownership structure of the Company immediately after the Closing is set forth in the Capitalization Table attached hereto as Exhibit A.

F.

The Parties wish to amend and restate the Prior Shareholders’ Agreement in its entirety to provide for certain matters relating to the financing, capital structure, management and operation of the Company and its Subsidiaries and the transfer of Equity Securities in the Company.

AGREEMENT

In consideration of the premises set forth above and the mutual promises set forth in this Agreement, the Parties hereby agree to amend and restate the Prior Shareholders’ Agreement in its entirety as follows:

1.	Definitions and Interpretation.

1.1     Definitions. The following terms used in this Agreement shall have the meanings ascribed to them in the Schedule I. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth in the Subscription Agreement.

1.2     Interpretation.

(i)     Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(ii)     Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

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(iii)     Headings. Headings and subheadings are included for convenience only and shall not affect the construction or interpretation of any provision of this Agreement.

(iv)     Include not Limiting. “Include”, “including”, “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

(v)     Law. References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(vi)     References to Documents. References to this Agreement include the schedules and exhibits, which form an integral part hereof. A reference to any section, schedule or exhibit is, unless otherwise specified, to such section of, or schedule or exhibit to this Agreement. The words “hereof”, “hereunder” and “hereto”, and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular section hereof or schedule or exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(vii)     Share and Voting Power Calculations. In calculations of share numbers, (a) references to a “fully-diluted basis” mean that the calculation is to be made on the assumption that all shares of the Company then capable of being issued on the exercise of all conversion rights, option, warrants and other contractual rights have been issued, irrespective of whether or not such rights are then exercisable, which determination shall take into account the ESOP Shares, and all classes of shares of the Company are deemed to be converted into Class A Ordinary Shares and (b) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares and Class B Ordinary Shares in issue have been converted into Class A Ordinary Shares. All calculations shall be deemed to be on a fully-diluted basis unless otherwise specified. Any share number or per share amount referred to in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Class A Ordinary Shares after the date of this Agreement. Any reference to or calculation of shares in issue shall exclude treasury shares. In calculation of voting power, references to a “voting power” mean the vote(s) of each Share as calculated pursuant to Section 7.1(ii) hereof.

(viii)     Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(ix)     Language. This Agreement is drawn up in the English language. If this Agreement is translated into any language other than English, the English language text shall prevail.

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2.	Information, Inspection and Observer Rights.

2.1     Information Rights. The Group Companies covenant and agree, and each Information Rights Holder agrees with the Company, that, unless otherwise agreed between such Information Rights Holder and the Company, commencing on the date hereof, the Company will deliver to each Information Rights Holder:

(i)     unaudited consolidated monthly financial statements in accordance with the PRC GAAP, US GAAP or IFRS and the key operating data of the Group Companies within twenty (20) days after the end of each fiscal month;

(ii)     unaudited consolidated quarterly financial statements of the Group Companies within forty-five (45) days after the end of each fiscal quarter in accordance with the PRC GAAP, US GAAP or IFRS;

(iii)     the annual consolidated financial statements of the Group Companies audited and certified by a reputable firm of independent certified public accountants of a national standing, including the balance sheet as of the end of such fiscal year and statements of income, shareholders’ equity, and cash-flow for such fiscal year, within one hundred and twenty (120) days after the end of each fiscal year, all prepared in accordance with the US GAAP or IFRS;

(iv)     a copy of the Group Companies’ Annual Business Plan for the following fiscal year duly approved by the Board, setting forth (1) the projected balance sheets, income statements and statements of cash flows for such fiscal year of the Company on a quarterly basis; (2) the projected budgets; and (3) all other material matters relating to the operation, development and business of the Group Companies, at least thirty (30) days prior to the beginning of each fiscal year;

(v)     the capitalization table of the Company, within ten (10) days after the end of each calendar quarter, and the latest updated capitalization table within five (5) Business Days after any change to the capital structure of the Company;

(vi)     the key operating data of the Group Companies within twenty (20) days after the end of each fiscal month; and

(vii)     promptly upon the written request by an Information Rights Holder but in any event within ten (10) days after the date of such written request, such other information relating to the financial condition and the Principal Business of the Group Companies as such holder shall reasonably request; provided, however, that the Company shall not be obligated under this Section 2.1(vii) to provide information (1) that the Board has reasonably determined in good faith is a trade secret or (2) the disclosure of which would prejudice the attorney-client privilege between the Group Companies and their counsel.

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The above rights as mentioned in Section 2.1 are collectively referred to as “Information Rights”. Each Information Rights Holder agrees with the Company that without the prior consent of the Company, such Information Rights Holder will not disclose any of the information it obtains from the Company or any Group Company under Section 2.1 to any third party other than to disclose (a) such information to (i) its accounting or tax advisor to comply with such Information Rights Holder’s financial statements preparation, tax returns preparation and reporting obligations pursuant to applicable regulatory requirements, and (ii) its Affiliates and its Affiliates’ directors, officers, employees, accountants, attorneys, auditors, investment advisors or other professionals (all such Persons described under (i) and (ii), the “Permitted Recipients”) on a need-to-know basis, provided that such Information Rights Holder shall cause its Permitted Recipients to be bound by confidentiality obligations, (b) such information if required by Applicable Laws or any Governmental Authority, (c) such information if it is or becomes generally available to the public other than as a result of disclosure by or at the direction of an Information Rights Holder or its Permitted Recipient in violation of this Agreement, (d) in the case of IFC and AMC Funds, such information solely for the purposes and in accordance with the World Bank Group Access to Information Policy so long as such disclosure does not relate to any confidential information in respect of any Information Rights Holder or the financial condition and the Principal Business of the Group Companies and (e) in the case of SVF, Permira, Farallon or Ward Ferry, such information to any limited partner that indirectly owns an interest in such Party to the extent that such information is an overview of key strategic initiatives of the Group, a summary of business of the Group, an explanation of major updates of the Group, a description of successes and future plans and/or general status of such Party’s investment in the Group.

Notwithstanding anything else in this Section 2.1 to the contrary, the Company shall provide IFC and AMC Funds copies of all notices, minutes, consents, and other materials that it provides to its Directors at the same time and in the same manner as provided to such Directors.

2.2     Inspection Rights. The Company further covenants and agrees that, each Inspection Rights Holder shall have (i) the right to inspect properties and facilities and inspect and audit records and books, compliance policies and procedures and related documents and correspondences in the possession of the Company and any of its Subsidiaries (including the HK Companies and the PRC Subsidiaries), and to make copies or extracts therefrom, at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of the Company and any of its Subsidiaries (including the HK Companies and the PRC Subsidiaries) with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”); provided, however, that each Inspection Rights Holder shall agree to hold in confidence with respect to all information so received as stipulated in Section 13 of this Agreement.

2.3     Observer Rights. Each of SVF, Tiger, Yunfeng, CMC, Eastern Bell, All-Stars, Genesis and Hillhouse, as long as such Investor holds two percent (2%) or more of the Shares on a fully-diluted and as-converted basis, shall be entitled to appoint a representative (each, an “Observer”) to attend meetings of the Board and, if any Investor who is entitled to appoint director(s) to a Subsidiary Board has in fact appointed a director to a Subsidiary Board, each Observer shall be entitled to attend meetings of such Subsidiary Board, in each case, in a nonvoting observer capacity, and the Company shall and, if applicable, cause the relevant Subsidiary Board to, give such Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors or its Subsidiary Board’s directors (as the case may be) at the same time and in the same manner as provided to such Directors or directors (as the case may be); provided, however, that such Observer shall agree to hold in confidence and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting would destroy the attorney-client privilege between the Company and its counsel, or result in disclosure of trade secrets or if such Investor or its Observer or any Affiliate of such Investor is in breach of Section 15.1 hereof (the “Observer Rights”).

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2.4     Termination of Rights. The Information Rights, Inspection Rights and Observer Rights shall terminate upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

3.	Registration Rights.

3.1     Demand Registration.

(i)     Request for a Demand Registration. If the Company receives from the Holders holding in aggregate at least 20% of then outstanding Registrable Securities (the “Requesting Holders”), at any time beginning on one hundred eighty (180) days after the effective date of the Registration Statement pertaining to the Company’s IPO filed with and declared effective by either the Securities and Exchange Commission under the Securities Act or another Governmental Authority for a Registration in a jurisdiction other than the United States, a written request that the Company effect a Registration of Registrable Securities in any jurisdiction in which the Company has had a registered underwritten public offering, with respect to Registrable Securities representing at least US$ 100,000,000 in value, the Company shall give prompt written notice of the proposed Registration to all other Holders, and as soon as practicable, use its best efforts to effect the Registration of the Registrable Securities specified in the request of the Requesting Holders, together with any Registrable Securities as are specified in written requests of such other Holders given within fifteen (15) Business Days after such written notice from the Company is delivered to such Holders.

(ii)     Limitation on Demand Registration. The Company shall not be obligated to take any action to effect any Registration pursuant to Section 3.1(i) (a) after the Company has effected three (3) Registrations pursuant to Section 3.1(i), or (b) if the Holders requesting inclusion of Registrable Securities in such registration propose to sell such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

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(iii)     Underwriting of Demand Registration. If the Holders intend to distribute the Registrable Securities covered by their Registration pursuant to Section 3.1(i) by means of an underwriting, they shall so advise the Company as a part of their written request to the Company, and the Company shall include such information in the written notice to the other Holders. In such case, the right of any Holder to participate in any Registration pursuant to Section 3.1(i) shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting. The Company shall (together with all Holders proposing to distribute their Registrable Securities through the underwriting) enter into an underwriting agreement in customary form with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Holders of a majority in voting power of the Registrable Securities being Registered through such underwriting and reasonably acceptable to the Company. If the Underwriter’s Representative advises the Holders that market factors (including the aggregate number of Registrable Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten thereto, and the number of shares to be included in the Registration shall be allocated first among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that the number of Registrable Securities held by Holders to be included in such underwriting pursuant to Section 3.1(i) will not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder disapproves the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative, and the Requesting Holders delivered at least five (5) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If securities are so withdrawn from the Registration, and if the number of securities to be included in such Registration was previously reduced as a result of marketing factors pursuant to this Section 3.1(iii), then the Company shall offer to all Holders who were so reduced the right to include additional Registrable Securities in the Registration in an aggregate amount equal to the number so withdrawn, with such securities to be allocated first among such Holders in proportion to the respective amounts of Registrable Securities reduced pursuant to this Section 3.1(iii).

(iv)     Right of Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting any Registration pursuant to Section 3.1(i), a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company’s interests for such Registration Statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Requesting Holders; provided, however, that the Company may not utilize this right of deferral more than once in any twelve (12) month-period.

3.2     Piggyback Registration.

(i)     General. Subject to this Section 3.2, if the Company proposes to register any Equity Securities for its own account or for the account of any Person that is not a Holder, then in connection with the public offering of such securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within twenty (20) days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(ii)     Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 3.2 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 3.4.

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(iii)     Underwriting of Piggyback Registration. In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to register the Registrable Securities of a Holder under this Section 3.2 unless such Holder’s Registrable Securities are included in the underwriting and such Holder enters into an underwriting agreement in customary form with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters; provided, however, that no Holder shall be required to give any representations or warranties with respect to the Company or any operations or assets of the Company, other than as to the ownership and title to such Holder’s Equity Securities. In the event the underwriters or the managing underwriter advises Holders seeking Registration of Registrable Securities pursuant to this Section 3.2 in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered or the Commission or another Governmental Authority for a Registration in a jurisdiction other than the United States requires a reduction in the number of securities to be sold in the offering, then the underwriter(s) may exclude some or all Registrable Securities from the Registration and underwriting after excluding any other Equity Securities (including all Equity Securities that are not Registrable Securities and held by persons other than Holders) from the underwriting, and the number of Equity Securities and Registrable Securities that may be included in the Registration and the underwriting shall be allocated (a) first, to the Company, (b) second, among the Holders requesting inclusion of their Registrable Securities in such Registration Statement in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders would otherwise be entitled to include in the Registration and (c) third, to any other shareholder other than a Holder on a pro rata basis; provided, that, no Registrable Securities of the Holders shall be excluded until all securities held by the holders of Class A Ordinary Shares, directors, officers and employees of the Company have been excluded, but in no event other than a Qualified IPO (in which case the amount of the Registrable Securities included by the Holders may be reduced to zero), may the amount of the Registrable Securities included by the Holders be reduced below 30% of the total Class A Ordinary Shares to be included in the Registration and underwriting, as determined on a fully-diluted, as-converted basis. If any Holder disapproves the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from such Registration, but may be included in any subsequent request for Registration or subsequent Registration.

(iv)     Exempt Transactions. The Company shall have no obligation to register any Registrable Securities under this Section 3.2 in connection with a Registration by the Company (a) relating solely to the sale of securities to participants in a Company equity incentive plan, or (b) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable), or (c) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.

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(v)     No Other Piggyback Registrations. Without the prior consent of the holders of a majority of the Registrable Securities then outstanding, no Person shall be granted the registration rights as provided under this Section 3.2 on parity with or superior to any Holder or any other rights to include Equity Securities in any Registration filed under Section 3.1, Section 3.2 or Section 3.3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included.

3.3     Form F-3 Registration.

(i)     Request for a Form F-3 Registration. After the consummation of the IPO, the Company shall use its best efforts to qualify for registration on Form F-3. At any time after the Company becomes eligible to use Form F-3 in connection with a public offering of its securities, the Holders holding in the aggregate at least 15% of then outstanding Registrable Securities (the “F-3 Initiating Holders”) may make a written request to the Company to Register (including a Registration for the sale on a continuous or a delayed basis by the Holders of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission), and the Company shall Register, under the Securities Act on Form F-3 (an “F-3 Registration”) the number of Registrable Securities specified in such request. The Company shall use its reasonable best efforts to cause a Registration Statement in respect of any F-3 Registration to become effective not later than ninety (90) days after the Company receives a request under this Section 3.3(i).

(ii)     Inclusion of Registrable Securities in F-3 Registration. Each Holder other than the F-3 Initiating Holders in respect of any F-3 Registration shall have the right to have all or any portion of its Registrable Securities included in such F-3 Registration as provided in Section 3.3(i). Within ten (10) days after the receipt of a request for a F-3 Registration from the F-3 Initiating Holders, the Company shall (a) give written notice thereof to all of the Holders (other than the F-3 Initiating Holders) and (b) include in such registration such number of Registrable Securities specified in each written request for inclusion therein delivered by any Holder to the Company not later than ten (10) days after delivery to such Holders of the written notice referred to in section (a) above. The failure of any Holder to respond within such 10-day period referred to in section (b) above shall be deemed to be a waiver of such Holder’s rights under this Section 3.3 with respect to such F-3 Registration.

(iii)     Limitation on F-3 Registration. The Company shall not be required to effect any registration pursuant to Section 3.3(i), (a) within ninety (90) days after the effective date of any other Registration Statement of the Company, (b) if within the twelve (12)-month period preceding the date of such request, the Company has effected two (2) registrations on Form F-3 pursuant to Section 3.3(i), or (c) if Form F-3 is not available for such offering by the F-3 Initiating Holders, or (d) if the Holders requesting inclusion of Registrable Securities in such registration propose to sell such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

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(iv)     No Demand Registration. No registration requested by any Holder pursuant to this Section 3.3 shall be deemed a Demand Registration pursuant to Section 3.1.

3.4     Expenses. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all Registration, filing and qualification fees, printers’ and accounting fees (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification), “roadshow” expenses if the underwriters advise that a “roadshow” is advisable to complete the proposed sale of Registrable Securities, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one (1) counsel for all selling Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 3.1 if the Registration request is subsequently withdrawn at the request of the Holders holding in aggregate at least 50% of then outstanding Registrable Securities, unless such Holders agree that such Registration constitutes the use of one (1) demand registration pursuant to Section 3.1.

3.5     Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(i)     Registration Statement. Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for a period of up to ninety (90) days until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 90-day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such Registration Statement at the request of underwriter(s) or the Commission; provided, further, that the Company shall not be deemed to have kept the Registration Statement effective if the Company voluntarily takes any action or omits to take any action that would result in the inability of any Holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by Applicable Laws.

(ii)     Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Applicable Securities Laws with respect to the disposition of all securities covered by such Registration Statement.

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(iii)     Prospectuses. Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus and any supplement thereto (in each case including all exhibits), required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iv)     Blue Sky. Use its best efforts to register and qualify the securities covered by the Registration Statement under the securities or “blue sky” laws of any jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service in such jurisdictions and except as may be required under the Applicable Securities Laws.

(v)     Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of the offering. Each Holder or other shareholder participating in the underwriting shall also enter into and perform its obligations under such an agreement.

(vi)     Notification. Promptly notify each Holder of Registrable Securities covered by the Registration Statement: (a) of the issuance of any stop order by the Commission in respect of such registration statement, (b) when a prospectus relating thereto is required to be delivered under the Applicable Securities Laws, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii)     Opinion and Comfort Letter. Furnish, at the request of any Holder requesting Registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such Registrable Securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective, if such Registrable Securities are not being sold through underwriters, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such Registration (or other appropriate counsel), in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting Registration, addressed to the underwriters, if any, and (b) letters dated as of (x) the effective date of the Registration Statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting Registration, addressed to the underwriters, if any.

3.6     Information from Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.1, 3.2 or 3.3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

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3.7     Termination of Registration Rights. Unless otherwise stated in this Agreement, the public offering and registration rights provided in this Agreement terminate upon the earlier of (i) five (5) years after the consummation of a Qualified IPO, or, (ii) if all such Registrable Securities proposed to be sold by a Holder may then be sold without restrictions in any ninety (90)-day period on or after a Qualified IPO pursuant to Rule 144 promulgated under the Securities Act.

3.8     Assignment of Registration Rights. The right to cause the Company to register the Registrable Securities pursuant to this Agreement may be assigned by any Holder to (i) any partner of any Holder which is a partnership, any member of any Holder which is a limited liability company, any family member or trust for the benefit of any individual Holder, any Affiliate of any Holder, or (ii) subject to the prior written approval from the Company (which approval shall not be unreasonably withheld by the Company), a transferee which acquires at least 10% of the total Registrable Securities (as adjusted for share dividends, splits, combinations, recapitalizations or similar events); provided, that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

3.9     Market Stand-off. Each of the holders of Shares agrees that, so long as it holds any voting securities of the Company, upon request by the underwriters managing the IPO of the Company’s securities, it will enter into a mutually agreeable form of lock-up or similar agreement with such managing underwriter with a term commencing from the effective date of the Registration Statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The term of such lock up arrangement shall in no event exceed one hundred and eighty (180) days following the IPO. The foregoing agreement shall not apply in the case of the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement or any offering after the IPO, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding shares enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding shares from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute a market stand-off agreement containing substantially similar provisions as those contained in this Section 3.9.

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3.10     Indemnification.

(i)     By the Company. To the extent permitted by the Applicable Laws and its memorandum and articles of association, the Company will indemnify and hold harmless each selling Holder, such Holder’s officers, directors, shareholders, members, partners, legal counsel and accountants, any underwriter (as defined in Applicable Securities Laws) for such Holder and each Person, if any, who controls (as defined in Applicable Securities Laws) such Holder or underwriter against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Applicable Laws and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

(A)     any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used in connection with the sale of any Registrable Securities contained therein or any amendments or supplements thereto;

(B)     the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(C)     any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.10(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(ii)     By the Holders. To the extent permitted by the Applicable Laws, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (as defined in Applicable Securities Laws) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 3.10(ii), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity contained in this Section 3.10(ii) shall not apply to amounts paid in settlement of any such investigation or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall the total amount of the indemnities under this Section 3.10(ii) exceed the net proceeds from the offering received by such Holder less any losses, costs and expenses such Holder has already incurred.

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(iii)     Notice of Indemnification Claim. Promptly after receipt by a party indemnified under Section 3.10(i) or Section 3.10(ii) (each, an “Indemnified Party”) of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party giving indemnification under Section 3.10(i) or Section 3.10(ii) (each, an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Indemnifying Parties. An Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 3.10, but the omission to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 3.10.

(iv)     Contribution. If any indemnification provided for in Section 3.10(i) or Section 3.10(ii) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contributions pursuant to this Section 3.10 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.10(iv). Notwithstanding the provisions of this Section 3.10(iv), (a) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement less any losses, costs and expenses such Holder has already incurred; and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(v)     Survival. The obligations of the Company and Holders under this Section 3.10 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

3.11     Reports under the Securities Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Law that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)     make and keep publicly available information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)     file with or submit to the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and at any time following sixty (60) days after the effective date of an IPO by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the Commission, and (c) such other information, or take any action, as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

4.	Preemptive Rights.

4.1     Restrictions. Subject to Section 5.9(iii), the Company shall not issue or sell any New Securities of any type or class to any Person (the “Proposed Recipient”) unless the Company has first offered to the holders of the Preferred Shares (collectively, the “PR Holders” and each, a “PR Holder”) the right to purchase such PR Holder’s Pro Rata Share of such issuance (the “Preemptive Rights”) and the right to oversubscribe if any other PR Holder elects not to purchase or not to fully purchase its Pro Rata Share of such New Securities (the “Oversubscription Rights”), payable solely in cash, equal to the price per share to be paid by the Proposed Recipient and on the same terms and conditions as are offered to the Proposed Recipient. For the purpose of this Section 4, each PR Holder’s Pro Rata Share shall be equal the number of the New Securities (rounded to the nearest whole share) proposed to be issued, multiplied by a fraction, which equals the number of Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by such PR Holder divided by the aggregate number of all Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all the Shareholders immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

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4.2     Exercise of Rights.

(i)     Exercise of Preemptive Rights. Not less than fifteen (15) Business Days before a proposed issuance of New Securities (a “Proposed Issuance”), the Company shall deliver to each PR Holder a written notice (the “Issuance Notice”) of the Proposed Issuance setting forth (i) the number, type and terms of the New Securities to be issued, (ii) the consideration to be received by the Company in connection with the Proposed Issuance, and (iii) the identity of the Proposed Recipients. Within fifteen (15) Business Days following the receipt of the Issuance Notice (the “Preemption Period”), each PR Holder electing to exercise its Preemptive Rights (each, a “Preemption Participating Holder”) shall have the right to purchase all or a portion of such Preemption Participating Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Company and stating therein the number of New Securities to be purchased (not to exceed such Preemption Participating Holder’s Pro Rata Share, unless otherwise provided herein). The failure by any PR Holder to give such notice within the Preemption Period shall be deemed a waiver by such PR Holder of its Preemptive Rights with respect to such Proposed Issuance.

(ii)     Exercise of Oversubscription Rights. If any PR Holder fails to exercise or fails to fully exercise its Preemptive Rights pursuant to Section 4.2(i), within five (5) days after the expiration of the Preemption Period, the Company shall deliver to each Preemption Participating Holder that has fully exercised its Preemptive Rights a written notice (the “Oversubscription Notice”) setting forth the number of the New Securities for which no Preemptive Rights have been exercised, and for which each such Preemption Participating Holder shall have the oversubscription right described in this Section 4.2(ii) (the “Oversubscription Right”). Within fifteen (15) Business Days following the receipt of the Oversubscription Notice (the “Oversubscription Period”), each of such Preemption Participating Holders may notify the Company in writing of the number of the additional New Securities available for subscription it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the Additional Number to be purchased by each of such Preemption Participating Holders shall be reduced by the Company to that number which shall be equal to the lesser of (a) the Additional Number specified by each Preemption Participating Holder, and (b) the product obtained by multiplying (x) the number of the remaining New Securities available for oversubscription by (y) a fraction, the numerator of which shall be the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Preemption Participating Holder and the denominator of which shall be the total number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all of such Preemption Participating Holders.

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4.3     Sales by the Company. For a period of ninety (90) days following the expiration of the Preemption Period or the Oversubscription Period (as the case may be), the Company may issue the New Securities with respect to which the Preemptive Rights or the Oversubscription Rights under this Section 4 were not exercised or not fully exercised, at a price and upon terms not more favorable to the Proposed Recipient thereof than specified in the Issuance Notice. In the event the Company has not completed the sale of such New Securities to the Proposed Recipient(s) within such ninety (90)-day period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the PR Holders in the manner provided in this Section 4.

4.4     Termination of Preemptive Rights. The Preemptive Rights provided in this Section 4 shall terminate upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

5.	Transfer Restrictions.

5.1     Sale of Ordinary Shares. The Founders and any other holder of Ordinary Shares (each, a “Selling Ordinary Shareholder”) shall not, from the date hereof to the consummation of a Qualified IPO, directly or indirectly Transfer any Equity Securities held by them except with the consent of the Majority Series A Preferred Holders and subject to the right of first refusal of the Company, the Management Founder and the ROFR Holders set out in Section 5.3, Section 5.4 and Section5.5.

5.2     Sale and Vesting by Leaving Management Founder. Notwithstanding the provisions in Section 5.1, upon the resignation or removal of the Management Founder from all of his positions as an employee, officer and director of the Group Companies, the Management Founder or his holding company(ies) may Transfer up to twenty percent (20%) of the Ordinary Shares and Equity Securities issuable upon exercise of vested stock options or restricted stock units he/it directly or indirectly holds at that time, provided that the Selling Ordinary Shareholder shall have executed a non-compete agreement to the reasonable satisfaction of the Company. The Company covenants to use its best efforts and each other Shareholder covenants to use its commercially reasonable efforts to take all actions necessary or reasonably desirable to consummate the aforementioned Transfer by the Selling Ordinary Shareholder, including, if applicable, voting all of its Equity Securities or executing proxies or written consents, as the case may be, in favor of or approving such Transfer, and waiving any right of first refusal, transfer restrictions and any other rights that it might have under this Agreement, the Articles or any Applicable Law in respect of such Transfer.

5.3     Right of First Refusal of the Company. Each Shareholder (including its successors and permitted assignees) (the “Selling Shareholder”) proposing to make a Transfer of any Equity Securities of the Company (the “Proposed Transfer”) must first deliver a written notice to the Company no later than sixty (60) calendar days prior to the consummation of such Proposed Transfer (the “First Transfer Notice”). The First Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, including a description of the Equity Securities to be Transferred (the “Offered Securities”) that such Selling Shareholder proposes to Transfer and the identity of the prospective transferee. The Company shall have the right, exercisable upon written notice to the Selling Shareholder, within thirty (30) calendar days following receipt of the First Transfer Notice (the “First Refusal Period”), to elect to purchase all or any part of the Offered Securities, at the same price and subject to the same material terms and conditions as described in the First Transfer Notice. If the purchase price in the First Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith.

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5.4     Right of First Refusal of the Management Founder. To the extent that the Company has not exercised its rights of first refusal to purchase all of the Offered Securities as specified in Section 5.3 above, the Selling Shareholder shall secondly deliver a written notice to the Management Founder (the “Second Transfer Notice”) within five (5) calendar days after the expiration of the First Refusal Period, which shall set forth the price and other material terms and conditions of the Proposed Transfer, including a description of the Offered Securities, the identity of the prospective transferee and the number of the Offered Securities not being purchased by the Company. The Management Founder shall have the right, exercisable upon written notice to the Selling Shareholder and the Company, within fifteen (15) Business Days after the receipt of the Second Transfer Notice (the “Second Refusal Period”), to elect to purchase all or any part of the remaining Offered Securities, at the same price and subject to the same material terms and conditions as described in the Second Transfer Notice.

5.5     Right of First Refusal of ROFR Holder. In the event that the Selling Shareholder is a Selling Ordinary Shareholder, (i) to the extent that the Company or the Management Founder has not exercised their respective rights of first refusal to purchase all of the Offered Securities as specified in Section 5.3 and Section 5.4 respectively above, the Selling Ordinary Shareholder shall deliver a written notice (the “Third Transfer Notice”) within five (5) calendar days after the expiration of the Second Refusal Period to each holder of the Preferred Shares (collectively, the “ROFR Holders” and each, a “ROFR Holder”), which shall set forth the price and other material terms and conditions of the Proposed Transfer, including a description of the Offered Securities, the identity of the prospective transferee and the number of the Offered Securities not being purchased by the Company and the Management Founder. Each ROFR Holder shall have the right, exercisable upon written notice to the Selling Ordinary Shareholder, the Company and each other ROFR Holder, within fifteen (15) Business Days after the receipt of the Third Transfer Notice (the “Third Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Securities, at the same price and subject to the same material terms and conditions as described in the Third Transfer Notice. Each ROFR Holder’s pro rata share of the remaining Offered Securities shall be equal to the number of the remaining Offered Securities (rounded to the nearest whole share), multiplied by a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such ROFR Holder on the date of the Third Transfer Notice and denominator of which shall be the total number of Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all the ROFR Holders on the date of the Third Transfer Notice; and (ii) to the extent that any ROFR Holder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Securities, the Selling Ordinary Shareholder shall deliver written notice (the “Fourth Transfer Notice”) within five (5) calendar days after the expiration of the Third Refusal Period to each ROFR Holder that elected to purchase its entire pro rata share of the remaining Offered Securities (each, an “Exercising Holder”), which shall set forth the final remaining Offered Securities (the “Final Remaining Offered Securities”) not purchased as of the date of the Fourth Transfer Notice. Each Exercising Holder shall have a right of re-allotment such that such Exercising Holder may exercise an additional right to purchase its pro rata share of such Final Remaining Offered Securities by notifying the Selling Ordinary Shareholder, the Company and all other ROFR Holders in writing within fifteen (15) Business Days after the receipt of the Fourth Transfer Notice (the “Additional Refusal Period”). Each Exercising Holder’s pro rata share of the Final Remaining Offered Securities shall be equal to the number of the Final Remaining Offered Securities (rounded to the nearest whole share), multiplied by a fraction, the numerator of which is the number of Class A Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Exercising Holder on the date of the Fourth Transfer Notice and denominator of which shall be the total number of Class A Ordinary Shares (calculated on an as-converted and fully-diluted basis) held by all the Exercising Holders on the date of the Fourth Transfer Notice. The Selling Ordinary Shareholder shall promptly calculate each Exercising Holder’s pro rata share of the Final Remaining Offered Securities and notify each Exercising Holder in writing of such pro rata share. For the avoidance of doubt, this Section 5.5 shall not apply to any Transfer of Preferred Shares.

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5.6     Right to Transfer. To the extent the Company, the Management Founder and the ROFR Holders do not elect to purchase or to participate in the Transfer of the Offered Securities subject to the First Transfer Notice, the Second Transfer Notice, the Third Transfer Notice and the Fourth Transfer Notice (as the case may be), the Selling Shareholder may, not later than one hundred and twenty (120) calendar days following delivery to the Company, the Management Founder and each of the ROFR Holders of the Third Transfer Notice (as the case may be) (such period may be extended for an additional period no longer than six (6) months to accommodate any required approvals by Governmental Authority), conclude a Transfer of the Offered Securities covered by the First Transfer Notice, the Second Transfer Notice, the Third Transfer Notice or the Fourth Transfer Notice (as the case may be) but not elected to be purchased by the Company, the Management Founder or the ROFR Holders pursuant to Section 5.3, Section5.4 and Section 5.5, which in each case, shall be on terms and conditions that are no less favorable to such Selling Shareholder than those set forth in the First Transfer Notice. Any proposed Transfer on terms and conditions which are less favorable to such Selling Shareholder than those described in the First Transfer Notice, as well as any subsequent proposed Transfer of any Offered Securities by the Selling Shareholder, shall again be subject to the right of first refusal of the Company and the ROFR Holders (if applicable) and shall require compliance by the Selling Shareholder with the procedures described in Section 5.3 to Section 5.5 (only if the Selling Shareholder is a Selling Ordinary Shareholder).

5.7     Exempt Transfers. Subject to Section 5.8, the provisions set forth in Section 5 shall not apply (a) in the case of any Selling Ordinary Shareholder that is a natural person, any Transfer of not more than ten percent (10%) of the Equity Securities of the Company held by such Selling Ordinary Shareholder to any custodian or trustee for the account of the Selling Ordinary Shareholder or his or her parents, siblings, children, grandchildren or spouse for any estate planning purposes; or (b) any Transfer of Equity Securities of the Company by any Selling Shareholder to any of its Affiliates (each transferee pursuant to the foregoing sub-clauses (a) and (b), a “Permitted Transferee”); provided that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, in case of sub-clause (a) above, such Selling Shareholder shall remain liable for any breach by such Permitted Transferee of any provision hereunder. Following any Transfer to a Permitted Transferee, in the event that the relevant Permitted Transferee under clause (b) above ceases to be an Affiliate of the Selling Shareholder, the Equity Securities of the Company held by such Permitted Transferee shall, and the Selling Shareholder shall cause such Permitted Transferee to, immediately Transfer all Equity Securities of the Company held by it back to the Selling Shareholder, and pending such Transfer, all voting rights, information rights, rights to distributions and all other rights attached to such Equity Securities of the Company held by such Permitted Transferee shall be suspended.

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5.8     No Transfer to Competitors. Notwithstanding anything to the contrary contained herein, the holders of Series A-15 Preferred Shares and the holders of Series A-16 Preferred Shares agree not to Transfer any Series A-15 Preferred Shares, Series A-16 Preferred Shares or any Class A Ordinary Shares upon conversion of any Series A-15 Preferred Shares or Series A-16 Preferred Shares to any of the restricted transferees of the Company as set forth in Exhibit J at any time after the date hereof.

5.9     Prohibited Transfers.

(i)     Each of the Selling Shareholders agrees not to circumvent or otherwise avoid the Transfer restrictions or intent thereof set forth in this Section 5, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities of the Company by any such Person. Any attempt by a Selling Shareholder to effect a Transfer in violation of this Section 5 shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever. The Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

(ii)     Unless expressly permitted under any of the Transaction Documents, (a) each Founder shall not, and shall not cause or permit any other Person (including its Permitted Transferees) to, directly or indirectly, Transfer through one or a series of transactions any equity interest held or Controlled by him in any Key Subsidiary to any Person. Any Transfer in violation of this Section 5.9(ii) shall be void and each Key Subsidiary hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such equity interest, and (b) each Key Subsidiary shall not, and each Founder shall not cause or permit each Key Subsidiary to, issue to any Person any equity interest of such Key Subsidiary or any options or warrants for, or any other securities exchangeable for or convertible into, such equity interest of such Key Subsidiary.

(iii)     Notwithstanding anything to the contrary in this Agreement, the Company shall not issue, transfer, sell or otherwise dispose of any Equity Securities of the Company, to any of the individuals or entities named on (a) lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (b) the World Bank Listing of Ineligible Firms. So long as IFC or AMC Funds holds any Shares, the Company further undertakes that none of the individuals or entities named on the above lists will be registered as a shareholder of the Company on the register of members of the Company. For the purpose of this Clause, “World Bank Listing of Ineligible Firms” means the list accessible at http://www.worldbank.org/debarr, or any successor website location, as updated from time to time, of persons or entities ineligible to be awarded a World Bank Group-financed contract or otherwise sanctioned by the World Bank Group sanctions board for the periods indicated on the list due to the violation of the fraud or corruption related provisions of the World Bank Group anticorruption guidelines and policies.

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5.10     Legend.

(i)     Each certificate representing the Shares (other than the Shares registered in the name of IFC, AMC Funds and/or their respective Affiliates) shall be endorsed with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT AND THE FIFTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY, AND ITS AMENDMENTS FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(ii)     Each Party (other than IFC and AMC Funds) agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 5.10(i) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 5.10.

5.11     Term. The provisions under this Section 5 shall terminate upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

6.	Drag-along Right.

6.1     Drag-Along Sale.

(i)     Subject to Section 6.2, if any of the Shareholders (the “Dragging Shareholders”) proposes to Transfer whether through a single transaction or a series of related transactions, all of their Equity Securities of the Company which would constitute a Change of Control reflecting the valuation of the Company implying a per share price of the Company’s Shares on an as-converted basis (as adjusted for any Recapitalizations) of no less than 150% of the Series A-16 Original Purchase Price in such transaction (such Transfer pursuant to this Section 6.1, the “Drag-Along Sale”), so long as the Requisite Shareholders have approved the terms and conditions of such Drag-Along Sale, the Dragging Shareholders may require all other Shareholders (the “Dragged Shareholders”) to participate in such Drag-Along Sale in accordance with this Section 6.1, subject to the Dragging Shareholders complying with their obligations in this Section 6.1. Under such circumstances, the provisions under Section 5 above shall not apply.

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(ii)     Within five (5) calendar days after entering into any binding agreement for the Drag-Along Sale (the “Sale Agreement”), the Dragging Shareholders shall deliver a written notice (the “Tag Notice”) to other Shareholders (the “Tag Holder”) stating (a) the name and address of the proposed transferee(s) for the Drag-Along Sale (the “Tag Transferee”), (b) the number of Equity Securities to be Transferred, (c) the expected date of consummation of the proposed Drag-Along Sale, (d) a representation that the Tag Transferee has been informed of the Tag-Along Right (as defined below) and (e) a representation that no consideration is being provided to any Dragging Shareholder that is not reflected in the price to be paid to such Tag Holder (if it exercises the Tag-Along Right). Such Tag Notice shall be accompanied by true and complete copies of all agreements (including the Sale Agreement) between the Dragging Shareholders and the Tag Transferee regarding the proposed Drag-Along Sale. For the avoidance of doubt, for the purposes of this Section 6, the Shareholders who have a Tag-Along Right are the same Shareholders who may be subject to the Drag Notice.

(iii)     The Dragging Shareholders may, within five (5) calendar days after the date of the Tag Notice, by delivering a notice in writing (a “Drag Notice”) on each of the Dragged Shareholders, require each Dragged Shareholder to transfer all of its Equity Securities of the Company registered in its name (the “Dragged Shares”) in such Drag-Along Sale at the price set out in Section 6.1(iv) on the date indicated in the Drag Notice as being the date of completion of the Sale Agreement (the “Drag Completion Date”), being not less than thirty (30) calendar days after the date of the Drag Notice, and on the terms set out in this Section 6.1. If the Drag-Along Sale contemplated in the Sale Agreement is not completed on or prior to the Drag Completion Date, the Drag Notice shall lapse.

(iv)     The price for each Dragged Share shall: (a) be equal to the highest consideration offered for each Equity Security in the Company in the Sale Agreement; (b) be in the same form as that offered for each Equity Security in the Company in the Sale Agreement; and (c) shall be paid at the same time as the consideration is payable under the Sale Agreement (or, if later, on the Drag Completion Date) and shall be subject to the same payment terms.

(v)     For the avoidance of doubt, all Dragged Shareholders obligations under this Section 6.1 to Transfer the Dragged Shares shall apply regardless of whether the Dragged Shares are of the same class or type of Equity Securities of the Company which the Dragging Shareholders propose to Transfer, provided that, to the extent such a difference in class or type exists, the consideration payable to the Dragged Shareholders for the Dragged Shares shall be calculated as if all Equity Securities of the Company held by the applicable Dragging Shareholders and the Dragged Shareholders which will be subject to a Transfer under this Section 6.1 (assuming the Dragging Shareholders exercise their drag-along rights in full) had been converted into Class A Ordinary Shares on the date immediately prior to the date of the Drag Notice (to the extent not already in the form of Class A Ordinary Shares) at the conversion price which would be applicable on such date had such conversion occurred on such date.

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(vi)     Any Transfer by a Dragged Shareholder shall be made on substantially the same terms and conditions as described in the Sale Agreement. However, the Dragged Shareholders shall not be required to make any representation or warranty to the proposed transferee(s), other than as to good title to any Dragged Shares, absence of liens with respect to such Dragged Shares, customary representations and warranties concerning the Dragged Shareholder’s power and authority to undertake the proposed Transfer and the validity and enforceability of the Dragged Shareholder’s obligations in connection with it. If any or all Dragged Shareholders are required to provide any indemnity under the Sale Agreement, each Dragged Shareholder’s liability under such indemnity shall be several only and limited in amount to the proportion of its Dragged Shares that bears to the total number of Dragged Shares that are the subject of the Sale Agreement.

(vii)     The foregoing provisions of Section 6.1(i) through 6.1(vi) shall not apply to the extent that the price, in cash or cash equivalents, for each Dragged Share does not represent a fair market price for an arm’s length sale as determined by an independent expert, or is not in cash or cash equivalents.

(viii)     The obligations under this Section 6 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

6.2     Exempted Drag.

(i)     Notwithstanding anything to the contrary in Section 6.1, the Company, each Founder, IFC and AMC Funds confirm and agree that in the event the Company intends to take any action that authorizes or undertakes any Change of Control, pursuant to which, (i) not all of the Preferred Shares then held by IFC and AMC Funds are purchased or redeemed in cash and/or listed freely tradeable securities or (ii) the Person(s) to which such asset or securities of the Company or with which the Group Companies are to merge, consolidate or amalgamate in such a Change of Control is a Related Party (in each case, a “Special Sale Event”), the Company shall deliver a prior written notice to IFC and AMC Funds (the “Special Sale Notice”) for approval.

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(ii)     Within ten (10) Business Days upon the receipt of the Special Sale Notice (the “IFC /AMC Funds Notice Period”), IFC and AMC Funds shall provide a definitive written response to the Company that either (a) approves the Special Sale Event, or (b) reject (and including reasonable details of the reasons for such rejection) the Special Sale Event, in which event, (x) IFC and AMC Funds shall use their best efforts to collaborate with the Company and other Shareholders to discuss in good faith alternatives that help effect and achieve the goal of such relevant Change of Control, and, (y) in the event such alternative proves to be unfeasible or impracticable, the Company shall purchase and redeem, or cause to be purchased or redeemed for fair market value as agreed between the Company and IFC and AMC Funds, all of the Equity Securities of the Company then held by IFC and AMC Funds in cash and/or listed freely tradeable securities (“IFC/AMC Funds Exit Consideration”) at the same time as (and conditional upon) the closing of the Special Sale Event. The IFC/AMC Funds Exit Consideration shall be approved by Majority Series A Preferred Holders in accordance with this Agreement, provided that IFC and AMC Funds shall refrain from voting or be deemed to have abstained from voting. For the avoidance of doubt, approval for the Special Sale Event shall not be withheld by IFC or AMC Funds in the event that the Company has agreed to purchase and redeem, or cause to be purchased or redeemed, all of the Equity Securities of the Company then held by IFC and AMC Funds in cash and/or listed freely tradeable securities at the same time as (and conditional upon) the closing of the Special Sale Event; furthermore, any action taken by the Company pursuant this Section 6.2(ii) shall not in any event disproportionately and adversely affect other holders of Preferred Shares as compared to IFC or AMC Funds; furthermore, in the event IFC or AMC Funds fails to provide such definitive written response within the IFC/AMC Funds Notice Period, IFC or AMC Funds shall be deemed to have consented to the Special Sale Event and the Company and the Founders shall have the right to proceed with the Special Sale Event. For the purpose of this Section 6.2, “Related Party” means any Person (1) that holds a material interest in any Group Company; (2) in which any Group Company holds a material interest; (3) that is otherwise an Affiliate of the Company or any Person described in sub-paragraph (1) above; (4) who serves (or has within the past twelve (12) months served) as a director, officer or employee of the Company; or (5) who is a member of the family of any individual included in any of the foregoing. For the purpose of this definition, “material interest” shall mean a direct or indirect ownership of shares representing at least five percent (5%) of the outstanding voting power or equity of any Group Company.

6.3     Tag Along Right. If the Dragging Shareholders do not deliver the Drag Notice to any Tag Holders within ten (10) calendar days after entering into the Sale Agreement, such Tag Holder shall have the right (the “Tag-Along Right”) but not the obligation to require the Tag Transferee in a Drag Sale to purchase from such Tag Holder and its Affiliates, for the same consideration that would be payable to such Tag Holder had it been a Dragged Shareholder, up to all of the Equity Securities of the Company held by such Tag Holder and its Affiliates. The Tag-Along Right shall be exercisable by the Tag Holder by delivering a written notice of exercise of the Tag-Along Right to the Dragging Shareholders within ten (10) calendar days after the delivery of the Tag Notice specifying the number of Equity Securities of the Company (the “Tag Securities”) with respect to which it has elected to exercise the Tag-Along Right. The terms and conditions applicable to the Transfer by the Tag Holder pursuant to this Section 6.3 shall be the same as those applicable to a Dragged Shareholder pursuant to Section 6.2. If any Tag Holder has properly elected to exercise the Tag-Along Right, the number of Equity Securities (calculated on as-converted basis) proposed to be Transferred by each Dragging Shareholder shall be reduced by a number equal to (i) the number of Tag Securities (on an as-converted basis) multiplied by (ii) a fraction, the numerator of which is the total number of Equity Securities (on an as-converted basis) proposed to be Transferred by such Dragging Shareholder and the denominator of which is the total number of Equity Securities (on an as-converted basis) proposed to be transferred by all of the Dragging Shareholders. If any Tag Holder has properly elected to exercise the Tag-Along Right and the Tag Transferee fails to purchase the Equity Securities from such Tag Holder, the Dragging Shareholder(s) shall not consummate the Drag-Along Sale, and if purported to be made, such Drag-Along Sale shall be void.

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7.	Corporate Governance.

7.1     General Meeting.

(i)     Shareholders’ Meeting. From and after the date hereof, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders (the “Shareholders’ Meeting”), and shall take and procure the Company to take, all other actions necessary, to give effect to the provisions of this Agreement and to ensure the inclusion in the Articles of the rights and privileges of the Shareholders under this Agreement.

(ii)     Voting Rights.

(A)     Pursuant to the Subscription Agreement, the Ordinary Shares of the Company shall be re-classified into Class A Ordinary Shares and Class B Ordinary Shares immediately prior to the Closing. Each Ordinary Share directly or indirectly held by the Management Founder shall be re-designated to one (1) Class B Ordinary Share and each Ordinary Share held by other Shareholders shall be re-designated into one (1) Class A Ordinary Share.

(B)     Unless otherwise provided in this Agreement, the holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders. Unless otherwise expressly provided in this Agreement or the Articles, each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to vote at general meetings of the Company.

(C)     Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by such holder of the Class B Ordinary Share delivering a written notice to the Company, notifying that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

(D)     Any number of Class B Ordinary Shares directly or indirectly held by the Management Founder will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon any direct or indirect Transfer of such number of Class B Ordinary Shares by the Management Founder to any Person except that such transferee is the Management Founder’s parents, children or spouse, a company wholly owned by such persons, each acting in concert with the Management Founder, or trusts for the benefit of such persons or the Management Founder solely for bona fide estate planning purposes (collectively, the “Management Founder’s Special Transferees”).

(E)     Any conversion of a Class B Ordinary Share into a Class A Ordinary Share pursuant to this Agreement shall be effectuated by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share or such other means permitted by this Agreement or the Articles.

(F)     If the Management Founder and/or any Management Founder’s Special Transferee, directly or indirectly, obtains additional Class A Ordinary Shares in any manner (except for the Class A Ordinary Shares as being converted from Class B Ordinary Shares in accordance with Sections 7.1(ii)(C) or (D), such Class A Ordinary Shares shall be automatically converted into Class B Ordinary Shares upon their issuance or transfer to the Management Founder or any of the Management Founder’s Special Transferees.

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(G)     Except for voting rights and conversion rights as set out in Sections 7.1(ii)(A) to (E), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

(H)     Each Preferred Share shall be entitled to such number of votes equal to the number of Class A Ordinary Shares it may be converted into upon conversion made pursuant to this Agreement or the Articles.

(iii)     Matters Reserved to Shareholders’ Meeting. Subject to the compliance of the mandatory requirements under the Applicable Laws, the resolutions on the following matters (the “Matters Reserved to the Shareholders’ Meeting”) shall be, subject to Applicable Laws, passed by the Requisite Shareholders:

(A)     any amendment of the memorandum of association or articles of association or similar constitutional documents of the Company;

(B)     any alteration or changes to the rights, preferences or privileges of the Preferred Shares;

(C)     any liquidation, dissolution or winding up of the Company or any filing by or against the Company for the appointment of a receiver, liquidator, administrator or other form of external manager;

(D)     any merger, amalgamation, consolidation or other business combination of the Company or any Key Subsidiary or spinoff or any similar transaction involving the Company or any Key Subsidiary, except for any transaction referred to in Section 7.2(v)(G);

(E)     any change in the equity ownership of any Key Subsidiary which shall result in a change of Control of such Key Subsidiary (except for any such change in connection with any transaction referred to in Section 7.2(v)(G) of this Agreement), or any amendment (except for such amendment which does not affect the 100% control of the domestic companies by the applicable WFOE) or termination of, or waiver of any rights under, the Control Agreements;

(F)     any increase, decrease, cancellation, or alteration of the authorized share capital of the Company or any Key Subsidiary, except for (i) with respect to any Key Subsidiary, any of the foregoing events which does not result in any decrease of the Company’s direct or indirect shareholding percentage in such Key Subsidiary, or (ii) those in connection with any transaction referred to in Section 7.2(v)(G);

(G)     the creation, authorization or issuance (by reclassification or otherwise) of any class or series of securities or any other Equity Securities of the Company, excluding (a) any issuance of Class A Ordinary Shares upon conversion of the Preferred Shares or the Class B Ordinary Shares, (b) the issuance of Class A Ordinary Shares by the Company pursuant to the ESOP Plan and (c) any issuance of Equity Securities at each Subsequent Closing under the Subscription Agreement;

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(H)     any repurchase or redemption of any Equity Securities, other than those pursuant to, and in accordance with, (i) the ESOP Plan, (ii) the exercise of the Further Repurchase Authority as approved in the shareholders’ meeting of the Company on September 10, 2019, and (iii) Section 10 of Redemption Right under this Agreement;

(I)     any initial public offering of securities of any Group Company and the determination of the listing venue, timing and valuation and any other material terms of such offering;

(J)     any change in the total number of Directors of the Board appointed by the holders of Preferred Shares;

(K)     sale of all or substantially all of the assets of the Company or any of its Key Subsidiaries or any Change of Control;

(L)     any alteration, changing or cessation in Company’s Principal Business or any material change to the scope or nature of the Principal Business, or cessation of any business line of the Principal Business;

(M)     any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder to demand Registration of its Equity Securities of the Company; and

(N)     entering into any understanding, arrangement or agreement in respect of any of the foregoing matters.

provided, however, that, notwithstanding the foregoing, (1) any resolution that purports to amend, modify, change or remove IFC’s and/or AMC Funds’ redemption rights pursuant to the terms of this Agreement or the Articles, in each case through amendment or restatement of this Agreement or the Articles or otherwise, shall be passed by the Majority Shareholders with the affirmative votes of IFC and AMC Funds, (2) any resolution or action that would, or would reasonably be expected to, adversely affect the rights of any holder(s) of the Series A-15 Preferred Shares or any holder(s) of the Series A-16 Preferred Shares in a manner that is disproportionate to how such resolution or action would, or would reasonably be expected to, affect any other holder of Preferred Shares (other than any issuance of any new class of Equity Securities of the Company at a higher valuation with rights that are superior to those of the Series A-15 Preferred Shares or those of the Series A-16 Preferred Shares), shall require the prior written consent of the holder(s) of a majority of the Series A-15 Preferred Shares or the holder(s) of a majority of the Series A-16 Preferred Shares, as applicable.

Where any special resolution of the Company in a Shareholders Meeting is required to approve any of the matters specified in this Section 7.1(iii) and such matter has not received the prior written approval of the Requisite Shareholders, the Shareholders who vote against the resolution shall have the number of votes equal to the votes of all Shareholders who vote for the resolution plus one (1).

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7.2     Board of Directors.

(i)     Designation of Directors. The Board shall consist of up to five (5) Directors. The Management Founder shall have the right to appoint, remove or replace one (1) Director (the “Management Director”). The holders of a majority of Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-4 Preferred Shares, Series A-13 Preferred Shares and Series A-14 Preferred Shares (voting as a single class) shall have the right to appoint, remove or replace two (2) Directors; the holders of a majority of Series A-5 Preferred Shares, Series A-6 Preferred Shares, Series A-7 Preferred Shares, Series A-8 Preferred Shares, Series A-9 Preferred Shares, Series A-10 Preferred Shares, Series A-11 Preferred Shares and Series A-12 Preferred Shares (voting as a single class) shall have the right to appoint, remove or replace two (2) Directors (the Directors appointed pursuant to this sentence, the “Investor Directors”, and each an “Investor Director”).

(ii)     Board of the Company. Subject to Section 7.2(i), the Parties agree to take all necessary actions to cause each of the following candidates to be appointed as the Directors of the Company: (a) one (1) Management Director candidate nominated by the Management Founder; (b) three (3) Investor Director candidates each of which is to be nominated by each of Tencent, Sequoia and Lightspeed, respectively; and (c) an Investor Director candidate nominated by the holders of at least a majority of the Class A Ordinary Shares held by the HCB Founders indirectly through the HCB Founder Holding Companies and approved by the Management Founder.

Any Person or a group of Persons entitled to designate, appoint or nominate any individual to be elected as a Director of the Board pursuant to Section 7.2 (i) and the first paragraph of this Section 7.2 (ii) shall have the right to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote in support of the principle that a Director to the Board appointed pursuant to Section 7.2 (i) and the first paragraph of this Section 7.2 (ii) shall be removed from the Board with or without cause only upon the vote or written consent of such Shareholder entitled to appoint or nominate such Director pursuant to Section 7.2 (i) and the first paragraph of this Section 7.2 (ii), and each Shareholder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such Director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Director appointed pursuant to Section 7.2 (i) and the first paragraph of this Section 7.2 (ii), the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 7.2 (i) and this Section 7.2 (ii), as the Director whose seat was vacated.

(iii)     Subsidiary Board. Unless otherwise agreed by the Board, each Key Subsidiary shall, and the Parties shall cause each such Key Subsidiary to have a board of directors or similar governing body (the “Subsidiary Board”) with (i) its authorized size being the same as the authorized size as the Board at all times, and (iii) its members being the same Persons as the directors on the Board at all relevant times.

(iv)     Board Meetings. Meetings of the Board shall be held at least once every quarter and the Company shall serve seven (7) days’ prior written notice to each Board member prior to each meeting. The number of Directors necessary to constitute a quorum at any meeting of the Board shall be three (3) Directors. Notwithstanding the foregoing, if the number of Directors present fails to constitute a quorum on two (2) consecutive Board meetings and proper notices were given pursuant to the Articles for such meetings, with respect to such second Board meeting, it shall be reconvened at the same location and time as per the previous notice occurring on the same day two weeks thereafter (or at any time or venue as agreed by all Directors) and proper notice shall be given pursuant to this Agreement and the Articles for such reconvened Board meeting. If, at such reconvened meeting a quorum is not present within an hour from the time appointed for the meeting, then the Director(s) present shall constitute a quorum. Any Director who does not attend a meeting of the Board may participate in the meeting and vote via telephone conference.

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(v)     Board Resolutions. Unless as otherwise provided under this Agreement, the Articles or any Applicable Law, any resolutions of the Board shall be passed by at least three (3) affirmative votes of Directors including the affirmative vote of the Management Director. The following matters (the “Matters Reserved to the Board”) shall be, subject to Applicable Laws, decided by the Board:

(A)     making any capital commitment or expenditure in excess of US$100,000,000 in the aggregate during any consecutive twelve (12) month period, except to the extent as approved in the Annual Business Plan or in the ordinary course of business; for the avoidance of doubt, to the extent that any matter constitutes any other Matter Reserved to the Board, such matter shall not be construed as entirely or partially constituting the matter described in this Section 7.2(v)(A);

(B)     providing any loan in any form in excess of US$5,000,000 in a single transaction except in the ordinary course of business;

(C)     expanding or altering the Principal Business from that provided in the Annual Business Plan;

(D)     sale, transfer or disposal or license of the material assets (for the avoidance of doubt, excluding any equity or similar interests held by any Key Subsidiary in any other entities) or intellectual property rights of the Company or any Key Subsidiary in the ordinary course of business and in excess of US$100,000,000 in the aggregate during any consecutive 12-month period;

(E)     any acquisition by the Company or any Key Subsidiary of another entity or material assets of another entity in excess of US$100,000,000 in a single transaction, provided that if the purchase price of any such transaction is greater than US$50,000,000 but less than US$100,000,000, the Company shall notify each Director of such transaction in writing no later than ten (10) days before entering into the definitive transaction agreements thereof;

(F)     any liquidation, dissolution or winding up of any Key Subsidiary or any filing by or against any Key Subsidiary for the appointment of a receiver, liquidator, administrator or other form of external manager;

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(G)     any equity financing or convertible loan financing of (i) a wholly-owned Subsidiary (including any domestic company that has entered into Control Agreements with any wholly-owned Subsidiary of the Company, as a result of which the Company has 100% control over such domestic company) of the Company that does not engage in any Principal Business with the financing amount exceeding US$50,000,000 in a single transaction, or (ii) a Subsidiary not wholly owned or 100% controlled by the Company that does not engage in any Principal Business with the financing amount exceeding US$100,000,000 in a single transaction; for the avoidance of doubt, (i) any financing of any company that is not a Subsidiary of the Company shall not be subject to any approval of the Shareholders or the Board; and (ii) any equity financing or convertible loan financing of any Subsidiary (whether wholly or not wholly owned by the Company) of the Company that does not engage in any Principal Business shall be only subject to the governance rules set out in this Section 7.2(v)(G) and the Management Authority (as defined below), and such matter shall not be construed as entirely or partially constituting any Matter Reserved to the Shareholders or any other Matter Reserved to the Board;

(H)     providing any guarantee for the benefit of any third party other than the Group Companies or creation, incurrence, assumption or permission to exist any mortgage, pledge, charge, lien or other encumbrance on, any assets of the Company or any Key Subsidiary in excess of US$50,000,000 in the aggregate during any consecutive 12-month period except in the ordinary course of business;

(I)     except for any transaction in connection with (i) any equity financing of any Subsidiary which does not engage in any Principal Business or (ii) any investment in any third party by the Company or any of its Subsidiaries, in each case on an arm’s length basis, any related party transaction between the Company or any Key Subsidiary on the one hand, and any director, officer, employee, shareholder or any of their respective Affiliates of the Company or any Key Subsidiary on the other hand, in excess of US$1,000,000 in the aggregate during any consecutive 12-month period;

(J)     approving or amending the Annual Business Plan of the Company or any material deviation from the Annual Business Plan;

(K)     entering into any joint venture or material alliance with a third party, or investing in any third party, with an investment amount in excess of US$100,000,000 in a single transaction, provided that if the investment amount of any such transaction is greater than US$50,000,000 but less than US$100,000,000, the Company shall notify each Director of such transaction in writing no later than ten (10) days before entering into the definitive transaction agreements thereof;

(L)     the appointment and change of auditors of and any material change in the accounting policies of the Company;

(M)     declaring dividend or approving any dividend policy;

(N)     any change to the number of Equity Securities reserved for the ESOP Plan; the adoption of or any amendment to the terms of the ESOP Plan and grant of any options or restricted stock units under the ESOP Plan (for the avoidance of doubt, the administrator of the ESOP Plan is authorized to establish new trust arrangement or adjust the existing trust arrangement with respect to the ESOP Shares for the tax planning purpose);

(O)     incurrence of any indebtedness in the ordinary course of business (other than in connection with the financial service business of relevant Group Members) in excess of US$ 100,000,000 in the aggregate during any consecutive 12-month period, except to the extent as approved in the Annual Business Plan;

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(P)     establishment of any special committee pursuant to Section 7.3;

(Q)     any amendment of the memorandum of association or articles of association or similar constitutional documents of any Key Subsidiaries, except in connection with any equity financing of any Subsidiary which does not engage in any Principal Business; and

(R)     entering into any understanding, arrangement or agreement in respect of any of the foregoing matters.

(vi)     Directors’ Access. Each Director shall be entitled to examine the books and accounts of the Company and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of the Company or any Group Company. The Company shall provide such information relating to the business affairs and financial position of the Company as any Director may reasonably require.

7.3     Special Committees. The Board may establish a strategy committee, a compensation committee, an audit committee or any other special committee as it reasonably deems necessary, each of which shall provide advice and assistance to the Board on matters with respect to business strategy, compensations, internal audit and other material matters of the Company. Each of the chairman of the compensation committee and the audit committee shall be an Investor Director.

7.4     Management.

(i)     Group CEO. Prior to the Company’s IPO, the Group CEO can be appointed and removed by approval or consent of (i) Shareholders holding at least 3/4 of the outstanding Ordinary Shares (excluding the Ordinary Shares directly or indirectly held by the Group CEO and any Ordinary Shares convertible or converted from any Preferred Shares) and (ii) Shareholders holding at least 3/4 of the outstanding Preferred Shares. Upon and after the consummation of the Company’s IPO, so long as the Management Founder directly or indirectly holds at least 9,636,107 Shares (representing 1% of the Ordinary Shares held by the Management Founder prior to the Closing) (as adjusted for Recapitalizations), he shall be the Group CEO (the “Group CEO”), provided that, if and to the extent that (A) the Management Founder has been convicted of a felony or any crime involving fraud or misrepresentation or violation of applicable securities laws and such conviction causes (x) the Management Founder unable to perform his duty as the Group CEO for consecutive six months as well as (y) a material adverse effect to the Group (taken as a whole), or (B) the Management Founder directly or indirectly holds less than 9,636,107 Shares, the Board shall have the right, by way of the consent of a simple majority, to appoint a successor to replace the Management Founder as the Group CEO.

(ii)     Except for the Matters Reserved to the Shareholders’ Meeting and the Matters Reserved to the Board under this Agreement, the Board shall delegate to the management of the Company (the “Management Authority”) the power to determine all matters of the Group Companies, to the extent permitted by Applicable Laws.

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8.	Dividend.

8.1     No dividend, whether in cash, in property or in shares of the Company, shall be paid on any class of Shares other than the Preferred Shares, unless and until a preferential dividend in cash is, in advance, paid in full in accordance with Section 8.2, Section 8.3 and Section 8.4 below.

8.2     Each holder of the Series A-16 Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) per annum of the Series A-16 Original Purchase Price (as adjusted for any Recapitalizations) for each of its Series A-16 Preferred Shares calculated from the applicable date on which the Company received the full subscription price for such Series A-16 Preferred Share from such holder of the Series A-16 Preferred Shares , prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares other than the Series A-16 Preferred Shares or the Ordinary Shares. Such dividends on Series A-16 Preferred Shares shall be payable if, as and when declared by the Board.

8.3     After the holders of the Series A-16 Preferred Shares have received their preferential dividends, each holder of the Series A-15 Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) per annum of the Series A-15 Original Purchase Price (as adjusted for any Recapitalizations) for each of its Series A-15 Preferred Shares calculated from the applicable date on which the Company received the full subscription price for such Series A-15 Preferred Share from such holder of the Series A-15 Preferred Shares, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Shares other than the Series A-15 Preferred Shares or the Ordinary Shares. Such dividends on Series A-15 Preferred Shares shall be payable if, as and when declared by the Board.

8.4     After the holders of the Series A-15 Preferred Shares and the Series A-16 Preferred Shares have received their preferential dividends, each holder of the Series A Preferred Shares other than the Series A-15 Preferred Shares and the Series A-16 Preferred Shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative annual dividends at the simple rate of eight percent (8%) per annum of the applicable Series A Original Purchase Price for each of its Series A Preferred Shares (as adjusted for any Recapitalizations) calculated from the Effective Time, payable if, as and when declared by the Board.

8.5     After the holders of the Preferred Shares have received their priority dividends, the holders of the Preferred Shares shall also be entitled to participate pro rata (on an as-converted basis) together with the holders of the Ordinary Shares in any dividends set aside for or paid to in any fiscal year the holders of Ordinary Shares.

8.6     This Section 8 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

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9.	Liquidation Rights.

9.1     Liquidation Preference.

(i)     Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”), all assets and funds of the Company legally available for distribution to the Shareholders shall be distributed to the Shareholders as follows:

(A)     First, each holder of the Series A-16 Preferred Shares shall be entitled to receive, on parity with each other holder of the Series A-16 Preferred Shares and on a pro rata basis, an amount equal to the Preferred Liquidation Amount of the Series A-16 Preferred Shares for each of such holder’s Series A-16 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-16 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-16 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 9.1(i)(A)

(B)     Second, after each holder of the Series A-16 Preferred Shares has received the Preferred Liquidation Amount for all of its Series A-16 Preferred Shares, each holder of the Series A-15 Preferred Shares shall be entitled to receive, on parity with each other holder of the Series A-15 Preferred Shares and on a pro rata basis, an amount equal to the Preferred Liquidation Amount of the Series A-15 Preferred Shares for each of such holder’s Series A-15 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 9.1(i)(B).

(C)     Third, after each holder of the Series A-16 Preferred Shares and the Series A-15 Preferred Shares has received the Preferred Liquidation Amount for all of its Series A-16 Preferred Shares or Series A-15 Preferred Shares, each holder of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares shall be entitled to receive, on parity with each other and on a pro rata basis, an amount equal to the Preferred Liquidation Amount of such holder’s Series A Preferred Shares for each of such holder’s Series A Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 9.1(i)(C).

(D)     Fourth, after each holder of the Series A Preferred Shares has received the Preferred Liquidation Amount of such holder’s Series A Preferred Shares for all of such holder’s Series A Preferred Shares, each holder of the Series A-16 Preferred Shares shall be entitled to receive for each of its Series A-16 Preferred Shares, on parity with each other holder of the Series A-16 Preferred Shares and on a pro rata basis, an amount equal to the difference between the Series A-16 Preference Amount and the Preferred Liquidation Amount of the Series A-16 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-16 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-16 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 9.1(i)(D).

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(E)     Fifth, after each holder of the Series A-16 Preferred Shares has received the Series A-16 Preference Amount for all of its Series A-16 Preferred Shares, each holder of the Series A-15 Preferred Shares shall be entitled to receive for each of its Series A-15 Preferred Shares, on parity with each other holder of the Series A-15 Preferred Shares and on a pro rata basis, an amount equal to the difference between the Series A-15 Preference Amount and the Preferred Liquidation Amount of the Series A-15 Preferred Shares. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 9.1(i)(E).

(F)     Sixth, after each holder of the Series A-16 Preferred Shares and the Series A-15 Preferred Shares has received the Series A-16 Preferred Shares Preference Amount and the Series A-15 Preference Amount for all of its Series A-16 Preferred Shares or Series A-15 Preferred Shares, each holder of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares shall be entitled to receive for each of its Series A Preferred Share, on parity with each other holder of the Series A Preferred Shares (other than the holders of the Series A-16 Preferred Shares and the Series A-15 Preferred Shares) and on a pro rata basis, an amount equal to the difference between the Series A Preference Amount and the Preferred Liquidation Amount (in each case, with respect to each applicable Series A Preferred Share (other than the Series A-16 Preferred Share and the Series A-15 Preferred Share)). If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, then such assets shall be all distributed among the holders of the Series A Preferred Shares other than the Series A-16 Preferred Shares and the Series A-15 Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon pursuant to this Section 9.1(i)(F).

(G)     After distribution or payment in full of the Series A Preference Amount, the remaining assets of the Company available for distribution shall be distributed ratably among all the Shareholders in proportion to the number of the outstanding Class A Ordinary Shares held by them (calculated on an as-converted basis).

(ii)     Notwithstanding any provision to the contrary in this Section 9.1, if the Company’s total valuation implies a per share price of the Company’s Shares on as-converted basis (as adjusted for any Recapitalizations) of no less than 150% of the Series A-16 Original Purchase Price in any Liquidation Event, then all proceeds resulting from such Liquidation Event shall be distributed ratably among the Shareholders, in accordance with the number of the Class A Ordinary Shares held by such holder (calculated on an as-converted basis).

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9.2     Liquidation on Change of Control. A Change of Control shall be treated as a Liquidation Event pursuant to Section 9.1 unless it (x) is waived by the Requisite Shareholders or (y) is a Drag-Along Sale. All the proceeds or consideration received as a result of a Change of Control shall be distributed pursuant to Section 9.1. In the event of a Change of Control, if the consideration received by the Company is other than cash, the value of such non-cash consideration will be deemed its fair market value. Any securities shall be valued as follows:

(i)     Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 9.2(i) below:

(A)     if traded on a securities exchange or through the Qualified Exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30)-day period ending three (3) days prior to the closing;

(B)     if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day-period ending three (3) days prior to the closing; and

(C)     if there is no active public market, the value shall be the fair market value thereof, as determined by the Board acting in good faith, subject to the approval of the Majority Shareholders.

(ii)     The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined pursuant to subparagraphs (A), (B) and (C) above to reflect the approximate fair market value thereof, as determined by the Board, subject to the approval of the Majority Shareholders.

9.3     Liquidation Notice. Written notice of any Liquidation Event, stating a record date or date on which a record shall be taken with respect to such Liquidation Event shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) days prior to the record date stated therein, by the Company to the holders of the Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Company.

9.4     Termination of Liquidation Rights. The Liquidation Rights provided in this Section 9 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

10.     Redemption Right. The Preferred Shares acquired by the Company pursuant to this Section 10 shall be cancelled and shall not be reissued. For the purpose of this Section 10, the General Redemption Right and the Series A-16 Redemption Right (both as defined below) are collectively referred to as the “Redemption Right”. Any holder of the Preferred Shares exercising the Redemption Right shall be referred to as the “Redemption Requesting Holders”. Any written request delivered by any holder of Preferred Shares to request the Company to redeem any Preferred Shares pursuant to this Section 10 shall be referred to as the “Redemption Request”.

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10.1     General Redemption Right. At any time after the failure by the Company to complete a Qualified IPO on or before December 31, 2023, each holder of the Preferred Shares may, by written request to the Company, request the Company to redeem any or all of the outstanding Preferred Shares held by such holder in accordance with the terms and conditions under this Section 10 (the “General Redemption Right”).

10.2     Series A-16 Redemption Right. If the general meeting of the Company has approved the Company to carry out an IPO and the pre-money valuation of the Company of such IPO may not meet the Company’s pre-money valuation standard of a Qualified IPO, without prejudice to its General Redemption Right, each holder of the Series A-16 Preferred Shares who does not vote for such IPO in the general meeting shall have the right to send a written request to the Company (the “Series A-16 Redemption Request”) within 30 days after its receipt of the result of such general meeting to request the Company to redeem any or all of its outstanding Series A-16 Preferred Shares (the “Series A-16 Redemption Right”) in accordance with the terms and conditions under this Section 10. If after the general meeting of the Company has approved the Company to carry out an IPO (a Qualified IPO or otherwise), the Company subsequently becomes aware that the IPO it will complete may not meet the Company’s pre-money valuation standard of the requirements in the IPO plan as approved by the general meeting, the Board shall as soon as practically possible notify all shareholders of such information in writing and seek the consent of the Requisite Shareholders to an amended IPO plan (the “Non-qualified IPO Notice”). If the amended IPO plan contemplates an IPO that may not meet the Company’s pre-money valuation standard of a Qualified IPO, any holder of Series A-16 Preferred Shares shall have the right to, within five (5) Business Days following its receipt of the Non-qualified IPO Notice, send a written request to the Company to request the Company to redeem any or all of its outstanding Series A-16 Preferred Shares in accordance with the terms and conditions under this Section 10.

10.3     Redemption Request. The Redemption Request shall be given by hand or by mail to the registered office of the Company, or by fax or email in accordance with the contact information set forth in Exhibit B at least sixty (60) days prior to the date set forth therein on which such Preferred Shares, as the case may be, are to be redeemed (and with respect to the Redemption Request given pursuant to Section 10.2, also within the time period as set forth under Section 10.2). If any holder of the Preferred Shares exercises its General Redemption Right pursuant to Section 10.1, the Company shall notify other holders of the Preferred Shares of the same within ten (10) days after receipt of the Redemption Request, and such holders may within ten (10) days thereafter elect to tag along with such Redemption Requesting Holders and request the Company to redeem any or all of the outstanding Preferred Shares held by them. Notwithstanding anything to the contrary contained in this Section 10, the Series A-16 Redemption Right may only be exercised by the holders of the Series A-16 Preferred Shares. The Preferred Shares which are requested for redemption by the Company pursuant to this Section 10 are hereinafter referred to as the “Redemption Shares”.

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10.4     Redemption Price. Following receipt of the Redemption Request, the Company shall within thirty (30) calendar days thereafter give written notice (the “Redemption Notice”) to all holders of Redemption Shares, at the address last shown on the records of the Company for such holder. Such Redemption Notice shall specify the Redemption Date, and shall direct such holder to submit their share certificates (or an affidavit in respect of any lost certificates) to the Company on or before the Redemption Date. The redemption price for each of the Redemption Shares (with respect to each series of the Redemption Shares, the applicable “Redemption Price”) redeemed pursuant to this Section 10 shall be equal to (i) one hundred and thirty percent (130%) of the applicable Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such Redemption Share of the Redemption Requesting Holders (in the case that the Redemption Shares are not the Series A-16 Preferred Shares); or (ii) the Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus an amount equal to a simple rate of 10% per annum for the Series A-16 Original Purchase Price, calculated for a period of time commencing from the date on which the consideration for such Redemption Shares are fully paid to the Company pursuant to the Subscription Agreement and ending on the date that the Preferred Redemption Amount is paid in full by the Company, which in total shall be no more than one hundred and thirty percent (130%) of the Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such Redemption Share of the Redemption Requesting Holders (in the case that the Redemption Shares are the Series A-16 Preferred Shares).

10.5     Redemption Date. The redemption of any Redemption Shares pursuant to this Section 10 shall take place within thirty (30) days of the date of the Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Redemption Shares and the Company may mutually agree in writing (each, a “Redemption Date”). At a Redemption Date, subject to Applicable Laws, the Company shall, from any source of assets or funds legally available therefor, redeem each Redemption Share that has been submitted for redemption by paying in cash therefor the Redemption Price, against surrender by such holder at the Company’s principal office of the certificate representing such Share (or an affidavit in respect of any lost certificates). From and after a Redemption Date, if the Redemption Price has been received in full by the holders of the Redemption Shares, all rights of such holder shall cease with respect to such Redemption Shares, and such Redemption Shares shall be cancelled and not thereafter be transferred or be deemed outstanding for any purpose whatsoever.

10.6     IFC/AMC Funds Redemption Right. Notwithstanding anything to the contrary contained herein, at any time after any material breach or violation by the Company of any of its obligations contained in Section 15.11 and if such breach or violation is incapable of being cured (in the reasonable opinion of IFC and AMC Funds) or, if such breach or violation is capable of being cured (in the reasonable opinion of IFC and AMC Funds) but has not been cured within one hundred and twenty (120) days following the Company’s knowledge of such breach or violation, IFC and/or AMC Funds may, by written request to the Company (the “IFC/AMC Funds Request Notice”), require the Company to (i) waive the Company’s Right of First Refusal contemplated under Section 5.3, or (ii) redeem any or all of the outstanding Equity Securities of the Company held by such holders thereof, as the case may be, in accordance with the terms of this Section 10. The Equity Securities which are requested for redemption by the Company pursuant to this Section 10.6 are hereinafter referred to as the “IFC/AMC Funds Redemption Shares”. The IFC/AMC Funds Request Notice shall be given by hand or by mail to the registered office of the Company, or by fax or email in accordance with the contact information set forth in Exhibit B at least sixty (60) days prior to the date set forth therein on which such IFC/AMC Funds Redemption Shares, as the case may be, are to be redeemed. The redemption price for each of the IFC/AMC Redemption Shares (the “IFC/AMC Funds Redemption Price”) redeemed pursuant to this Section 10.6 shall be equal to one hundred and thirty percent (130%) of the applicable Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such Redemption Share. The redemption of any IFC/AMC Funds Redemption Shares pursuant to this Section 10.6 shall take place on the proposed redemption date set forth in the IFC/AMC Funds Request Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their IFC/AMC Funds Redemption Shares and the Company may mutually agree in writing (each, an “IFC/AMC Funds Redemption Date”). Section 10.5 shall apply, mutatis mutandis, to the redemption of the IFC/AMC Redemption Shares.

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10.7     SVF Redemption Right. Notwithstanding anything to the contrary contained herein, at any time after any material breach or violation by the Company of any of its obligations contained in Section 15.5, if such breach or violation is incapable of being cured (in the reasonable opinion of SVF), or if such breach or violation is capable of being cured (in the reasonable opinion of SVF) but has not been cured within such one hundred and twenty (120) day period, then SVF may, by written request to the Company (the “SVF Special Request Notice”), require the Company to, at the option of SVF, either (A) waive the Company Right of First Refusal contemplated under Section 5.3 or (B) redeem any or all of the outstanding Equity Securities of the Company held by SVF, as the case may be, in accordance with the terms of this Section 10. The Equity Securities which are requested for redemption by the Company pursuant to this Section 10.7 are hereinafter referred to as the “SVF Special Redemption Shares”. The SVF Special Request Notice shall be given by hand or by mail to the registered office of the Company, or by fax or email in accordance with the contact information set forth in Exhibit B at least sixty (60) days prior to the date set forth therein on which such SVF Special Redemption Shares, are to be redeemed. The redemption price for each of the SVF Special Redemption Shares (the “SVF Special Redemption Price”) redeemed pursuant to this Section 10.7 shall be equal to (i) one hundred and thirty percent (130%) of the Series A-15 Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such SVF Redemption Share (for Redemption Shares that are Series A-15 Preferred Shares) and (ii) the applicable Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus a simple rate of 10% per annum for the applicable Series A-16 Original Purchase Price, calculated for a period of time commencing from the date on which the consideration for such Redemption Shares are fully paid to the Company pursuant to the Subscription Agreement and ending on the date that the Preferred Redemption Amount is paid in full by the Company, which in total shall be no more than one hundred and thirty percent (130%) of the applicable Series A-16 Original Purchase Price (as adjusted for Recapitalizations), plus all dividends declared but unpaid with respect to each such SVF Redemption Share (for Redemption Shares that are Series A-16 Preferred Shares). The redemption of any SVF Special Redemption Shares pursuant to this Section 10.7 shall take place on the proposed redemption date set forth in the SVF Funds Request Notice at the offices of the Company, or such earlier date or other place as SVF and the Company may mutually agree in writing (each, an “SVF Special Redemption Date”). Section 10.5 shall apply, mutatis mutandis, to the redemption of the SVF Special Redemption Shares.

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10.8     Tagged Redemption Right. Within three (3) Business Days following receipt of any SVF Special Request Notice from SVF under Sections 10.7, the Company shall send a written notice (such notice, a “Special Redemption Notice”) to Permira specifying receipt of the SVF Special Request Notice, the number of the Redemption Shares and the Company’s violation specified in the SVF Special Request Notice. Permira shall have the right to, by written request to the Company within 15 days after the receipt of the Special Redemption Notice, request the Company to redeem any or all of the outstanding Equity Securities of the Company held by Permira at applicable Redemption Price set forth in Section 10.4 (the “Tagged Redemption Right”). The Equity Securities which are requested for redemption by the Company pursuant to this Section 10.8 are hereinafter referred to as the “Permira Redemption Shares”.

10.9     Insufficient Funds of the Redemption Price.

(i)     If the Company fails to pay in full all the Redemption Price, the IFC/AMC Funds Redemption Price or the SVF Special Redemption Price (as the case may be) with respect to each Redemption Share, the IFC/AMC Funds Redemption Share, the SVF Special Redemption Share or the Permira Redemption Shares (as the case may be) at a Redemption Date, IFC/AMC Funds Redemption Date or SVF Special Redemption Date (as the case may be) because its assets or funds which are legally available on such date are insufficient or for any other reason, or if the Company is otherwise prohibited by Applicable Laws from making such redemption, (a) the Company shall, and each Shareholder shall approve the Company to, use its best efforts to increase the assets and funds which are legally available and to alleviate any other reason (including selling its assets and taking all other actions permitted under Applicable Law) and (b) those assets or funds which are legally available (the “Redemption Funds”) shall be paid and applied on the Redemption Date, IFC/AMC Funds Redemption Date or SVF Special Redemption Date (as the case may be) in the following order and manner:

(A)     If the holders of Series A-16 Preferred Shares exercised the Redemption Right (regardless of whether they are the Redemption Requesting Holders or are tagging along with other Redemption Requesting Holders, including SVF in the event that SVF exercises the SVF Redemption Right under Section 10.7 for the Series A-16 Preferred Shares held by it, and including that Permira exercises the Tagged Redemption Right under Section 10.8 for the Series A-16 Preferred Shares held by Permira), the Redemption Funds shall first be distributed ratably among holders of Series A-16 Preferred Shares in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) to pay for an amount up to the Preferred Redemption Amount for each Series A-16 Preferred Share.

(B)     Subject to Section 10.9(i)(A), and after the holders of Series A-16 Preferred Shares have received in full its Preferred Redemption Amount under Section 10.9(i)(A), IFC and/or AMC Funds, when exercising its redemption rights pursuant to Section 10.6 and SVF, when exercising its redemption rights (for the Series A-15 Preferred Shares held by it) pursuant to Section 10.7, shall have the right to receive an amount up to the Preferred Redemption Amount for each IFC/AMC Funds Redemption Share or SVF Special Redemption Share, as the case may be, before any Redemption Funds may be paid to any other Shareholder, provided that, if IFC and/or AMC Funds exercised their redemption rights pursuant to Section 10.6 and SVF exercised its redemption right (for the Series A-15 Preferred Shares held by it) pursuant to Section 10.7, and the Redemption Funds are insufficient to pay in full the Preferred Redemption Amount to IFC and/or AMC Funds and SVF, then the Redemption Funds shall be distributed ratably among IFC and/or AMC Funds and SVF (for the Series A-15 Preferred Shares held by it) in accordance with the number of Class A Ordinary Shares held by them (calculated on an as-converted basis, and with respect to SVF, only the Class A Ordinary Shares convertible from the Series A-15 Preferred Shares held by it may be calculated) to pay for their Preferred Redemption Amounts.

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(C)     Subject to Section 10.9(i)(B), and after IFC and/or AMC Funds and SVF have received in full its Preferred Redemption Amount under Section 10.9(i)(B), if the holders of Series A-15 Preferred Shares exercise the Redemption Right (regardless of whether they are the Redemption Requesting Holders or are tagging along with other Redemption Requesting Holders), the Redemption Funds shall be distributed ratably among holders of Series A-15 Preferred Shares (other than SVF to the extent that SVF has received in full its Preferred Redemption Amount and IFC and/or AMC Funds to the extent that IFC and/or AMC Funds have received in full its Preferred Redemption Amount) in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) to pay for an amount up to the Preferred Redemption Amount for each Series A-15 Preferred Share.

(D)     Subject to Section 10.9(i)(C), and after payment in full of the Preferred Redemption Amount for each Series A-15 Preferred Share under Section 10.9(i)(C), the Redemption Funds shall then be distributed ratably among the remaining holders of Redemption Shares (other than IFC/AMC Funds to the extent that IFC/AMC Funds have received in full its Preferred Redemption Amount) to pay for an amount up to the Preferred Redemption Amount for each Redemption Share held by such remaining holders, in accordance with the number of the Class A Ordinary Shares held by such holders (calculated on an as-converted basis).

(E)     After payment in full of the Preferred Redemption Amount to the Redemption Requesting Holders, IFC and/or AMC Funds and/or SVF (as the case may be), the Redemption Funds shall then be distributed ratably among holders of Series A-16 Preferred Shares, in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) until the Redemption Price for each Redemption Shares has been paid in full.

(F)     Subject to Section 10.9(i)(E), and after payment in full of the Preferred Redemption Price to holders of Series A-16 Preferred Shares pursuant to Section 10.9(i)(E), the Redemption Funds shall then be distributed ratably among IFC and/or AMC Funds (if IFC and/or AMC Funds have exercised their redemption rights pursuant to Section 10.6) and SVF (if SVF has exercised its redemption rights (for the Series A-15 Preferred Shares held by it) pursuant to Section 10.7), in accordance with the number of the Class A Ordinary Shares held by them (calculated on as-converted basis) until the IFC/AMC Funds Redemption Price for each IFC/AMC Funds Redemption Share (if applicable) and/or SVF Special Redemption Price (for the Series A-15 Preferred Shares held by it) for each SVF Special Redemption Share (if applicable) have been paid in full.

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(G)     Subject to Section 10.9(i)(F), and after payment in full of the IFC/AMC Funds Redemption Price for each IFC/AMC Funds Redemption Share (if applicable) and/or SVF Special Redemption Price for each SVF Special Redemption Share (if applicable), the Redemption Funds shall then be distributed ratably among holders of Series A-15 Preferred Shares (other than SVF to the extent that SVF has received in full the SVF Special Redemption Price and IFC and/or AMC Funds to the extent that IFC and/or AMC Funds have received in full the IFC/AMC Funds Redemption Price), in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis) until the Redemption Price for each Redemption Shares has been paid in full.

(H)     Subject to Section 10.9(i)(G), and after payment in full of the aggregate Redemption Price for the Series A-15 Preferred Shares, any remaining Redemption Funds shall then be distributed ratably among the remaining holders of Redemption Shares (other than IFC/AMC Funds to the extent that IFC and/or AMC Funds have received in full the IFC/AMC Funds Redemption Price), in accordance with the number of Class A Ordinary Shares held by such holders (calculated on an as-converted basis).

(ii)     All assets or funds of the Company that become legally available for the redemption of Shares thereafter shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due in accordance with Section 10.4, Section 10.6 and Section 10.7 and Section 10.8 above. Subject to Applicable Laws, each Group Company shall transfer its assets and funds to the Company to enable the Company to satisfy its obligations under this Section 10.

(iii)     Without limiting any rights of the holders of the Redemption Shares, the IFC/AMC Funds Redemption Shares, the SVF Special Redemption Shares or the Permira Redemption Shares, as the case may be, which are set forth in the Articles, this Agreement or are otherwise available under Applicable Laws, the balance of any Redemption Shares, IFC/AMC Funds Redemption Shares, SVF Special Redemption Shares or the Permira Redemption Shares, as the case may be, subject to redemption hereunder with respect to which the Company has become obligated to pay the Redemption Price, the IFC/AMC Funds Redemption Price, the SVF Special Redemption Price or Permira’s Redemption Price under Section 10.8, as the case may be, but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including the rights to preferential dividends) which such Redemption Shares, IFC/AMC Funds Redemption Shares, SVF Special Redemption Shares or the Permira Redemption Shares, as the case may be, had prior to such date, until the Redemption Price, IFC/AMC Funds Redemption Price, SVF Special Redemption Price or Permira’s Redemption Price under Section 10.8, as the case may be, has been paid in full with respect to such Redemption Shares, IFC/AMC Funds Redemption Shares, SVF Special Redemption Shares or Permira Redemption Shares, as the case may be.

10.10     Termination of Redemption Rights. The Redemption Rights provided in this Section 10 shall be terminated upon the consummation of a Qualified IPO or any other initial public offering involving any of the Group Companies.

11.     Conversion Right. The holders (the “CR Holders”) of the Preferred Shares (the “CR Shares”) shall have the following rights described below with respect to the conversion of such CR Shares into Class A Ordinary Shares.

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11.1     Optional Conversion.

(i)     Each CR Holder shall be entitled to convert any or all of its CR Shares at any time, without the payment of any additional consideration, into such number of fully paid and non-assessable Class A Ordinary Shares per CR Share, determined as follows. The number of Class A Ordinary Shares to which a holder shall be entitled upon conversion of any CR Share shall be equal to the applicable Original Purchase Price for such CR Share Price divided by the then-effective applicable Conversion Price for such CR Share. The initial Conversion Price of each Series A Preferred Share shall be equal to the applicable Original Purchase Price for such Share. For the avoidance of doubt, the initial conversion ratio for CR Shares to Class A Ordinary Shares shall be 1:1, subject to adjustments of the Conversion Price, as set forth below, provided that the Conversion Price shall not be less than the par value of the Class A Ordinary Shares. Such conversion shall be effected by the redemption of the CR Shares each at the applicable Original Purchase Price, and the application of the proceeds thereof in consideration for the issue to the relevant holder of the appropriate number of Class A Ordinary Shares at the Conversion Price. All rights incidental to the CR Shares (including the rights to any declared but unpaid dividends) shall terminate automatically upon any conversion of such CR Shares into Class A Ordinary Shares.

(ii)     The CR Holder who desires to convert its CR Shares into Class A Ordinary Shares shall surrender the certificate or certificates therefor (or an affidavit in respect of any lost certificates), duly endorsed, at the office of the Company or any transfer agent for the CR Shares, and shall give written notice to the Company at such office that such CR Holder has elected to convert such CR Shares. Such notice shall state the number of the CR Shares being converted. Thereupon, the Company shall promptly (and in any event within five (5) Business Days) issue and deliver to such CR Holder at such office a certificate or certificates for the number of Class A Ordinary Shares to which the CR Holder is entitled and shall update the register of members accordingly. No fractional Class A Ordinary Shares shall be issued upon conversion of the CR Shares, and the number of Class A Ordinary Shares to be so issued to a CR Holder upon the conversion of such CR Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole Class A Ordinary Share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates (or an affidavit in respect of any lost certificates) representing the CR Shares to be converted and when the register of members is updated, and the holder entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Ordinary Shares on such date.

11.2     Automatic Conversion.

(i)     Each CR Share shall automatically be converted into the appropriate number of fully-paid, non-assessable Class A Ordinary Shares at the then-effective and applicable Conversion Price upon the earlier of: (a) immediately prior to the consummation of a Qualified IPO, or (b) the written consents of Majority Series A Preferred Holders, provided that (i) the conversion of Series A-16 Preferred Shares into Class A Ordinary Shares under this Section 11.2 shall require the prior written approval of the holder(s) of a majority of the Series A-16 Preferred Shares, and (ii) the conversion of Series A-15 Preferred Shares into Class A Ordinary Shares under this Section 11.2 shall require the prior written approval of the holder(s) of a majority of the Series A-15 Preferred Shares. Any automatic conversion of CR Shares made pursuant to this Section 11.2 shall be effected automatically by the redemption of the requisite number of CR Shares at the applicable Original Purchase Price and the issuance of the appropriate number of Class A Ordinary Shares at the then-effective Conversion Price.

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(ii)     In the event of an automatic conversion of the CR Shares pursuant to Section 11.2(i), all outstanding CR Shares shall be converted automatically without any further action by the CR Holders and whether or not the certificates representing such CR Shares are surrendered to the Company or its transfer agent in respect of such class or series of CR Shares. The Company shall give notices to the CR Holders of an automatic conversion at least twenty (20) Business Days prior to the date of conversion and as soon as practicable following the written consents required under Section 11.2(i) above. The Company shall not issue certificates in respect of any Class A Ordinary Shares into which the CR Shares have been converted upon automatic conversion unless the certificates in respect of the CR Shares so converted are either delivered to the registered office of the Company or to the office of its transfer agent in respect of such CR Shares or the CR Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

11.3     Adjustment to Conversion Price. The Conversion Price shall be adjusted from time to time as provided below:

(i)     Adjustment for Share Splits and Combinations. In the event that the outstanding Class A Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise) into a greater number of Class A Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Class A Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Class A Ordinary Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(ii)     Adjustment for Class A Ordinary Shares Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Class A Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Class A Ordinary Shares payable in additional Class A Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Class A Ordinary Shares issuable in payment of such dividend or distribution.

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(iii)     Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Class A Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event pursuant to Section 9), then in any such event, provision shall be made so that, upon conversion of any CR Share thereafter, the holder of such CR Share shall receive the kind and amount of shares and other securities and property which the holder of such CR Share would have received had the CR Shares been converted into Class A Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(iv)     Adjustment of Conversion Price Upon Issuance of Shares Below Then-Effective Conversion Price.

(A)     Anti-Dilution Adjustment. In the event that any time after the date of this Agreement, the Company shall issue or sell any New Securities without consideration or for a consideration per share less than the applicable Conversion Price in effect applicable to any Investor on the date of and immediately prior to such issuance, then the Conversion Price in effect applicable to such Investor shall be reduced, concurrently with such issue, to the price determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(1)     “CP2” shall mean the Conversion Price, as applicable, in effect immediately after such issue or sale of New Securities;

(2)     “CP1” shall mean the Conversion Price, as applicable, in effect immediately prior to such issue or sale of New Securities;

(3)     “A” shall mean the number of Class A Ordinary Shares outstanding immediately prior to such issue or sale of New Securities;

(4)     “B” shall mean the number of Class A Ordinary Shares that would have been issued or sold if such New Securities had been issued or sold at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue or sale by CP1); and

(5)     “C” shall mean the number of such New Securities issued or sold in such transaction.

For purposes of the above calculation, the number of Class A Ordinary Shares outstanding immediately prior to such issue or sale of New Securities shall be calculated assuming conversion or exercise of all Ordinary Share Equivalents.

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If at any time, or from time to time, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for New Securities and the effective conversion price of such Ordinary Share Equivalents is less than the Conversion Price in effect immediately prior to such issuance, then, this Section 11.3(iv)(A) shall apply and, for purposes of calculating any adjustment with respect to the Conversion Price, at the time of such issuance the Company shall be deemed to have issued the maximum number of New Securities issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each New Security deemed issued an amount equal to the effective conversion price of such Ordinary Share Equivalents. In no event will any adjustment hereunder be made to the extent it would result in any New Securities being issued for an amount which is less than the then effective par value of such Shares.

(B)     Determination of Consideration. For the purpose of making any adjustment to the Conversion Price or number of the Class A Ordinary Shares issuable upon conversion of the CR Shares, as provided above:

(1)     To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)     To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by the Board), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)     If any New Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for New Securities are issued or sold together with other Shares or other assets of the Company for consideration which covers both, the consideration received for the New Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by the Board) to be allocable to such New Securities or Ordinary Share Equivalents.

(v)     No Impairment. The Company shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but rather shall at all times in good faith assist in the carrying out of all the provisions of this Section 11.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the CR Holders against impairment.

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(vi)     Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 11, the Company at its expense shall promptly (and in any event within ten (10) Business Days) compute such adjustment or readjustment in accordance with the terms hereof and furnish to each CR Holder affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall further, upon the written request at any time of any CR Holder, promptly (and in any event within ten (10) Business Days) furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Price at the time in effect, and (c) the number of Class A Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of CR Shares as of the date the written request was received.

(vii)     Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 11.3 are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the CR Holders in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 11.3, necessary to preserve, without dilution, the conversion rights of the CR Holders.

11.4     Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the CR Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding CR Shares. If at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding CR Shares, the Company and its Shareholders will take such corporate action as may, in the opinion of the Company’s counsel, be necessary to increase the Company’s authorized but unissued Class A Ordinary Shares to such number of Class A Ordinary Shares as shall be sufficient for such purpose.

12.     ESOP Plan. The Parties acknowledge that (i) 1,525,679,641 Class A Ordinary Shares have been reserved under the ESOP Plan existing on the date hereof and agree that any Equity Securities that have been repurchased by the Company from time to time in accordance with the Minutes of an Extraordinary General Meeting of the Company passed on September 10, 2019 shall be re-designated as Class A Ordinary Shares and be reserved for issuance under the ESOP Plan upon their repurchase by the Company from time to time; (ii) 1,017,523,059 Class A Ordinary Shares of the Company held by certain beneficiaries of Core Trust Company Limited have been exercised pursuant to the ESOP Plan, and MASTER QUALITY GROUP LIMITED is registered as the holder of such 1,017,523,059 Class A Ordinary Shares of the Company.

13.     Confidentiality and Non-Disclosure.

13.1     Disclosure of Terms. The terms and conditions of this Agreement and all exhibits and schedules attached hereto and the transactions contemplated hereby and any information of the Group Companies obtained by any Shareholder pursuant to the exercise of its Information Rights or Inspection Rights (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party without the consent of all other Parties except in accordance with the provisions set forth below.

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13.2     Permitted Disclosures. Notwithstanding anything to the contrary in the foregoing, a Party, as appropriate, may each disclose any of the Confidential Information to its Permitted Recipients, in each case only on an as-needed basis, provided that such Permitted Recipient is informed by such Party of such Party’s confidentiality obligations hereunder and such Permitted Recipient is bound to such Party by confidentiality requirements; provided, further, that any of the other non-disclosing Parties may additionally require such Party to restrict access to certain or all confidential information if it reasonably believes that disclosure of such information to such Permitted Recipient could result in adverse impact to the Company or any of the Parties hereto. In the case where the disclosing Party is SVF, Farallon or Ward Ferry, such Party shall be permitted to disclose confidential information to any limited partner that indirectly owns an interest in such Party, to the extent that such Confidential Information (x) is an overview of key strategic initiatives of the Group, a summary of business of the Group, an explanation of major updates of the Group, a description of successes and future plans and/or general status of SVF’s investment in the Group. The Company further acknowledges that the Investors and their respective affiliates, members, equity holders, director representatives, partners, employees, agents and other related Persons (collectively, “Covered Persons”) are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors hereby acknowledge and agree that a Covered Person shall (a) have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and (b) in connection with making investment decisions, to the fullest extent permitted by Applicable Laws, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including market trend and market data, which comes into such Covered Person’s possession, whether as a director or, or investor in, the Company or otherwise. Notwithstanding anything to the contrary in this Agreement, each of IFC and AMC Funds may disclose any of the Confidential Information solely for the purposes and in accordance with the World Bank Group Access to Information Policy so long as such disclosure does not relate to any confidential information in respect of any Shareholder or the financial condition and Principal Business of the Group Companies.

13.3     Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled or obligated (including pursuant to Applicable Securities Laws) to disclose the existence of this Agreement or any of the Confidential Information in contravention of the provisions of this Section 13, such party (the “Disclosing Party”) shall, to the extent legally permissible and practicable, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and shall consult with the Non-Disclosing Parties regarding such disclosure. The Disclosing Party shall, to the extent possible or practicable, seek (with the cooperation and reasonable efforts of the Non-Disclosing Parties) a protective order, confidential treatment or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the Disclosing Party shall furnish only that portion of the information which, based on the advice of outside legal counsel, is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information.

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13.4     Restriction on the Use of the Name or Logo. The Parties shall, and shall cause their respective shareholders, partners, and Subsidiaries not to use the name, brand, trademark or logo of any other Parties or their respective Affiliates, claim themselves as partners of any such other Party or its Affiliate, or make any similar representations, unless with a prior written consent of such other Party; provided that if SVF, its Affiliates and SoftBank Group Corp. plan to use Company’s name, brand, trademark or logo solely for the purposes of presentations, the Company’s prior written consent shall be obtained, and such consent shall not be unreasonably withheld, refused or delayed by the Company. Each of the Company, Founder Parties or Group, agrees that it will not, without the prior written consent of SVF, in each instance, (a) use in advertising, publicity, or otherwise the name of SoftBank Group Corp., Softbank Vision Fund L.P. or any of their Affiliates (collectively or any member thereof, as the context requires, “SoftBank”), or any partner or employee of an Affiliate of SoftBank, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by SoftBank or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by SoftBank or an Affiliate of SoftBank. The Company further agrees that it shall obtain the written consent from SVF prior to the Company’s issuance of any public statement expressly detailing purchase of Shares pursuant to this Agreement. Each of the Company, Founder Parties or Group, further agrees that it will not, without the prior written consent of Permira, in each instance, (a) use in advertising, publicity, or otherwise the name of Permira or any of its Affiliates, or any partner or employee of an Affiliate of Permira, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Permira or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Permira or an Affiliate thereof.

13.5     Exempt Disclosures. The confidentiality obligations under this Section 13 shall not apply to disclosure of any terms or conditions of this Agreement and all exhibits and schedules attached hereto and the transactions contemplated hereby that are or become generally available to the public other than as a result of disclosure by or at the direction of a Party or any Permitted Recipient in violation of this Agreement.

14.     Term and Termination.

14.1     Termination. Unless otherwise provided for in this Agreement, this Agreement shall continue in effect until the earlier occurrence of (i) with respect to any holder of the Preferred Shares and Ordinary Shares, the date on which such holder no longer holds any Preferred Shares, Ordinary Shares or any Ordinary Share Equivalents, (ii) any date agreed upon in writing by all of the Parties.

14.2     Consequences of Termination. If this Agreement is terminated pursuant to Section 14.1, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 14 and Section 3.10 (Indemnification), Section 13 (Confidentiality and Non-Disclosure) and Section 16 (Miscellaneous). Nothing in this Section 14 shall be deemed to release any Party from any liability for any breach of this Agreement by such Party prior to the effective date of such termination.

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15.     Additional Covenants.

15.1     Non-Compete.

(i)     Each Founder undertakes to all holders of the Preferred Shares and the Company that, except for the investments disclosed in Exhibit I, (a) as long as such Founder is an employee of a Group Company, he shall devote commercially reasonable time and attention to the Principal Business of the Company and the Key Subsidiaries and will use his best efforts to develop the Principal Business and interests of the Company and the Key Subsidiaries, and (b) commencing from the date of this Agreement until twelve (12) months after the date he ceases to own directly or indirectly any Shares or ceases to be employed by any Group Company (the “Non-competition Period”), he will not, without the prior written consent of the Board, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person: (i) be concerned with, participate in, engaged or interested in, consult with, render services for, directly or indirectly in any business in any manner in competition with the Principal Business engaged by any Group Company; or (ii) solicit or entice away or attempt to solicit or entice away from any Group Company, any employee, officer, director, consultant, supplier, customer, client, representative, or agent of such Group Company. If the Founder violates his non-competition obligations as provided hereinabove, in addition to any other remedy the holders of the Preferred Shares may be entitled to, the holders of the Preferred Shares have the rights to require the Founder to dispose his interest in any onshore or offshore entities operation truck sharing and lending platform business in the PRC established by the Founder or his Affiliates.

(ii)     Each Investor hereby irrevocably and unconditionally agrees and undertakes to the Company that, except for the investments disclosed in Exhibit I, it shall not and it shall procure its Related Entities not to, without the prior written consent of the Company and the Founders, directly or indirectly, (i) enter into any strategic business cooperation agreement for the purpose of business development and cooperation with any Competitor during the time it remains a Shareholder of the Company; (ii) invest in or own any interest in any Competitor during the time it remains a Shareholder of the Company, provided that the foregoing restrictions shall not apply to any equity shares purchase of the Competitor through public secondary market; or (iii) solicit or entice away or attempt to solicit or entice away from any Group Company, any employee, officer, director, consultant, supplier, customer, client, representative, or agent of such Group Company, provided that the foregoing restrictions shall not apply to any solicitations made pursuant to general advertising or through search firms that are not directed specifically at any of the foregoing persons of the Group Companies. For the purpose of this Section 15.1(ii), “Related Entities” shall mean, (a) with respect to an Investor who is or whose controlling shareholder or beneficial owner is an investment fund (“Holding Fund”), (i) controlling shareholder(as applicable) and/or controlling beneficial owner of such Investor (as applicable), the Holding Fund (as applicable) or any other investment fund controlled by any of the foregoing, (ii) any investment fund whose general partner is also a general partner of such Holding Fund, (iii) any investment fund that is managed by such Holding Fund’s management company or similar entity (collectively, the “Management Entity”), (iv) any controlling shareholder or beneficial owner of such Management Entity, and, any other management company/entity formed by such controlling shareholder or beneficial owner and any investment fund managed by such company/entity, and (v) any special purpose vehicle controlled by any of the foregoing; and (b) with respect to an Investor that is not or whose controlling shareholder or beneficial owner is not an investment fund, such Investor’s Affiliates. With respect to Baidu Capital, “Related Entities” shall mean the Subsidiaries of Baidu Capital. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC that are exclusively managed by Sequoia Capital.

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(iii)     Notwithstanding anything to the contrary in this Section 15.1, the restrictions in Section 15.1(ii) shall not apply if (a) the Investor holds less than 2%, on a fully-diluted basis, of the then outstanding Equity Securities of the Company, or (b) the relevant Investor owns Equity Securities in the Competitor prior to the later of (x) the Effective Time, or (y) the time when the Investor owns any Equity Securities of the Company.

15.2     Control Agreements. The Founder Parties and the Group Companies shall procure that each party to the relevant Control Agreement fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Agreements to enable the Company to exclusively Control and consolidate in its financial statements any entity organized and existing under the laws of the PRC that is owned or Controlled, directly or indirectly, by the Company, including the Key Subsidiaries. Any termination, or material modification or waiver of, or material amendment to any Control Agreements shall be made in accordance with Section 7.1(iii) of this Agreement. If any provision under any Control Agreements becomes illegal, void or unenforceable under the Applicable Laws of the PRC after the date hereof, the Parties shall enter into good faith discussions and use commercially reasonable efforts to devise a feasible alternative legal structure reasonably satisfactory to the Majority Shareholders and which gives effect to the intentions of the Control Agreement and the economic arrangement thereunder as closely as possible.

15.3     Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Majority Shareholders such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company.

15.4     Internal Control System. The Founder Parties shall cause each Group Company to maintain the books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Majority Shareholders to provide reasonable assurance that (i) transactions entered into by it are executed in accordance with management’s general or specific authorization, (ii) transactions entered into by it are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

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15.5     Covenants Regarding ABAC, AML and Trade Sanction Compliance and Absence of Government Interests.

(i)     The Company covenants that it shall not and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees or other representatives when acting on behalf of the Company or any of its Subsidiaries or Affiliates to offer, promise, authorize or make, whether directly or indirectly, any payment or otherwise contribute any item of value to a third party, including any Public Official or individual employed by another entity in the private sector with which the Company or any of its Subsidiaries or Affiliates is doing or seeking to do business in violation of any of the Applicable ABAC Laws.

(ii)     The Company further covenants that it shall and shall cause each of its Subsidiaries and Affiliates to maintain an internal control system complying with the requirements of Section 15.4 of this Agreement and the Applicable ABAC Laws.

(iii)     Without limiting the foregoing, neither the Company, any of its Subsidiaries and Affiliates nor any of their respective directors, officers, employees, or other representatives when acting on behalf of the Company or any of its Affiliates or Subsidiaries will offer, authorize, promise, condone or participate in the direct or indirect:

(A)     giving money or transferring anything else of value to a Public Official or individual employed by another entity in the private sector with which the Company or any of its Subsidiaries or Affiliates is doing or seeking to do business to obtain an improper advantage, influence an act or decision of a Public Official or individual employed by another entity in the private sector with which the Company or any of its Subsidiaries or Affiliates is doing or seeking to do business or assist the Company or any of its Subsidiaries and Affiliates in obtaining or retaining business for or with or directing business to the Company or any of its Subsidiaries or Affiliates;

(B)     making of any false or fictitious entries in the books or records of the Company or any of its Subsidiaries and Affiliates;

(C)     using any assets of the Company or any of its Subsidiaries or Affiliates to establish or maintain an unlawful or unrecorded reserve of monies or other assets to make any unlawful or unrecorded payment or transfer of other assets; or

(D)     taking of any action which (i) would violate the UK Bribery Act, the US Foreign Corrupt Practices Act or the Applicable ABAC laws if taken by a Person subject to any of those laws, or (ii) could reasonably be expected to constitute a violation of any Applicable ABAC Laws.

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(iv)     The Company covenants that it shall not and shall not permit any of its Subsidiaries or Affiliates to use any funds received from the Investors directly or indirectly for the benefit of any Blocked Person and that it will not in any other way violate any of the Applicable Trade Laws.

(v)     The Company and its Subsidiaries and Affiliates shall adopt and implement within forty-five (45) days of executing this Agreement policies and procedures to the satisfaction of SVF and designed to prevent the Company, its Subsidiaries and Affiliates and its or their respective directors, officers, managers, employees, business partners, agents and other representatives when acting on behalf of the Company or any of its Subsidiaries or Affiliates from engaging in any activity, practice or conduct that would violate any of the Applicable ABAC Laws or Applicable Trade Laws. Such policy and procedures shall be consistent with the guidance that has been provided by government authorities in China, the United Kingdom and the United States of America having authority to administer and prosecute violations of such laws and regulations. The Company shall also appoint a compliance officer for the Group reasonably acceptable to SVF (the “Compliance Officer”) within forty-five (45) days after the date of this Agreement. The Compliance Officer shall be responsible for monitoring the compliance of the Company of the policies and procedures described in this Section 15.5(v).

(vi)     If the Company or any of its Subsidiaries or Affiliates knows or reasonably should have known that the Company, any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, or other representatives when acting on behalf of the Company or any of its Subsidiaries or Affiliates has violated any of the Applicable ABAC Laws or Applicable Trade Laws, it shall notify SVF promptly in writing regarding such violation(s).

(vii)     Notwithstanding anything else in this Agreement, the Company and its Subsidiaries and Affiliates and their respective directors, officers and employees shall cooperate in good faith with SVF, if SVF decides to seek to determine whether the Company, any of its Subsidiaries or Affiliates and/or any of its or their respective directors, officers, managers, employees, or other representatives when acting on behalf of the Company or any of its Subsidiaries or Affiliates has complied with the undertakings in this Section 15.5.

(viii)     The Company shall confirm in writing to SVF no less frequently than once each year that it as well as its Subsidiaries and Affiliates have complied with the undertakings in this Section 15.5.

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15.6     Tax Matters.

(i)     Each Group Company covenants that it shall file all Tax returns, statements, reports, declarations and other forms and documents (including estimated Tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to Applicable Laws to be filed with competent Tax Authority, all such Tax Returns shall be accurate, complete and correct in all material respects, and each Group Company shall pay all Taxes due, whether or not such Taxes are shown as due on such Tax Returns. Each Group Company shall not make any elections pursuant to any applicable Tax laws, rules and regulations (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have material adverse effect, on a consolidated basis, on such Group Company, its financial condition, its business as presently conducted or its properties or material assets. No Tax liens are currently in effect against any of the assets of any Group Company (except for Tax liens not yet delinquent). No Group Company shall incur any Taxes, assessments or governmental charges other than in the ordinary course of business, and each Group Company shall make adequate provisions on its respective books of account (in accordance with US GAAP, except in the case of the Group Company in the PRC, which are in accordance with PRC GAAP) for all actual and contingent Taxes with respect to its consolidated business, properties and operations for such period. To the knowledge of the Founders and the Company and the Key Subsidiaries and except as set forth in the Disclosure Letter, no written claim has been made by a Governmental Authority in a jurisdiction where the Group Company do not file Tax returns that any of the Group Company is or may be subject to taxation by that jurisdiction and none of the Group Company has received notice of any proposed or determined Tax deficiency or assessment from any Governmental Authority that would have material adverse effect, on a consolidated basis, on such Group Company, its financial condition, its business as presently conducted or its properties or material assets. To the knowledge of the Founders and the Company and the Key Subsidiaries, as of the date hereof there are no audits, examinations, requests for information or other administrative proceedings pending or threatened in writing with respect to any of the Group Company. Each Group Company shall withhold or collect from each payment made to each of its employees, the amount of all Taxes required to be withheld or collected therefrom, and shall pay the same to the proper Tax Authority.

(ii)     PFIC and CFC.

(a)     The Company will use, and will cause each of the other Group Companies to use, commercially reasonable best efforts to avoid classification as a PFIC, for the current year or any subsequent year.

(b)     The Company shall promptly provide the Investors with written notice if it (or any of the other Group Companies) becomes a PFIC. Such notice shall include a reasonably detailed analysis of the determination that the Company (or any of the other Group Companies) has become a PFIC.

(c)     As soon as practicable from the end of each taxable year of the Company, the Company shall determine, in consultation with its tax advisors, whether the Company or any of its Subsidiaries was a PFIC in such taxable year (including whether any exception to PFIC status may apply). If the Company determines that any such entity has become a PFIC in such taxable year, or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be, and as soon as practicable from the end of such taxable year, and in no event later than forty-five (45) days from the end of such taxable year, provide the following information to the Investor: (i) all information reasonably available to the Company to permit the Investor (and holders of its direct or indirect interests) to make a “Qualified Electing Fund” election pursuant to Section 1295 of the Code or a “Protective Statement” pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), (ii) a completed “PFIC Annual Information Statement” pursuant to Treasury Regulation Section 1.1295-1(g), and (iii) all information reasonably requested to accurately prepare its U.S. tax returns and comply with other reporting requirements. The Company further agrees to make available to the Investors upon request, the books and records of the Company and the other Group Companies, and to provide information to the Investors pertinent to the Company’s status or potential status as a PFIC.

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(d)     As soon as practicable but not later than forty-five (45) days from the end of each taxable year of the Company, the Company shall determine with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”). Each Investor shall reasonably cooperate with the Company to provide information about such Investor and such Investor’s Partners in order to enable the Company’s tax advisors to determine the status of such Investor and/or any of such Investor’s Partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code. At the request of any Investor, the Company shall provide the following information to such Investor: (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC. In addition, at the reasonable request of the Investors, the Company shall provide the Investors with access to such other Company information as may be necessary for the Investors to determine the Company’s status as a CFC and to determine whether Investor or any of Investor’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow such Investor or such Investor’s Partners to otherwise comply with applicable United States federal income tax laws. For purposes of the foregoing as well as the representations contained in this section, (i) the term “Investor’s Partners” shall mean each of the Investor’s partners and any direct or indirect equity owners of such partners and (ii) the “Company” shall mean the Company and any of its subsidiaries.

(iii)     If required by Applicable Laws, the Founders and the Company and the Key Subsidiaries shall procure relevant shareholders of the Company (other than SVF, IFC and AMC Funds) to make relevant Tax filings and disclosures that are required by Applicable Laws (including State Administration of Taxation Bulletin [2015] No. 7) in connection with any share repurchase or share transfer of Shares held by such Shareholder with the Tax Authority, if applicable. If the Tax Authority assesses Tax on such Tax filing, the relevant Shareholder (other than SVF, IFC and AMC Funds) shall pay and settle relevant Tax amount with the Tax Authority without any delay. If the Company or any Shareholders incur any liability due to the delay or default in settlement of the Tax assessed on the Tax filing, the relevant Shareholder shall indemnify the Company or Shareholders for such liability.

(iv)     The Shareholders agree that YMM and HCB shall be authorized to file Tax Returns with respect to transfer taxes arising directly or indirectly from the Consolidation, including taxes imposed pursuant to Bulletin 7, on behalf of all the Shareholders (other than IFC and AMC Funds), and each of them shall reasonably cooperate with respect thereto. The Parties agree that the Company shall bear all taxes imposed pursuant to Bulletin 7 in respect of the Consolidation.

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15.7     Protection of Intellectual Property. Each Group Company shall take all reasonable steps to protect their respective intellectual property rights, including (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each key employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Investors, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company.

15.8     Qualified IPO. The Parties shall use their respective best efforts to consummate a Qualified IPO. The Company shall consult regularly with the Investors on the status, progress and pricing of the Qualified IPO and allow each Investor reasonable opportunities to provide comments on the draft prospectus and/or to participate in meetings with the Qualified Stock Exchange, the underwriter(s) or other advisers in respect of the Qualified IPO, provided that such consultations and any Investor’s comments shall not be regarded as any decision or order with binding effect on the Company, the Founder Parties or any other Shareholders.

15.9     [intentionally deleted]

15.10     Corporate Headquarters; Tax Residence. The Parties agree that (i) except as otherwise agreed in subsection (ii) of this Section 15.10, the corporate headquarter and tax residence of the PRC Subsidiaries shall be located in Guiyang, Guizhou, the PRC, and (ii) within five (5) years after the Effective Time, each Party shall use commercially best efforts to cause the headquarter of YMM Group’s operations and businesses in the PRC to be located in in Guiyang, Guizhou, the PRC.

15.11     IFC Policy Covenants.

(i)     The Company shall promptly notify IFC upon becoming aware of:

(a)     any litigation or investigations or proceedings which have or may reasonably be expected to have a material adverse effect; or

(b)     any criminal investigations or proceedings against the Company or any Affiliates, and any such notification shall specify the nature of the action or proceeding and any steps that the Company proposes to take in response to the same.

(ii)     Upon IFC’s request, and with reasonable prior notice to the Company, the Company shall permit representatives of IFC and the CAO, during normal office hours, to:

(a)     visit any of the sites and premises where the business of the Company or its Subsidiaries is conducted;

(b)     inspect any of the offices, branches and other facilities of the Company or its Subsidiaries;

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(c)     have access to the books of account and all records of the Company and its Subsidiaries; and

(d)     have access to those employees, agents, contractors and subcontractors of the Company and its Subsidiaries who have or may have knowledge of matters with respect to which IFC or the CAO seeks information, provided, that: (A) no such reasonable prior notice shall be necessary if special circumstances so require; and (B) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s Role.

(iii)     The Company shall, and shall ensure that each of its Subsidiaries will:

(a)     within ninety (90) days after the end of each fiscal year, deliver to IFC (A) a self-declaration note confirming the compliance of the Company or the relevant Subsidiary of the Company with the labor laws in each jurisdiction that the Company or such Subsidiary operates in and the lack of disputes submitted to court against the Company or the relevant Subsidiary of the Company in relation to Applicable S&E Law, and (B) information necessary to measure the ongoing development results of IFC’s investment in the Company against the indicators identified in Exhibit G and such other information as IFC shall reasonably require in order to measure the ongoing development results of IFC’s investment in the Company (which information IFC may hold and use in accordance with IFC’s Access to Information Policy, dated January 1, 2012, which is available http://www.ifc.org/wps/wcm/connect/98d8ae004997936f9b7bffb2b4b33c15/IFCPolicyDisclosureInformation.pdf?MOD=AJPERES); and

(b)     within three (3) days after its occurrence, notify IFC of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, any material adverse social and/or environmental impact or any material adverse effect on the implementation or operation of the Company Operations in compliance with the Performance Standards, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom, and the measures the Company or the relevant Subsidiary of the Company, as applicable, is taking or plans to take to address them and to prevent any future similar event; and keep IFC informed of the on-going implementation of those measures.

(iv)     Sanctionable Practices.

(a)     The Company hereby agrees that it shall not engage in (nor authorize or permit any Affiliate of the Company or any other Person acting on its behalf to engage in) any Sanctionable Practice with respect to the Company;

(b)     The Company further covenants that should it become aware of any violation of Section 15.11(iv)(a), it shall promptly notify IFC; and

(c)     If IFC notifies the Company of its concern that there has been a violation of Section 15.11(iv)(a), the Company shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

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(v)     Affirmative Environmental Covenants. The Company shall, and shall ensure that each of its Subsidiaries will undertake the Company Operations in compliance with the Performance Standards and Applicable S&E Law.

(vi)     UN Security Council Resolutions. The Company shall not, and shall ensure that none of its Subsidiaries will, enter into any transaction or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter.

(vii)     Shell Banks. The Company shall not, and shall ensure that none of its Subsidiaries will, conduct business or enter into any transaction with, or transmit any funds through, a Shell Bank.

(viii)     Insurance. The Company shall, and shall ensure that each of its Subsidiaries will, (a) insure and keep insured with reputable insurers its assets and business against insurable losses, including the insurances specified in Exhibit F, on terms and conditions acceptable to IFC; (b) promptly notify the relevant insurer of any claim under any policy written by that insurer and diligently pursue that claim; (c) comply with all warranties and conditions under each insurance policy; (d) not do or omit to do, or permit to be done or not done, anything which would likely prejudice the Company’s and/or any of its Subsidiaries’ right to claim or recover under any insurance policy; and (e) within thirty (30) days of any renewal or replacement of an insurance policy required in Exhibit F (other than those in section 2 of such Exhibit), provide to IFC a copy of that policy.

(ix)     Anti-Social Forces. Based on the fact that certain of the beneficial owners of the IFC Global Emerging Markets Fund of Funds, LP may be subject to the requirements of the Financial Services Agency of Japan and the Financial Instruments and Exchange Act of Japan (act no. 25 of 1948, as amended), (i) none of any members of the Group Companies are, as of the date hereof, an Anti-social Force (as defined below); and (ii) none of any members of the Group Companies will, in operating its businesses, take any action specifically intended to cooperate with or facilitate the illegal operation of any Anti-social Force. For purposes of this paragraph, “Anti-social Force” shall mean: (A) an organized crime group (boryokudan) as defined under Article 2, Item 2 of the Act on Prevention of Unjust Acts by Organized Crime Group Members of Japan (Law No. 77 of 1991, as amended) (an “Organized Crime Group”); (B) a member of an Organized Crime Group; (C) an individual who was a member of an Organized Crime Group within the previous five years; (D) a person who is known to be a quasi-member of an Organized Crime Group, i.e., individuals who are not members of an Organized Crime Group but who maintain relationships with an Organized Crime Group and who (x) influence others to engage in violent and unlawful activity, or (y) cooperate in the maintenance and operation of an Organized Crime Group; (E) a company or association or that is (I) related to an Organized Crime Group, (II) managed by (B), (C) or (D) above, or (III) actively cooperates with or provides benefits to an Organized Crime Group; or (F) a person that is known to be a corporate extortionist or a racketeer or blackmailer that pursues economic benefit by making full use of violence, force and fraudulent means, e.g., “sokaiya.”

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(x)     The Company and the Key Subsidiaries shall use reasonable efforts to structure its businesses in a manner that is not expected to cause AMC Funds to derive income effectively connected with the conduct of a U.S. trade or business within the meaning of Section 864 of the U.S. Internal Revenue Code (including income that is treated as effectively connected with the conduct of a U.S. trade or business under Section 897 of the U.S. Internal Revenue Code).

(xi)     For the purpose of this Section 15.11, any reference of “IFC” in this Section 15.11 (including Exhibit E and Exhibit F) shall mean IFC and AMC Funds.

15.12     Assumption of Obligation. Upon the written request of Hillhouse or Eastern Bell, each HCB Key Subsidiary shall, and the Company shall cause each HCB Key Subsidiary to, perform the obligations of Guiyang Huochebang Technology Co., Limited under the Agreement with respect to the Restructuring of Guiyang Huochebang Technology Co., Limited and Exit of Investors dated June 14, 2016 by and among Guiyang Huochebang Technology Co., Limited and other parties thereto.

16.	Miscellaneous.

16.1     Notices. Any and all notice required or permitted under this Agreement shall be given in writing in English and shall be delivered by hand, mail, fax or email and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service, or (c) if by fax or by email, upon confirmation of receipt by the recipient. Any notice delivered to any Party in connection with this Agreement shall be addressed: (i) in case of the Group Companies, the Founders, the holders of the Ordinary Shares and the Investors, to their respective addresses as set forth in Exhibit B hereof or at such other addresses as such Parties may designate by ten (10)-day’s advance written notice to the other Parties, and (ii) in the case of any Permitted Transferee of a Party, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

16.2     Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Notwithstanding the foregoing, the rights of any Party hereunder (including Registration rights) are assignable in connection with the transfer (subject to Applicable Laws, this Agreement and the Articles) of Equity Securities held by such Party to any transferees permitted hereunder. This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.

16.3	National Treatment Principle

Each of the Shareholders hereby separately undertakes that such Shareholder has not entered into, and will not enter into, any oral or written agreement with any other Shareholder with respect to the Ordinary Shares or Series A Preferred Shares directly or indirectly held by them to grant such other Shareholder any right, privilege or protection that is more favorable than, derogates from or conflicts with those granted to the Shareholders under this Agreement with respect to the Ordinary Shares or Series A Preferred Shares directly or indirectly held by them, unless such agreement (i) is in relation to any voting proxy or power of attorney with respect to any Ordinary Shares or Series A Preferred Shares, or (ii) has been approved by resolutions of Shareholders.

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16.4     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument signed by (i) as any term affecting to the Company, only the Company, (ii) as to any term affecting the holders of the Series A Preferred Shares, the Majority Series A Preferred Holders; (iii) as to any term affecting the holders of the Ordinary Shares, the Majority Ordinary Shareholders; (iv) as to any term that would, or would reasonably be expected to, adversely affect any holder(s) of the Series A-15 Preferred Shares in a manner that is disproportionate to how such term would, or would reasonably be expected to, affect any other holder of Preferred Shares, the holder(s) of a majority of the Series A-15 Preferred Shares; (v) as to any term that would, or would reasonably be expected to, adversely affect any holder(s) of the Series A-16 Preferred Shares in a manner that is disproportionate to how such term would, or would reasonably be expected to, affect any other holder of Preferred Shares, the holder(s) of a majority of the Series A-16 Preferred Shares, provided, that the Company and any holder of Equity Securities of the Company may waive any of its own rights hereunder without obtaining the consent of any other holder of Equity Securities of the Company. Notwithstanding the foregoing, no amendment or waiver shall be effective or enforceable in respect of a holder of any class or series of any Shares of the Company if (i) such amendment or waiver imposes any material liability or obligation to such holder not contemplated herein or (ii) such amendment or waiver materially and adversely affects such holder in a manner that is different from the effect on the other holder(s) of the same class or series of such Shares, unless such holder consents in writing to such amendment or waiver. Notwithstanding the foregoing, IFC’s and AMC Funds’ prior written consent is required, as the case may be, for an amendment, change, supplement to, or waiver of, or in relation to (a) the exercise by IFC and/or AMC Funds of its right or exemption pursuant to Section 4, (b) Section 5.9(iii), Section 6.2, Section7.1(iii), this Section 16.4 or Section 16.15(ix), and (c) any provision that specifically and expressly gives a right to IFC and/or AMC Funds including the rights of IFC and/or AMC Funds under Section 2.1, Section 5.10, Section 10.6, Section 13.2, Section 15.6 or Section 15.11.

16.5     Deed of Adherence. For any transfer of the Shares to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company a Deed of Adherence substantially in the form attached hereto as Exhibit D (the “Deed of Adherence”). Upon the execution and delivery of a Deed of Adherence by any transferee, such transferee shall be deemed to be a Shareholder. By their execution hereof, each of the Parties appoints the Company as its attorney-in-fact for the limited purpose of executing any Deed of Adherence which may be required to be delivered pursuant to this Section 16.5.

16.6     Severability. If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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16.7     Entire Agreement. Subject to the last sentence of this Section 16.7, this Agreement constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof. In case there are (a) any contradictions, discrepancies, inconsistencies or variations between any terms of the Transaction Documents and any terms of any agreements previously achieved orally or in writing, by and among any, all or partial of all the Parties; or (b) any agreement/side letter achieved orally or in writing, by and among any or partial of all the Parties, that derogates from or conflicts with the agreements and covenants contained in this Agreement or cause or may cause any adverse impact on any Group Company, other than those that have been approved by resolutions of Shareholders ((a) and (b) collectively, the “Conflict Terms”), the terms of the Transaction Documents shall prevail and any of the Conflict Terms shall become null and invalid automatically upon the effectiveness of the Transaction Documents, including the Prior Shareholders’ Agreement. Without limiting the generality of the foregoing, in consideration of the mutual covenants and promises contained herein, each of the parties to the Prior Shareholders’ Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately after the date hereof, (i) the Prior Shareholders’ Agreement and any versions of shareholders’ agreement previously restated and amended by the Prior Shareholders’ Agreement shall be absolutely terminated; and (ii) none of the parties to the Prior Shareholders’ Agreement have or shall have any rights, claims, interests, causes of actions, liabilities, and costs and expenses of whatever nature against any Group Company under or in respect to the Prior Shareholders’ Agreement. Notwithstanding anything to the contrary in this Agreement, this Section 16.7 shall not terminate or otherwise affect any right of any Party under the Prior Shareholders’ Agreement that has accrued prior to the termination of the Prior Shareholders’ Agreement or any liability of any Party for any breach of the Prior Shareholders’ Agreement prior to the termination of the Prior Shareholders’ Agreement.

16.8     Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default of any other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

16.9     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that Party.

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16.10     No Agency. No Shareholder, acting solely in its capacity as a Shareholder, shall act as an agent of the Company or have any authority to act for or to bind the Company, except as authorized by the Board. For the purposes of this Section 16.10, unless acting expressly solely in its capacity as a Shareholder, any Shareholder who is a director or officer or employee of a Group Company acting in the ordinary course of business of such Group Company shall be conclusively deemed to act for and on behalf of, and shall not be regarded as acting as an agent of, such Group Company. Any Shareholder that takes any action or binds the Company in violation of this Section 16.10 shall be solely responsible for, and shall indemnify the Company and each other Shareholder against, any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) that the Company, or such other Shareholders, as the case may be, may at any time become subject to or liable for by reason of such violation. The provisions of this Section 16.10 shall survive the termination of this Agreement.

16.11     No Partnership. The Shareholders expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction’s partnership law. The Shareholders do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, solely by virtue of their status as Shareholders. To the extent that any Shareholder, by word or action, represents to another Person that any Shareholder is a partner or that the Company is a partnership, the Shareholder making such representation shall be liable to any other Shareholders that incur any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any pending or threatened legal action or proceeding) arising out of or relating to such representation. The provisions of this Section 16.11 shall survive the termination of this Agreement.

16.12     Control. If and to the extent there are any inconsistencies between provisions in this Agreement and those in the Articles, terms in this Agreement shall prevail as between the Shareholders, and the Shareholders hereby agrees to take all necessary actions to amend the Articles as soon as practicable so as to eliminate such inconsistencies to the fullest extent permissible by law.

16.13     Effectiveness. This Agreement shall take effect and become legally binding on the Parties immediately upon the date hereof.

16.14     Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.

16.15     Dispute Resolution.

(i)     Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof (the “Dispute”), shall first be resolved through consultation. Such consultation shall begin immediately after one Party has delivered to any other Party(ies) a written request for such consultation. If within thirty (30) days following the date on which such notice is given the Dispute cannot be resolved, the Dispute shall be submitted to arbitration upon the request of either Party with notice to the other (the “Notice of Arbitration”).

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(ii)     The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time of submission of Notice of Arbitration. There shall be three (3) arbitrators. The claimant(s) shall select one (1) arbitrator and the respondent(s) shall select one (1) arbitrator, with both arbitrators selected within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the chairman of the Centre.

(iii)     The arbitration proceedings shall be conducted in English.

(iv)     The arbitrators shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(v)     Each Party shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(vi)     The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and each Party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)     Each Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)     The Parties shall continue to comply with their respective obligations, and be entitled to their respective rights, under this Agreement pending the resolution of any Disputes.

(ix)     The Parties acknowledge and agree that no provision of this Agreement or of the HKIAC Rules, nor the submission to arbitration by IFC, in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement establishing IFC, international conventions, or Applicable Laws.

16.16     Affiliated Parties. For the purposes of determining rights pursuant to share thresholds, an Investor shall be entitled to aggregate all Shares held by its Affiliates.

16.17     Capitalization Table. The capitalization of the Company is as set forth in Exhibit A.

62

16.18     Waiver of Rights. Each Party who is an Existing Shareholder of the Company hereby confirms and acknowledges that such Existing Shareholder has waived any pre-emptive right, right of first refusal, right of first offer or other similar rights to purchase any portion of the Company’s certain equity securities to be issued under the Subscription Agreement, or other rights of consent, right of first offer, veto or entitlement whether arising at contract or in law, and including any rights vested in the director appointed by it arising in respect of the transactions under the Subscription Agreement, and has waived any applicable notice periods that it may be entitled to with respect to the transactions under the Subscription Agreement, whether such rights or notice periods are provided for under any contract or agreement to which that such Existing Shareholder is a party or under the Company’s memorandum and articles of association.

16.19     Additional Signatories. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Series A-16 Preferred Shares pursuant to the Subscription Agreement after the Closing, any purchaser of such Series A-16 Preferred Shares may, without the consent of any other party hereto, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Series A-16 Investor”, an “Investor” and a party hereunder.

[The remainder of this page has been intentionally left blank]

63

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

[Signature blocks to be inserted]

Shareholders Agreement Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Full Truck Alliance Co. Ltd.

By:	/s/ ZHANG Hui
Name:	ZHANG Hui
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

DWJ Partners Limited

By:	/s/ DAI Wenjian
Name:	DAI Wenjian
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES: Lucky Logistics Information Limited

By:	/s/ ZHANG Hui
Name:	ZHANG Hui
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER: ZHANG Hui (张晖)

/s/ ZHANG Hui

FOUNDER HOLDING COMPANY

Full Load Logistics Information Co. Ltd

By:	/s/ ZHANG Hui
Name:	ZHANG Hui
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

DAI Wenjian (戴文建)

/s/ DAI Wenjian

FOUNDER HOLDING COMPANY:

Dai WJ Holdings Limited

By:	/s/ DAI Wenjian
Name:	DAI Wenjian
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

LUO Peng (罗鹏)

/s/ LUO Peng

FOUNDER HOLDING COMPANY:

Luo P Holdings Limited

By:	/s/ LUO Peng
Name:	LUO Peng
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

TANG Tianguang (唐天广)

/s/ TANG Tianguang

FOUNDER HOLDING COMPANY:

Tang TG Holdings Limited

By:	/s/ TANG Tianguang
Name:	TANG Tianguang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

LIU Xianfu (刘显付)

/s/ LIU Xianfu

FOUNDER HOLDING COMPANY:

Liu XF Holdings Limited

By:	/s/ LIU Xianfu
Name:	LIU Xianfu
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDER:

DAI Yun (戴芸)

/s/ DAI Yun

FOUNDER HOLDING COMPANY:

Great Oak Trading LTD.

By:	/s/ DAI Yun
Name:	DAI Yun
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Guizhou Huochebang Microfinancing Co., Ltd. (贵州货车帮小额贷款有限公司 ) (SEAL)

By:	/s/ LUO Peng
Name:	LUO Peng (罗鹏)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Guizhou Banghuoche Financing Guarantee Co., Ltd. (贵州帮货车融资担保有限公司) (SEAL)

By:	/s/ QIAN Zhengju
Name:	QIAN Zhengju (钱正菊)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Shanghai Xi Wei Information Consultation Co., Ltd. (上海细微信息咨询有限公司) (SEAL)

By:	/s/ MIAO Tianye
Name:	MIAO Tianye (苗天冶)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Jiangsu Man Yun Software Technology Co., Ltd. (江苏满运软件科技有限公司 ) (SEAL)

By:	/s/ QIAN Zhengju
Name:	QIAN Zhengju (钱正菊)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Guiyang Shanen Insurance Brokerage Co., Ltd. (贵阳山恩保险经纪有限公司 ) (SEAL)

By:	/s/ XU Zhengdong
Name:	XU Zhengdong (许正东)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Manbang Information Consultancy Co., Ltd. (满帮信息咨询有限公司) (SEAL)

By:	/s/ QIAN Zhengju
Name:	QIAN Zhengju (钱正菊)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Jiangsu Man Yun Logistics Information Co., Ltd. (江苏满运物流信息有限公司 ) (SEAL)

By:	/s/ MA Guizhen
Name:	MA Guizhen (马桂珍)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Nanjing Yun Man Man Investment Co., Ltd. (南京运满满投资有限公司) (SEAL)

By:	/s/ ZHANG Hui
Name:	ZHANG Hui (张晖)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司) (SEAL)

By:	/s/ MA Guizhen
Name:	MA Guizhen (马桂珍)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Full Truck Alliance(HK) Limited (满帮(香港)有限公司)

By:	/s/ QIAN Zhengju
Name:	QIAN Zhengju
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GROUP COMPANIES:

Chengdu Yunli Technology Co., Ltd. (成都运力科技有限公司) (SEAL)

By:	/s/ QIAN Zhengju
Name:	QIAN Zhengju (钱正菊)
Title:	Legal Representative

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Truck Work Logistics Information Co. Ltd

By:	/s/ Wang Gang
Name:	Wang Gang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Super Van Investment Limited

By:	/s/ Wang Gang
Name:	Wang Gang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Super Truck Investment Limited

By:	/s/ Wang Gang
Name:	Wang Gang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Super Trolley Investment Limited

By:	/s/ Wang Gang
Name:	Wang Gang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Super Mini Investment Limited

By:	/s/ Wang Gang
Name:	Wang Gang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Super Kar Investment Limited

By:	/s/ Wang Gang
Name:	Wang Gang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Master Quality Group Limited

By:	/s/ SHAO Ya Ci	/s/ CHEN You Rui
Name:	SHAO Ya Ci	CHEN You Rui
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Geng XF Holdings Limited

By:	/s/ Geng Xiaofang
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CLOUSE S.A. ACTING FOR THE ACCOUNT OF ITS COMPARTMENT 27

By:	/s/ Marketa Stranska	/s/ Rolf Caspers
Name:	Marketa Stranska	Rolf Caspers
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SCC GROWTH IV 2018-H, L.P.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SCC Venture V Holdco I, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Lightspeed China Partners I, L.P.

By: Lightspeed China Partners I GP, LLC, its general partner

By:
Managing Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Lightspeed China Partners I-A, L.P.

By: Lightspeed China Partners I GP, LLC, its general partner

By:
Managing Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.

By: Lightspeed General Partner Select II, L.P., its general partner

By: Lightspeed Ultimate General Partner Select II, Ltd., its general partner

Name:
Title:	Duly Authorized Signatory

Address: Lightspeed Venture Partners 2200 Sand Hill Road Menlo Park, CA 94025 T: 650-234-8300 F: 650-234-8333

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Xiang He Fund I, L.P.

By: Xiang He Partners I, L.P., its General Partner
By: Xiang He I GP, LTD, its General Partner

By:
Name:
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Sunshine Logistics Investment Limited

By:	/s/ Huang Xin
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Artist Growth Opportunity Fund I LP

By:	/s/ Jonathan Sands
Name:	Jonathan Sands
Title:	Chief Executive Officer

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Artist Growth Opportunity I LP

By:	/s/ Jonathan Sands
Name:	Jonathan Sands
Title:	Chief Executive Officer

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAPITAL CHAMPION HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CMC Scania Holdings Limited

By:	/s/ CHEN Xian
Name:	CHEN Xian
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GGV Capital VI Entrepreneurs Fund L.P.
By: GGV Capital VI Entrepreneurs Fund L.LC., its General Partner

By:	/s/ Stephen Hyndman
Name:	Stephen Hyndman
Title:	Attorney in Fact

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GGV Capital VI L.P.
By: GGV Capital VI L.L.C., its General Partner

By:	/s/ Stephen Hyndman
Name:	Stephen Hyndman
Title:	Attorney in Fact

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Internet Fund IV Pte. Ltd.

By:	/s/ V. Mudeliar
Name: Title:	Venkatagiri Mudeliar Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Tyrus-DA Global Sharing Economy No. 2

By:	/s/ Eun Ae Yoon
Name:	Eun Ae Yoon
Title:	CEO

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Nanjing Ai De Fu Luo Na Information Technology Investment Partnership (Limited Partnership)

By:	/s/ Li Bo
Name:	Li Bo
Title:	Managing Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Teng Yue Partners Master Fund, LP

By:	/s/ Tao Li
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Teng Yue Partners RDLT, LP

By:	/s/ Tao Li
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

TYP Holdings, LLC

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GSR VENTURES VI (SINGAPORE) PTE. LTD.

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

All-Stars PESP II Limited

By:	/s/ Weidong Ji
Name:	Weidong Ji
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

All-Stars SP VI Limited

By:	/s/ Weidong Ji
Name:	Weidong Ji
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

All-Stars SP VIII Limited

By:	/s/ Weidong Ji
Name:	Weidong Ji
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PESP VIII Limited

By:	/s/ Weidong Ji
Name:	Weidong Ji
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Scottish Mortgage Investment Trust plc acting through its agent, Baillie Gifford & Co

By:	/s/ Peter Singlehurst
Name:	Peter Singlehurst
Title:	Authorised Signatory, Baillie Gifford & Co, as agent

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Eastern Bell V Investment Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Eastern Bell International II Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Kite Holdings, LLC

By:	/s/ Thomas G. Roberts, Jr.
Name:	Thomas G. Roberts, Jr.
Title:	Managing Member

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Best Will Project Company Limited

By:	/s/ Cheng Yin Pan
Name:	Cheng Yin Pan
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Woodbury Capital Management Limited

By:	/s/ Cheng Chi Kong
Name:	Cheng Chi Kong
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Propitious Morningstar Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Guiyang Venture Capital Co., Ltd. (贵阳市创业投资有限公司)

By:	/s/ Zhu Ke
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Hillhouse TCA TRK Holdings Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Hillhouse TRK-III Holdings Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Jade Orchid Limited

By:	/s/ Zhang Ying
Name:	Zhang Ying
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Genesis Capital I LP

By:	/s/ Ryan Szeto
Name:	Ryan Szeto
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

North Land Global Limited

By:
Name:	AUTHORISED SIGNATORIES
Title:	FOR AND ON BEHALF OF
KENDRICK SERVICES LIMITED
.	AS CORPORATE DIRECTOR

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Rose World Capital Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Shanghai Shengjia Xinlue Investment Center LLP

By:	/s/ Lina, Lu.
Name:	Lina, Lu.
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CapitalG LP

By:	/s/ Jeremiah Gordon
Name:	Jeremiah Gordon
Title:	General Counsel and Secretary

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

WF ASIAN RECONNAISSANCE FUND LIMITED

By:	/s/ Graham Ernst
Name:	Graham Ernst
Title:	Authorised Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

China Internet lnvestment Fund (Limited Partnership)

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

IFC Catalyst Fund, LP

By:	/s/ Alain Berdugo
Name:	Alain Berdugo
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

IFC Global Emerging Markets Fund of Funds, LP

By:	/s/ Alain Berdugo
Name:	Alain Berdugo
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GC GEM Co-investment Limited

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

DYNAMIC MOVE INVESTMENTS LIMITED

By:	/s/ Peng Ching
Name:	Peng Ching
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

International Finance Corporation

By:	/s/ William C. Sonneborn
Name:	William C. Sonneborn
Title:	Senior Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Baidu Capital L.P.

By:
Name:
Title:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Fortune Nice International Limited

By:	/s/ Huang Xiaofang
Name:	Huang Xiaofang
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Ning Zhang

By:

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – 2020-B, L.P.

By:	SCGGF III – Endurance Partners Management, L.P., a Cayman Islands exempted limited partnership
Title:	General Partner

By:	SC US (TTGP), LTD., a Cayman Islands exempted company
Title:	General Partner

By:	/s/ Doug Leone
Name:	Doug Leone
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.

By:	SCGGF III – Endurance Partners Management, L.P., a Cayman Islands exempted limited partnership
Title:	General Partner

By:	SC US (TTGP), LTD., a Cayman Islands exempted company
Title:	General Partner

By:	/s/ Doug Leone
Name:	Doug Leone
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SVF Truck (Singapore) Pte. Ltd.

By:
Name:
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Permira PGO1 SPV Limited

By:	/s/ Hannah Dunnell
Name:	Hannah Dunnell
Title:	Director

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Fidelity China Special Situations PLC

By:	/s/ Natalia de Sousa
Name:	Natalia de Sousa
Title:	Company Secretary and authorised signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FIL Investment Management (Hong Kong)

Limited for and on behalf of

Fidelity Investment Funds

Fidelity Funds

Quilter Investors OEIC

ERI-BayernInvest-Fonds Aktien Asien

By:	/s/ Jackie Chien
Name:	Jackie Chien
Title:	Authorized Signatory

[Signature Page to Fifth Amended and Restated Shareholders’ Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 19, 2020

All-Stars PEIISP IV Limited

By:	/s/ Weidong (Richard) Ji
Name:	Weidong (Richard) Ji
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 19, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 19, 2020

Racing Sports Limited

By:	/s/ Huang Xin
Name:	Huang Xin
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 19, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 19, 2020

Xiang He Fund II, L.P.

By: Xiang He Partners II, L.P., its General Partner
By: Xiang He II GP, LTD, its General Partner

By:	/s/ Hesong TANG
Name:	Hesong TANG
Title:	Director

Xiang He Fund Gamma, L.P.

By: Xiang He Partners I, L.P., its General Partner
By: Xiang He I GP, LTD, its General Partner

By:	/s/ Hesong TANG
Name:	Hesong TANG
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 19, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 19, 2020

Lightspeed Opportunity Fund, L.P.

Acting through its General Partner:
Lightspeed General Partner Opportunity Fund, L.P.

Acting through its General Partner:
Lightspeed Ultimate General Partner Opportunity Fund, Ltd.

By:
Name:
Title:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 19, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 25, 2020

SCEP MASTER FUND

By:	/s/ Cao FANG
Name:	Cao FANG
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 25, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 25, 2020

CMC Scania II Limited

By:
Name:
Title:

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 25, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 25, 2020

GGV VII Investments Pte. Ltd.

By:	/s/ JIXUN FOO
Name:	JIXUN FOO
Title:	Director

GGV VII Plus Investments Pte. Ltd.

By:	/s/ JIXUN FOO
Name:	JIXUN FOO
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 25 , 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of November 25, 2020

For and on behalf of GGV (FT) LLC

GGV VII Investments Pte. Ltd.

By:	/s/ JIXUN FOO
Name:	JIXUN FOO
Title:	Director

GGV VII Plus Investments Pte. Ltd.

By:	/s/ JIXUN FOO
Name:	JIXUN FOO
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON NOVEMBER 25, 2020

FULL TRUCK ALLIANCE CO. LTD.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Shareholders’ Agreement as of December 4, 2020

SVF TRUCK (SINGAPORE) PTE. LTD.

By:
Name:
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

FOR THE SUBSEQUENT CLOSING ON DECEMBER 4, 2020

FULL TRUCK ALLIANCE CO. LTD.

SCHEDULE I

DEFINITIONS

“Additional Number” has the meaning set forth in Section 4.2(ii).

“Additional Refusal Period” has the meaning set forth in Section 5.5.

“Affiliate” means, with respect to a Person, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; provided, that with respect to any Investor, an Affiliate of such Investor shall include any general partner, officer or director of such Investor and any fund now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with such Investor, and any wholly-owned Subsidiaries of such fund. Notwithstanding the foregoing, the parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group , (ii) entity primarily engaged in investment and trading in the secondary securities market; (iii) the ultimate beneficial owner of an Sequoia Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iv) any officer, director or employee of a Sequoia Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (v) for the avoidance of doubt, any portfolio companies of any Sequoia Entity and portfolio companies of any affiliated investment fund or investment vehicle of any Sequoia Entity. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China that are exclusively managed by Sequoia Capital.. With respect to SVF, its “Affiliate” or “Affiliates” means (i) any shareholder of SVF that Controls SVF, (ii) any of such shareholder’s or SVF’s general partners, (iii) the fund manager managing such shareholder or SVF (and general partners thereof) and other funds managed by such fund manager, (iv) the fund managed by SVF and any wholly-owned subsidiaries of such fund.

“Agreement” has the meaning set forth in the preamble hereto.

“All-Stars” means All-Stars SP VI Limited, All-Stars PESP II Limited, and All-Stars SP VIII Limited and PESP VIII Limited.

“AMC Funds” means IFC Catalyst Fund, LP and IFC Global Emerging Markets Fund of Funds, LP. (or its wholly-owned investment holding vehicle).

“Annual Business Plan” means the annual business plan and budget prepared by the Company.

“Anti-social Force” has the meaning set forth in Section 15.1(ix).

Schedule I-1

“Applicable ABAC Laws” means all laws and regulations applying to the Company, any of its Subsidiaries or Affiliates relating to bribery, money laundering, record keeping and internal financial controls as well as any other form of corruption, including fraud, insider dealing, market manipulation and tax evasion.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) approvals and consents of any Governmental Authority, and (c) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any Applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the Applicable Laws of that jurisdiction.

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of the PRC, including all consents, registrations, filings, agreements, notarizations, certificates, licenses, approvals, permits, authorities or exemption from, by or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof.

“Applicable Trade Laws” means all import and export laws and regulations, including economic and financial sanctions, export controls, anti-boycott and customs laws and regulations applying to the Company, any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, or representatives.

“Articles” means the Fifth Amended and Restated Memorandum of Association and Articles of Association of the Company adopted as of the date hereof, as may be amended and restated from time to time.

“Baidu Capital” means Baidu Capital L.P.

“Baillie Gifford” means Scottish Mortgage Investment Trust plc.

“Blocked Person” means:

(a)    an individual or entity included in a restricted or prohibited list pursuant to one or more of the Applicable Trade Laws;

(b)    an entity in which one or more Blocked Persons has in the aggregate, whether directly or indirectly, a fifty (50) percent or greater equity interest; and

(c)    an entity that is Controlled by a Blocked Person.

“Board” means the board of directors of the Company.

Schedule I-2

“Bulletin 7” means Bulletin No. 7 on Several Issues of Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-resident Enterprises (SAT Bulletin [2015] No. 7) (关于非居民企业间接转让财产企业所得税若干问题的公告 (国家税务总局公告2015年第7号 )), dated February 3, 2015 and effective as of the same date, including any amendment or implementing rules thereof.

“Business Day” means any day other than a Saturday, Sunday or public holiday in the PRC, Hong Kong, Japan, UK, Singapore or Cayman Islands, when banks are generally open for business.

“Class A Ordinary Shares” means the class A ordinary shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“Class B Ordinary Shares” means the class B ordinary shares in the capital of the Company with a par value of US$0.00001 each having the rights, preferences, privileges and restrictions set out in these Articles.

“CAO” means the Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes.

“CAO’s Role” means the role of the CAO which is (a) to respond to complaints by persons who have been or are likely to be directly affected by the social or environmental impacts of IFC projects; and (b) to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems.

“Centre” has the meaning set forth in Section 16.15(ii).

“CFC” means controlled foreign corporation as defined in the U.S. Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”), the Company’s GILTI (as defined in Section 951A of the Code)..

“Change of Control” means (i) (x) any consolidation, amalgamation or merger of the Company with or into any other Person or any other corporate reorganization, in which the Shareholders of the Company immediately prior to such consolidation, amalgamation, merger or reorganization, own less than 50% of the voting power of the Company or the surviving entity immediately after such consolidation, merger, amalgamation or reorganization or (y) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, but excluding any transaction effected solely for tax purposes or to change the Company’s domicile; (ii) a sale, lease or other disposition of all or substantially all of the assets of the Group or (iii) an exclusive license of all or substantially all of the intellectual property of the Group, in each case other than (a) a consolidation with a wholly-owned Subsidiary of the Company; and (b) a merger effected exclusively to change the domicile of the Company.

“Closing” has the meaning set forth in the Subscription Agreement.

Schedule I-3

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Company” has the meaning set forth in the preamble hereto.

“Company Industry Segment” has the meaning set forth in Section 13.2.

“Company Operations” means the existing and future operations, activities and facilities of the Company and its Subsidiaries (including the design, construction, operations, maintenance, management and monitoring thereof as applicable) in the PRC.

“Competitor” means the entities listed in EXHIBIT C (as the “Competitor List”) hereto and any Affiliate of such entities.

“Confidential Information” has the meaning set forth in Section 13.1.

“Conflict Terms” has the meaning set forth in Section 16.7.

“Consolidation” has the meaning set forth in Recital A.

“Consolidation Agreement” has the meaning set forth in Recital A.

“Control” means, when used with respect to any Person, (i) ownership of more than 50% of the Equity Securities of such Person, or (ii) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Agreements” means collectively the following documents in connection with the VIEs: (i) the following contracts entered into among Jiangsu Man Yun Logistics Information Co., Ltd., the YMM VIE Entities and the shareholders of each YMM VIE Entity: (a) Exclusive Technical Support and Service Agreements (独家技术支持和技术服务协议) entered into by and between the Jiangsu Man Yun Logistics Information Co., Ltd. and each YMM VIE Entity, (b) Exclusive Option Agreements (独家购买权协议) entered into by and among Jiangsu Man Yun Logistics Information Co., Ltd., each YMM VIE Entity and each equity holder of such YMM VIE Entity, (c) Voting Agreements (表决权代理协议) entered into by each equity holder of each YMM VIE Entity, each YMM VIE Entity and the Jiangsu Man Yun Logistics Information Co., Ltd., (d) Equity Pledge Agreements (股权质押合同) entered into by and among the Jiangsu Man Yun Logistics Information Co., Ltd., each YMM VIE Entity and each equity holder of such YMM VIE Entity, and (v) Spouse Consent Letter issued by the spouse of each equity holder of such YMM VIE Entity, and (ii) a series of contracts entered into by and among Manbang Information Consulting Co., Ltd. (满帮信息咨询有限公司), Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司) and its registered shareholders, including the exclusive Share Option and Share Trust Agreement (《独家购股权及股权托管协议》), the Exclusive Management Consulting and Technical Services Agreement 《(独家管理咨询与技术服务协议》), the Share Pledge Agreements (《股权质押协议》), the Power of Attorney issued by each registered shareholder of Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司) and the Spouse Consent Letters issued by the spouse of the individual registered shareholders of Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司).

Schedule I-4

“Conversion Price” means the conversion price of the Preferred Shares as adjusted from time to time in accordance with Section 11.

“Covered Person” has the meaning set forth in Section 13.2.

“CR Holders” has the meaning set forth in Section 11.

“CR Shares” has the meaning set forth in Section 11.

“Deed of Adherence” has the meaning set forth in Section 16.5.

“Director” means a director of the Company.

“Disclosing Party” has the meaning set forth in Section 13.3.

“Dispute” has the meaning set forth in Section 16.15(i).

“Drag-Along Sale” has the meaning set forth in Section 6.1(i).

“Drag Completion Date” has the meaning set forth in Section6.1(iii).

“Drag Notice” has the meaning set forth in Section6.1(iii).

“Dragged Shareholders” has the meaning set forth in Section 6.1(i).

“Dragged Shares” has the meaning set forth in Section 6.1(iii).

“Dragging Shareholders” has the meaning set forth in Section 6.1(i).

“Eastern Bell” means Eastern Bell V Investment Limited.

“Effective Time” means December 27, 2017.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

Schedule I-5

“ESOP Plan” means the share incentive plan adopted (and amended or restated from time to time) by the Board in accordance with this Agreement, under which (i) 1,525,679,641 Class A Ordinary Shares have been reserved as of the date hereof for grant of share based incentive awards to officers, directors, employees of the Company or other qualified individuals pursuant to the ESOP Plan; (ii) any Equity Securities that have been repurchased by the Company from time to time in accordance with the Minutes of an Extraordinary General Meeting of the Company passed on September 10, 2019 will be re-designated as Class A Ordinary Shares and be reserved for issuance under the ESOP Plan upon their repurchase by the Company from time to time; and (iii) 1,017,523,059 Class A Ordinary Shares have been issued to MASTER QUALITY GROUP LIMITED pursuant to the exercise of options by certain beneficiaries of Core Trust Company Limited in accordance therewith.

“ESOP Shares” means the Equity Securities reserved or granted pursuant to the then effective ESOP Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercising Holder” has the meaning set forth in Section 5.5.

“Existing Shareholders” means collectively, the holders of Shares of the Company prior to the Closing.

“F-3 Initiating Holders” has the meaning set forth in Section 3.3(i).

“F-3 Registration” has the meaning set forth in Section 3.3(i).

“Farallon” means Kite Holdings, LLC.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fidelity” means Fidelity China Special Situations PLC, Fidelity Investment Funds, Fidelity Funds, Quilter Investors OEIC, ERI-BayernInvest-Fonds Aktien Asien.

“Final Remaining Offered Securities” has the meaning set forth in Section 5.5.

“First Refusal Period” has the meaning set forth in Section 5.3.

“First Transfer Notice” has the meaning set forth in Section 5.3.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect, including Form F-3.

“Founders” means each of YMM Founder and HCB Founder, and “Founder” means any one of them.

“Founder Holding Companies” means each of YMM Founder Holding Company and HCB Founder Holding Company, and “Founder Holding Company” means any one of them.

“Founder Parties” means the Founders and the Founder Holding Companies.

Schedule I-6

“Fourth Transfer Notice” has the meaning set forth in Section 5.5.

“General Redemption” has the meaning set forth in Section 10.1.

“General Redemption Right” has the meaning set forth in Section 10.1.

“Genesis” means Genesis Capital I LP.

“Governmental Authority” means (i) any court, tribunal, arbitrator, authority, agency, commission, official, governing body of any securities exchange or self-regulating organization or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision, and their respective local and provincial branches or departments, (ii) any other national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank, or (iii) any public international organization, or (iv) any entity or enterprise owned or Controlled by a government.

“Group CEO” has the meaning set forth in Section7.4(i).

“Group Companies” or the “Group” includes the Company, YMM Group Companies and HCB Group Companies, and “Group Company” means any one of them.

“HCB” has the meaning set forth in Recital A.

“HCB Founder”, “HCB Founders”, “HCB Founder Holding Company” and “HCB Founder Holding Companies” have the meanings set forth in preamble hereto.

“HCB Group” includes HCB, HCB HK Company, HCB WFOE and all Subsidiaries of HCB, and “HCB Group Company” means any one of them.

“HCB HK Company” means Full Truck Alliance (HK) Limited.

“HCB Investor” and “HCB Investors” have the meaning set forth in preamble hereto.

“HCB Share Exchange Ratio” has the meaning set forth in the Consolidation Agreement.

“HCB WFOE” means Manbang Information Consulting Co., Ltd. (满帮信息咨询有限公司).

“Hillhouse” means Hillhouse TCA TRK Holdings Limited.

“HK Companies” means collectively the HCB HK Company and the YMM HK Company.

“HKIAC Rules” has the meaning set forth in Section 16.15(ii).

“Holders” means any Persons holding any outstanding Registrable Shares and/or Registrable Securities (as adjusted for share dividends, splits, combinations, recapitalizations or similar events), and the “Holder” means any of them.

Schedule I-7

“Holding Fund” has the meaning set forth in Section 15.1(ii).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFC” means the International Finance Corporation, an international organization established by articles of agreement among its member countries including the PRC.

“IFC/AMC Funds Exit Consideration” has the meaning set forth in Section 6.2(ii).

“IFC/AMC Funds Notice Period” has the meaning set forth in Section 6.2(ii).

“IFC/AMC Funds Redemption Date” has the meaning set forth in Section 10.6.

“IFC/AMC Funds Redemption Price” has the meaning set forth in Section 10.6.

“IFC/AMC Funds Redemption Shares” has the meaning set forth in Section 10.6.

“IFC/AMC Funds Request Notice” has the meaning set forth in Section 10.6.

“IFRS” means International Financial Reporting Standards.

“Indemnified Party” has the meaning set forth in Section 3.10(iii).

“Indemnifying Party” has the meaning set forth in Section 3.10(iii).

“Information Rights” has the meaning set forth in Section 2.1.

“Information Rights Holder” means any Shareholder holding 10,000,000 or more Shares (as adjusted for Recapitalizations).

“Inspection Rights” has the meaning set forth in Section 2.2.

“Inspection Rights Holder” means (i) any Shareholder holding 2% or more of the Shares on a fully-diluted and as-converted basis, or (ii) any HCB Investor or YMM Investor who has inspection rights under the Prior Shareholders’ Agreement.

“Investors” means each of the YMM Investors, the HCB Investors, the Series A-15 Investors and the Series A-16 Investors and an “Investor” means any one of them.

“Investor Directors” or “Investor Director” has the meaning set forth in Section 7.2(i).

“IFC” has the meaning set forth in Section 15.11(x).

“IPO” means a bona fide underwritten initial public offering of Class A Ordinary Shares.

Schedule I-8

“Issuance Notice” has the meaning set forth in Section 4.2(i).

“Issuance Notice” has the meaning set forth in Section 4.2(i).

“Key Subsidiaries” means (i) all entities incorporated in the PRC that are Controlled by any of the HK Companies or any of the WFOEs with an actual paid-up registered capital of at least RMB50,000,000, and (ii) the Persons listed in of Schedule II.

“Licenses” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

“Liquidation Event” has the meaning set forth in Section 9.1(i).

“Management Authority” has the meaning set forth in Section 7.4(ii).

“Management Director” has the meaning set forth in Section 7.2(i).

“Management Entity” has the meaning set forth in Section 15.1(ii).

“Management Founder” means the YMM Founder.

“Management Founder’s Special Transferees” has the meaning set forth in Section 7.2(ii).

“Majority Ordinary Shareholders” means holders of more than 50% of the voting power of the then outstanding Ordinary Shares held by the Founders.

“Majority Series A Preferred Holders” means the holders of at least 60% of the voting power of the outstanding Series A Preferred Shares voting as one class on an as-converted basis.

“Majority Shareholders” means (i) the holders of at least 60% of the voting power of the outstanding Series A Preferred Shares voting as one class on an as-converted basis, and (ii) the Group CEO, so long as the Group CEO directly or indirectly holds any Shares of the Company.

“Matters Reserved to the Board” has the meaning set forth in Section 7.2(v).

“Matters Reserved to the Shareholders’ Meeting” has the meaning set forth in Section 7.1(iii).

“New Securities” means any Equity Securities, debt or other securities of any kind of the Company whether now or hereafter authorized; provided that the term “New Securities” does not include (i) Class A Ordinary Shares issued upon conversion of the Preferred Shares; (ii) Class A Ordinary Shares issuable to employees, professional consultants, or directors of the Company pursuant to the ESOP Plan approved by the Board; (iii) Equity Securities as a dividend or distribution on the Preferred Shares; (iv) securities issued in a Qualified IPO; (v) any issuance of Equity Securities in connection with any share split, share dividend or other similar event; (vi) any issuance of Equity Securities pursuant to the acquisition of another Person by the Company approved by the Board; (vii) any issuance of Equity Securities at each Closing and/or each Subsequent Closing or any issuance of Unissued Shares under the Subscription Agreement; and (viii) securities issuable pursuant to strategic alliances, technology licenses or equipment lease, real estate lease, loan and financing arrangement and bank financing arrangements approved by the Board.

Schedule I-9

“Non-competition Period” has the meaning set forth in Section 15.1(i).

“Non-Disclosing Parties” has the meaning set forth in Section 13.3.

“Non-Qualified IPO Notice” has the meaning set forth in Section 10.2.

“Notice of Arbitration” has the meaning set forth in Section 16.15(i).

“Observer” has the meaning set forth in Section 2.3.

“Observer Rights” has the meaning set forth in Section 2.3.

“Obstructive Practice” has the meaning set forth in Exhibit E.

“Offered Securities” has the meaning set forth in Section 5.3.

“Ordinary Shares” means collectively, the Class A Ordinary Shares and the Class B Ordinary Shares, each of which with par value US$0.00001.

“Ordinary Share Equivalents” means preferred shares, bonds, loans, warrants, options and any other rights convertible, exercisable or exchangeable for Ordinary Shares and instruments convertible or exercisable or exchangeable for Ordinary Shares, including the Preferred Shares.

“Organized Crime Group” has the meaning set forth in Section 15.11(ix).

“Original Purchase Price” means the Series A Original Purchase Price (for the Series A Preferred Shares other than Series A-15 Preferred Shares and Series A-16 Preferred Shares) , the Series A-15 Original Purchase Price (for the Series A-15 Preferred Shares) or the Series A-16 Original Purchase Price (for the Series A-16 Preferred Shares).

“Other Ordinary Shareholder” and “Other Ordinary Shareholders” have the meaning set forth in the preamble hereto.

“Oversubscription Notice” has the meaning set forth in Section 4.2(ii).

“Oversubscription Period” has the meaning set forth in Section 4.2(ii).

“Oversubscription Right” has the meaning set forth in Section 4.1.

“Party” or “Parties” has the meaning set forth in the preamble hereto.

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, copies of which have been delivered to and receipt of which has been acknowledged by the Company.

Schedule I-10

“Permira” means Permira PGO1 SPV Limited.

“Permira Redemption Shares” has the meaning set forth in Section 10.8.

“Permitted Recipient” has the meaning set forth in Section 2.1.

“Permitted Transferee” has the meaning set forth in Section 5.7.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means (i) a passive foreign investment company (within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended) or (ii) classified as a partnership or a branch for U.S. federal income tax purposes.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

“PRC GAAP” means generally accepted accounting principles in the PRC, applied on a consistent basis.

“Preemption Participating Holder” has the meaning set forth in Section 4.2(i).

“Preemption Period” has the meaning set forth in Section 4.2(i).

“Preemptive Rights” has the meaning set forth in Section 4.1.

“Preferred Liquidation Amount” means an amount equal to one hundred percent (100%) of the applicable Original Purchase Price.

“Preferred Redemption Amount” means an amount equal to one hundred percent (100%) of the applicable Original Purchase Price.

“Preferred Shares” or “Series A Preferred Shares” means collectively, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series A-4 Preferred Shares, the Series A-5 Preferred Shares, the Series A-6 Preferred Shares, the Series A-7 Preferred Shares, the Series A-8 Preferred Shares, the Series A-9 Preferred Shares, the Series A-10 Preferred Shares, the Series A-11 Preferred Shares, the Series A-12 Preferred Shares, the Series A-13 Preferred Shares, the Series A-14 Preferred Shares, the Series A-15 Preferred Shares and the Series A-16 Preferred Shares.

“PR Holder” or “PR Holders” has the meaning set forth in Section 4.1.

“Principal Business” has the meaning set forth in Recital D.

Schedule I-11

“Prior Shareholders’ Agreement” has the meaning set forth in Recital C.

“Proposed Issuance” has the meaning set forth in Section 4.2(i).

“Proposed Recipient” has the meaning set forth in Section 4.1.

“Proposed Transfer” has the meaning set forth in Section 5.3.

“Public Official” means (a) an officer or employee of any national, regional, local or other component of any Governmental Authority; (b) a director, officer or employee of any entity in which a Governmental Authority or any component of any Governmental Authority possesses a majority or controlling interest; (c) a candidate for public office; (d) a political party or political party official; (e) an officer or employee of a public international organization (e.g., the European Commission or World Bank); and (f) any individual who is acting in an official capacity for any Governmental Authority, component of a Governmental Authority, political party or public international organization, even if such individual is acting in that capacity temporarily and without compensation.

“Qualified Electing Fund” has the meaning set forth in Section 15.6(ii).

“Qualified Exchange” means (i) the New York Stock Exchange, the NASDAQ Stock Market’s Global Market System or the Main Board of the Hong Kong Stock Exchange or (ii) any other exchange of recognized international reputation and standing duly approved by the Shareholders in accordance with Section 7.1(iii).

“Qualified IPO” means an IPO on a Qualified Exchange based on a pre-money valuation of the Company implying a per share price of the Company’s Shares as-converted basis (as adjusted for any Recapitalizations) of not less than (i) 130% of the Series A-16 Original Purchase Price, if such IPO is consummated on or before June 30, 2022; or (ii) 150% of the Series A-16 Original Purchase Price, if such IPO is consummated after June 30, 2022, and that will bring net offering proceeds to the Company, after deduction of underwriting discounts and registration expenses, of at least US$1,000,000,000.

“Recapitalizations” means any share split, share dividend, share combination or consolidation, recapitalization or other similar event in relation to the shares of the Company.

“Redemption Date” has the meaning set forth in Section 10.5.

“Redemption Funds” has the meaning set forth in Section 10.9(i).

“Redemption Notice” has the meaning set forth in Section 10.4.

“Redemption Price” has the meaning set forth in Section 10.4.

“Redemption Request” has the meaning set forth in Section 10.1.

“Redemption Requesting Holders” has the meaning set forth in Section 10.1.

“Redemption Right” has the meaning set forth in Section 10.1.

Schedule I-12

“Redemption Shares” has the meaning set forth in Section 10.3.

“Registrable Securities” means (i) the Preferred Shares, (ii) the Class A Ordinary Shares issuable or issued upon conversion of the Preferred Shares and (iii) any Class A Ordinary Shares owned or hereafter acquired by the Investors.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Forms F-1 or F-3 under the Securities Act, or on any comparable form in connection with Registration in a jurisdiction other than the United States.

“Related Entities” has the meaning set forth in Section 15.1(ii).

“Related Party” has the meaning set forth in Section 6.2(ii).

“Requesting Holders” has the meaning set forth in Section 3.1(i).

“Requisite Shareholders” means Shareholders holding at least 2/3 of the voting power of all outstanding Shares on an as-converted basis, including Shareholders holding at least 60% of the voting power of all outstanding Preferred Shares on an as-converted basis and the Group CEO (for so long as he directly or indirectly holds any Shares of the Company).

“ROFR Holder” or “ROFR Holders” has the meaning set forth in Section 5.5.

“Sale Agreement” has the meaning set forth in Section 6.1(ii).

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, set forth in Exhibit E.

“Second Refusal Period” has the meaning set forth in Section 5.5.

“Second Transfer Notice” has the meaning set forth in Section 5.5.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Ordinary Shareholder” has the meaning set forth in Section 5.1.

“Selling Shareholder” has the meaning set forth in Section 5.3.

“Series A Original Purchase Price” means with respect to each Series A Preferred Share (other than Series A-15 Preferred Share and Series A-16 Preferred Share), the applicable Series A Original Purchase Price set forth in Exhibit H hereto (as adjusted for any Recapitalizations).

“Series A Preference Amount” means an amount equal to one hundred thirty percent (130%) of the applicable Series A Original Purchase Price (as adjusted for Recapitalization) for each Series A Preferred Share, plus any declared but unpaid dividends thereon.

Schedule I-13

“Series A-15 Investor” and “Series A-15 Investors” have the meaning set forth in preamble hereto.

“Series A-15 Original Purchase Price” means, for each Series A-15 Preferred Share, US$0.36740095 (as adjusted for any Recapitalizations).

“Series A-15 Preference Amount” means an amount equal to one hundred thirty percent (130%) of the Series A-15 Original Purchase Price for each Series A-15 Preferred Share, plus any declared but unpaid dividends thereon.

“Series A-15 Preferred Shares” means the Series A-15 Preferred Shares, par value US$ 0.00001 per share, of the Company.

“Series A-16 Investor” and “Series A-16 Investors” have the meaning set forth in preamble hereto.

“Series A-16 Original Purchase Price” means, for each Series A-16 Preferred Share, US$ 0.57436476 (as adjusted for any Recapitalizations).

“Series A-16 Preference Amount” means an amount equal to one hundred thirty percent (130%) of the Series A-16 Original Purchase Price for each Series A-16 Preferred Share, plus any declared but unpaid dividends thereon.

“Series A-16 Preferred Shares” means the Series A-16 Preferred Shares, par value US$ 0.00001 per share, of the Company.

“Series A-16 Redemption Request” has the meaning set forth in Section 10.2.

“Series A-16 Redemption Right” has the meaning set forth in Section 10.2.

“Shares” means, collectively, the Ordinary Shares and the Preferred Shares.

“Shareholders” means (i) each of the holders of the Shares and (ii) any other Person who becomes a shareholder of the Company in accordance with the terms of this Agreement and becomes a party to this Agreement, in each case for so long as such Person remains a shareholder of the Company, and in the case of any Shareholder that is a natural person shall be deemed to include the estate of such Shareholder and the executor, conservator, committee or other similar legal representative of such Shareholder or such Shareholder’s estate following the death or incapacitation of such Shareholder.

“Shareholders’ Meeting” has the meaning set forth in Section 7.1(i).

“Shell Bank” means a bank incorporated in a jurisdiction in which it has no physical presence and which is not an Affiliate of a regulated bank or a regulated financial group.

“Softbank” has the meaning set forth in Section 13.4.

Schedule I-14

“Special Redemption Notice” has the meaning set forth in Section 10.8.

“Special Sale Event” has the meaning set forth in Section 6.2(i).

“Special Sale Notice” has the meaning set forth in Section 6.2(i).

“Subscription Agreement” has the meaning set forth in Recital C.

“Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner, or (iii) any variable interest entity controlled by such Person or its Subsidiary.

“Subsidiary Board” has the meaning set forth in Section 7.2(iii).

“SVF” means SVF Truck (Singapore) Pte. Ltd., a private company limited by shares established under the laws of Singapore.

“SVF Special Redemption Date” has the meaning set forth in Section 10.7.

“SVF Special Redemption Price” has the meaning set forth in Section 10.7.

“SVF Special Redemption Shares” has the meaning set forth in Section 10.7.

“SVF Special Request Notice” has the meaning set forth in Section 10.7.

“Tag-Along Right” has the meaning set forth in Section 6.3.

“Tag Notice” has the meaning set forth in Section 6.1(ii).

“Tagged Redemption Right” has the meaning set forth in Section 10.8

“Tag Holder” has the meaning set forth in Section 6.1(ii).

“Tag Securities” has the meaning set forth in Section 6.3.

“Tag Transferee” has the meaning set forth in Section 6.1(ii).

“Tax Authority” means any United States, Cayman Islands, PRC, Hong Kong or other local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign).

“Tax Returns” has the meaning set forth in Section 15.6(i).

“Third Refusal Period” has the meaning set forth in Section 5.5.

“Third Transfer Notice” has the meaning set forth in Section 5.5.

“Transaction Documents” means this Agreement, the Subscription Agreement and the Articles.

Schedule I-15

“Transfer” means sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, or grant any interest or right with respect to, directly or indirectly, through one or a series of transactions, any Ordinary Shares or any Ordinary Share Equivalents (as applicable).

“Truck Loan” means financial leases provided by HCB to its customers for the purposes of facilitating such customer’s use of trucks.

“Underwriter’s Representative” has the meaning set forth in Section 3.1(iii).

“US GAAP” means the generally accepted accounting principles in the United States, applied on a consistent basis.

“USRPHC” has the meaning set forth in Section 15.6(i).

“Violation” has the meaning set forth in Section 3.10(i).

“Ward Ferry” means WF Asian Reconnaissance Fund Limited.

“WFOE” means YMM WFOEs and HCB WFOE.

“World Bank Listing of Ineligible Firms” has the meaning set forth in Section 5.9(iii).

“YMM” has the meaning set forth in Recital A.

“YMM Founder” and “YMM Founder Holding Company” have the meanings set forth in preamble hereto.

“YMM Group” includes YMM, YMM HK Company, YMM WFOEs and all the Subsidiaries of YMM, and “YMM Group Company” means any one of them.

“YMM HK Company” means Lucky Logistics Information Limited.

“YMM Investor” and “YMM Investors” have the meanings set forth in preamble hereto.

“YMM VIE Entities” means Beijing Yun Man Man Technology Co., Ltd. (北京运满满科技有限公司) and Shanghai Xi Wei Information Consultation Co., Ltd. (上海细微信息咨询有限公司).

“YMM WFOEs” means Jiangsu Man Yun Logistics Information Co., Ltd. (江苏满运物流信息有限公司) and Nanjing Yun Man Man Investment Co., Ltd. (南京运满满投资有限公司), and “YMM WFOE” means any of them.

Schedule I-16

SCHEDULE II

Signing Entities

NO.	Name
1.	Lucky Logistics Information Limited （好运物流信息有限公司）

2.	Jiangsu Man Yun Logistics Information Co., Ltd. (江苏满运物流信息有限公司)

3.	Shanghai Xi Wei Information Consultation Co., Ltd. (上海细微信息咨询有限公司)

4.	Jiangsu Man Yun Software Technology Co., Ltd. (江苏满运软件科技有限公司)

5.	Nanjing Yun Man Man Investment Co., Ltd. (南京运满满投资有限公司)

6.	Full Truck Alliance(HK) Limited (满帮（香港）有限公司)

7.	Manbang Information Consultancy Co., Ltd. (满帮信息咨询有限公司)

8.	Guiyang Huochebang Technology Co., Ltd. (贵阳货车帮科技有限公司)

9.	Chengdu Yunli Technology Co., Ltd. (成都运力科技有限公司)

10.	Guizhou Banghuoche Financing Guarantee Co., Ltd.(贵州帮货车融资担保有限公司)

11.	Guiyang Shanen Insurance Brokerage Co., Ltd. (贵阳山恩保险经纪有限公司)

12.	Guizhou Huochebang Microfinancing Co., Ltd. (贵州货车帮小额贷款有限公司)

Schedule II

SCHEDULE III-1

YMM Founder

ZHANG Hui (张晖), a citizen of the PRC with his ID card number of ******

YMM Founder Holding Company

Full Load Logistics Information Co. Ltd

Schedule III-1

SCHEDULE III-2

HCB Founders

NO.	HCB Founder Name and ID Information	HCB Founder Holding Companies
1.	Wenjian DAI (戴文建), a citizen of the PRC with his ID card number of ******	Dai WJ Holdings Limited

2.	Peng LUO (罗鹏), a citizen of the PRC with his ID card number of ******	Luo P Holdings Limited

3.	Tianguang TANG (唐天广), a citizen of the PRC with his ID card number of ******	Tang TG Holdings Limited

4.	Xianfu LIU (刘显付), a citizen of the PRC with his ID card number of ******	Liu XF Holdings Limited

5.	Yun DAI (戴芸), a permanent resident of Hong Kong with her passport number of ******	Great Oak Trading LTD.

Schedule III-2

SCHEDULE IV-1

YMM Investors

NO.	YMM Investor Short Name	YMM Investor Full Name and Registered Office
1.	Truck Work

Truck Work Logistics Information Co. Ltd,

a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110.

2.	Lightspeed

Lightspeed China Partners I, L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Lightspeed China Partners I-A, L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

3.	Sequoia Capital

SCC Venture V Holdco I, Ltd.,

a company incorporated in Cayman Islands whose registered office is at Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands.

4.	Yunfeng	Sunshine Logistics Investment Limited, a company incorporated in British Virgin Islands whose registered office is at 171 Main Street, Road Town, Tortola VG1110, British Virgin Islands.

Schedule IV-1

NO.	YMM Investor Short Name	YMM Investor Full Name and Registered Office
5.	Capital Champion

Capital Champion Holdings Limited,

a company incorporated in British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

6.	Nanjing Aide

Nanjing Ai De Fu Luo Na Information Technology Investment Partnership (Limited Partnership),

a partnership incorporated in China whose registered office is at East Unit 3, Building 01, Dajianyin Lane No. 16, Gulou District, Nanjing, China.

7.	Xiang He	Xiang He Fund I, L.P., a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

8.	GGV

GGV Capital VI L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

GGV Capital VI Entrepreneurs Fund L.P.,

a partnership incorporated in Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

9.	CMC	CMC Scania Holdings Limited, a company incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

10.	Tiger	Internet Fund IV Pte. Ltd., a company incorporated in Singapore whose registered office is at 8 Temasek Boulevard #32-02, Suntec Tower Three, Singapore (038988).

Schedule IV-1

NO.	YMM Investor Short Name	YMM Investor Full Name and Registered Office

11.	Artist Growth

Artist Growth Opportunity Fund I LP

a company incorporated in USA with registered office at 20 West 55th Street, New York NY 10019, USA

Artist Growth Opportunity I LP

a company incorporated in USA with registered office at 20 West 55th Street, New York NY 10019, USA

12.	Tyrus	Tyrus-DA Global Sharing Economy No.2 a company incorporated in South Korea with registered office at 2nd Floor, 39 Teheran-ro 87-gil, Gangnam-gu, Seoul, South Korea 06166

Schedule IV-1

SCHEDULE IV-2

HCB Investors

NO.	HCB Investor Short Name	HCB Investor Full Name and Registered Office
1.	Tencent

Morespark Limited,

a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East Wanchai, Hong Kong.

Tencent Mobility Limited,

a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong.

2.	Eastern Bell	Eastern Bell V Investment Limited, a company incorporated in the British Virgin Islands whose registered office is at Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands.

3.	Hillhouse	Hillhouse TCA TRK Holdings Limited, a company incorporated in the British Virgin Islands whose registered office is at Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands.

4.	Genesis

Genesis Capital I LP,

an exempted limited partnership duly incorporated and validly existing under the laws of Cayman Islands, with its registered office at c/o MourantOzannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands

5.	All-Stars	All-Stars SP VI Limited Registered Address - Nemours Chambers, Road Town, Tortola, British Virgin Islands

6.	IFC	International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America

Schedule IV-2

NO.	HCB Investor Short Name	HCB Investor Full Name and Registered Office
7.	TYP Holdings, LLC	TYP Holdings, LLC Registered Address: 650 5th Ave, Suite 3301, New York NY, 10019

8.	Teng Yue Partners Master Fund, LP	Teng Yue Partners Master Fund, LP Registered Address: Teng Yue Partners Master Fund, LP Mourant Ozannes 94 Solaris Avenue Camana Bay P.O. Box 1348 Grand Cayman, KY1-1108 Cayman Islands

9.	Catalyst Fund	IFC Catalyst Fund, LP, a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433

10.	GEM Fund	IFC Global Emerging Markets Fund of Funds, LP, a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433

11.	Techgiant	Techgiant Limited, a company registered in the British Virgin Islands;

12.	Baidu Capital	Baidu Capital L.P. Registered Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

13.	Fortune Nice

Fortune Nice International Limited

a company incorporated in the British Virgin Islands whose registered office is at Level 1, Palm Grove House, Wickham’s Cay, 1 Road Town, Tortola, British Virgin Islands

14.	GC GEM

GC GEM Co-investment Limited

an exempted limited liability company incorporated in the Cayman Islands whose registered office is at Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108

Schedule IV-2

NO.	HCB Investor Short Name	HCB Investor Full Name and Registered Office

15.	Guiyang VC

Guiyang Venture Capital Co., Ltd.(贵阳市创业投资有限公司)

a company incorporated in the PRC whose registered office is at 10th Floor B Tower China Aluminum Sci&Tech Building, No.2 JingZhu Road, GuanShanhu District, Guiyang City, GuiZhou Province, PRC.

Schedule IV-2

SCHEDULE V

Series A-15 Investors

No	Series A-15 Investor Short Name	Series A-15 Investor Full Name and Registered Office
1.	Zhang Hui

Full Load Logistics Information Co. Ltd

a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor, Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands, VG1110.

2.	Wang Gang

Super Trolley Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Mini Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Kar Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Van Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

Super Truck Investment Limited

a company incorporated in the British Virgin Islands whose registered office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.	Lightspeed

LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.

a partnership incorporated in the Cayman Islands whose registered address is at C/O Maples Corporate Services Limited, Ugland House, South Church Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

4.	Tencent	Tencent Mobility Limited, a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East, Wanchai, Hong Kong.

Schedule V

5.	Sequoia Capital

SCC GROWTH IV 2018-H, L.P.

a partnership incorporated in the Cayman Islands whose registered office is at Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

6.	All-Stars

All-Stars PESP II Limited

a company incorporated in the British Virgin Islands whose registered office is at Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, VG1110, Tortola, British Virgin Islands.

All-Stars SP VIII Limited

a company incorporated in the British Virgin Islands whose registered office is at Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, VG1110, Tortola, British Virgin Islands.

7.	Genesis

Genesis Capital I LP,

an exempted limited partnership incorporated in the Cayman Islands whose registered office is at c/o MourantOzannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands.

8.	Eastern Bell

Eastern Bell International II Limited

a company incorporated in the British Virgin Islands whose registered office is at CCS Trustees Limited, 263 Main Street, Road Town, Tortola, British Virgin Islands.

9.	Hillhouse

Hillhouse TRK-III Holdings Limited

a company incorporated in the Cayman Islands whose registered office is at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

10.	Teng Yue

Teng Yue Partners Master Fund, LP

a partnership incorporated in the Cayman Islands whose registered office is at Mourant Ozannes 94 Solaris Avenue Camana Bay P.O. Box 1348, Grand Cayman, KY1-1108 Cayman Islands.

Teng Yue Partners RDLT, LP

a partnership incorporated in the Cayman Island whose registered office is at 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Island.

Schedule V

11.	IFC

IFC CATALYST FUND, LP

a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433.

IFC GLOBAL EMERGING MARKETS FUND OF FUNDS, LP

a limited partnership established under the laws of Scotland, with its business address at 2121 Pennsylvania Avenue NW, Washington D.C. 20433.

12.	Capital Champion

Capital Champion Holdings Limited,

a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

13.	Xiang He	Xiang He Fund I, L.P. a partnership incorporated in the Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

14.	GGV

GGV Capital VI L.P.,

a partnership incorporated in the Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

GGV Capital VI Entrepreneurs Fund L.P.,

a partnership incorporated in the Cayman Islands whose registered office is at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

15.	SVF	SVF Truck (Singapore) Pte. Ltd. a company incorporated in Singapore whose registered office is at 138 Market Street #27-01A, Capitagreen, Singapore 048946.

16.	China Reform Fund	Propitious Morningstar Limited a company incorporated in Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands

17.	CII Fund

China Internet Investment Fund (Limited Partnership),

a partnership incorporated in PRC whose registered office is at A032, 1ST Floor, No. 2 Building, Keyuan Road No. 18, Daxing Economic Development Zone, Daxing District, Beijing(A032北京市大兴区大兴经济开发区科苑路18号 2幢一层A032号).

Schedule V

18.	Farallon Capital	Kite Holdings, LLC a partnership incorporated in the USA whose registered office is at Corporate Service Company, 251 Little Falls Drive, Wilmington, DE 19808, USA.

19.	CapitalG	CapitalG LP a partnership incorporated in the USA whose registered office is at 251 Little Falls Drive Wilmington, DE 19808, USA.

20.	Baillie Gifford	Scottish Mortgage Investment Trust plc a company incorporated in the United Kingdom whose registered office is at Carlton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.

21.	Ward Ferry

WF ASIAN RECONNAISSANCE FUND LIMITED

a company incorporated in the Cayman Islands whose registered office is at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Ave, George Town, Grand Cayman KY1-9005, Cayman Islands.

22.	GSR	GSR VENTURES VI (SINGAPORE) PTE. LTD. a company incorporated in Singapore whose registered office is at 32 Pekin Street, #05-01, Singapore (048762).

23.	Riverhead Capital

Shanghai Shengjia Xinlue Investment Center LLP

a partnership incorporated in PRC whose registered office is at Unit 705-20, 438 Pu Dian Rd, China (Shanghai) Pilot Free Trade Zone, Shanghai, China P.R. (中国(上海)自由贸易试验区浦电路 438号705-20室)

24.	New World

Best Will Project Company Limited

a company incorporated in the British Virgin Islands whose registered office is at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, British Virgin Islands VG1110.

25.	Woodbury Capital

Woodbury Capital Management Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

26.	ABC International

DYNAMIC MOVE INVESTMENTS LIMITED

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.

Schedule V

27.	Jade Orchid	Jade Orchid Limited a company incorporated in the British Virgin Islands whose registered office is at Woodbourne Hall, Road Town, Tortola, British Virgin Islands.

28.	Rose World	Rose World Capital Limited a company incorporated in the British Virgin Islands whose registered office is at Intershore Chambers, Road Town, Tortola, British Virgin Islands.

29.	North Land

North Land Global Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

30.	Zhang Ning	Ning Zhang an individual whose address is at ******

Schedule V

SCHEDULE VI

Series A-16 Investors

No	Series A-16 Investor Short Name	Series A-16 Investor Full Name and Registered Office
1.	Sequoia Capital

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – 2020-B, L.P.a partnership incorporated in the Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.

a partnership incorporated in the Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

SCEP MASTER FUND

a company incorporated in the Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104

2.	Permira	Permira PGO1 SPV Limited a limited liability company incorporated in Guernsey whose registered office is at First Floor, Albert House, South Esplanade, St Peter Port, Guernsey, GY1 1AJ

3.	SVF	SVF Truck (Singapore) Pte. Ltd. a company incorporated in Singapore whose registered office is at 138 Market Street #27-01A, Capitagreen, Singapore 048946.

4.	Fidelity

Fidelity China Special Situations PLC

a closed-ended investment company incorporated in England and Wales, whose registered office is at Beech Gate, Millfield Lane, Lower Kingswood, Tadworth, Surrey KT20 6RT, United Kingdom. (CSSIT)

Fidelity Investment Funds

an open-ended investment company incorporated in England and Wales, whose registered office is at Beech Gate, Millfield Lane, Lower Kingswood, Tadworth, Surrey KT20 6RT, United Kingdom. (CHCF & ASOP)

Fidelity Funds

an open-ended investment company incorporated in Luxembourg, whose registered office is at 2a, Rue Albert Borschette, BP 2174, L-1021 Luxembourg. (F/CHC & F/AXJ)

Schedule VI

Quilter Investors OEIC

an open-ended investment company incorporated as an investment company with variable capital whose registered office is Senator House, 85 Queen Victoria Street, London EC4V 4AB (QUILA)

ERI-BayernInvest-Fonds Aktien Asien

a fund established in Germany (ERIA7)

5.	Xiang He

Xiang He Fund II, L.P.

a partnership incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Xiang He Fund Gamma, L.P.

a partnership incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

6.	Hillhouse

Hillhouse TRK-III Holdings Limited

a company incorporated in the Cayman Islands whose registered office is at the offices of Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

7.	All-Stars

All-Stars PEIISP IV Limited

a company incorporated in British Virgin Islands whose registered office is at Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands.

8.	Lightspeed

Lightspeed Opportunity Fund, L.P.

a partnership incorporated in Cayman Islands whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

9.	Baillie Gifford	Scottish Mortgage Investment Trust plc a company incorporated in the United Kingdom whose registered office is at Carlton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom

10.	Yunfeng	Racing Sports Limited a company incorporated in British Virgin Islands whose registered office is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

11.	CMC

CMC Scania II Limited

a company limited by shares incorporated in the Cayman Islands, whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

12.	GGV

GGV VII Investments Pte. Ltd.

a company incorporated under the laws of Singapore, with registration number 201924837H and having its registered office at 12 Marina Boulevard #31-01A, Marina Bay Financial Centre Singapore, 018982

GGV VII Plus Investments Pte. Ltd.

a company incorporated under the laws of Singapore, with registration number 201942052G and having its registered office at 12 Marina Boulevard #31-01A, Marina Bay Financial Centre Singapore, 018982

GGV (FT) LLC

a Cayman Islands limited liability company, having its registered office at International Corporation Services Ltd, PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town KY1-1106, Grand Cayman, Cayman Islands

13.	Tencent	Morespark Limited, a company incorporated in Hong Kong whose registered office is at 29/F, Three Pacific Place, 1 Queen’s Road East Wanchai, Hong Kong

Schedule VI

SCHEDULE VII

Other Ordinary Shareholders

NO.	Other Ordinary Shareholder Short Name	Other Ordinary Shareholder Full Name and Registered Office
3.	Master Quality

Master Quality Group Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

4.	Geng Xiaofang

Geng XF Holdings Limited

a company incorporated in the British Virgin Islands whose registered office is at Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands

5.	Clouse S.A.	Clouse S.A. acting for the account of its compartment 27 whose address is at 5, Heienhaff, L-1736 Senningerberg Luxembourg

6.	Star Beauty

Star Beauty Global Limited

a company incorporated in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

7.	PESP

PESP VIII Limited

a company incorporated in the British Virgin Islands whose registered office is at Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands

Schedule VII

EXHIBIT A

CAPITALIZATION TABLE

Shareholders	Number of Shares	Percentage (%)
Ordinary Shares[1]
Dai WJ Holdings Limited	231,833,086	1.1941%
Liu XF Holdings Limited	510,242,069	2.6282%
Tang TG Holdings Limited	454,330,991	2.3402%
Luo P Holdings Limited	46,244,569	0.2382%
Great Oak Trading LTD.	174,525,708	0.8990%
DWJ Partners Limited	40,805,708	0.2102%
Full Load Logistics Information Co. Ltd	963,610,653	4.9634%
GENG XF Holdings Limited	197,571,204	1.0177%
Star Beauty Global Limited	15,669,069	0.0807%
CLOUSE S.A. ACTING FOR THE ACCOUNT OF ITS COMPARTMENT 27	25,110,510	0.1293%
PESP VIII Limited	47,871,467	0.2466%
Master Quality Group Limited (Exercised Options)	1,017,523,059	5.2411%
ESOP	1,525,679,641	7.8585%

Subtotal	5,251,017,734	27.0471%

Preferred Shares
Full Load Logistics Information Co. Ltd	2,721,822	0.0140%
Truck Work Logistics Information Co. Ltd	736,177,535	3.7919%
Super Trolley Investment Limited	29,784,582	0.1534%
Super Mini Investment Limited	44,676,873	0.2301%
Super Kar Investment Limited	59,569,164	0.3068%
Super Van Investment Limited	74,461,455	0.3835%
Super Truck Investment Limited	89,353,747	0.4602%
Morespark Limited	516,716,062	2.6615%
Tencent Mobility Limited	197,291,527	1.0162%
Eastern Bell V Investment Limited (incl. warrants)[2]	398,320,358	2.0517%
Eastern Bell International II Limited	54,436,441	0.2804%
Hillhouse TCA TRK Holdings Limited (warrants)[3]	319,845,572	1.6475%
Hillhouse TRK-III Holdings Limited	88,715,406	0.4570%
Genesis Capital I LP	447,207,152	2.3035%
All-Stars SP VI Limited	586,444,190	3.0207%

[1]	Among those Shareholders that hold Ordinary Shares, Full Load Logistics Information Co. Ltd holds Class B Ordinary Shares and the other Shareholders hold Class A Ordinary Shares.
[2]

According to the Minutes of an Extraordinary General Meeting of the Company held on July 8, 2020, the Company issued to Eastern Bell V Investment Limited a Warrant to Purchase Preferred Shares of the Company dated July 16, 2020, pursuant to which Eastern Bell V Investment Limited is entitle to purchase 341,774,251 Series A-1 Preferred Shares and 17,989,023 Series A-2 Preferred Shares in accordance with the terms and conditions of such Warrant.

[3]

According to the Minutes of an Extraordinary General Meeting of the Company held on July 8, 2020, the Company issued to Hillhouse TCA TRK Holdings Limited a Warrant to Purchase Preferred Shares of the Company dated July 16, 2020, pursuant to which Hillhouse TCA TRK Holdings Limited is entitle to purchase 303,852,591 Series A-1 Preferred Shares and 15,992,981 Series A-2 Preferred Shares in accordance with the terms and conditions of such Warrant.

Exhibit A

All-Stars SP VIII Limited	68,045,551	0.3505%
All-Stars PESP II Limited	234,187,034	1.2063%
Teng Yue Partners Master Fund, LP	270,350,535	1.3925%
Teng Yue Partners RDLT, LP	26,096,616	0.1344%
TYP Holdings, LLC	43,620,710	0.2247%
International Finance Corporation	93,472,356	0.4815%
IFC CATALYST FUND, LP	74,256,946	0.3825%
IFC GLOBAL EMERGING MARKETS FUND OF FUNDS, LP	59,646,946	0.3072%
BAIDU CAPITAL L.P.	248,776,324	1.2814%
TECHGIANT Limited	31,157,404	0.1605%
Lightspeed China Partners I, L.P.	579,761,961	2.9863%
Lightspeed China Partners I-A, L.P.	79,283,132	0.4084%
LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.	54,436,441	0.2804%
SCC Venture V Holdco I, Ltd.	566,842,635	2.9197%
SCC GROWTH IV 2018-H, L.P.	163,309,322	0.8412%
Sunshine Logistics Investment Limited	274,229,890	1.4125%
Capital Champion Holdings Limited	211,350,985	1.0886%
Fortune Nice International Limited	3,115,746	0.0160%
Nanjing Ai De Fu Luo Na Information Technology Investment Partnership (Limited Partnership)	64,446,468	0.3320%
Xiang He Fund I, L.P.	169,573,670	0.8734%
GGV Capital VI L.P.	123,229,544	0.6347%
GGV Capital VI Entrepreneurs Fund L.P.	5,311,619	0.0274%
CMC Scania Holdings Limited	249,759,201	1.2865%
Internet Fund IV Pte. Ltd.	229,334,153	1.1813%
GC GEM Co-Investment Limited	20,703,369	0.1066%
SVF Truck (Singapore) Pte. Ltd.	3,923,149,210	20.2075%
Kite Holdings, LLC	231,354,872	1.1917%
CapitalG LP	81,654,661	0.4206%
Scottish Mortgage Investment Trust plc	81,654,661	0.4206%
Jade Orchid Limited	95,263,771	0.4907%
Rose World Capital Limited	19,052,754	0.0981%
North Land Global Limited	13,609,110	0.0701%
Best Will Project Company Limited	10,887,288	0.0561%
Woodbury Capital Management Limited	8,165,466	0.0421%
WF ASIAN RECONNAISSANCE FUND LIMITED	54,436,441	0.2804%
DYNAMIC MOVE INVESTMENTS LIMITED	13,609,110	0.0701%
GSR VENTURES VI (SINGAPORE) PTE. LTD.	27,218,220	0.1402%
China Internet Investment Fund (Limited Partnership)	326,618,643	1.6824%
Shanghai Shengjia Xinlue Investment Center LLP	27,218,220	0.1402%
Propitious Morningstar Limited	326,618,643	1.6824%
Guiyang Venture Capital Co., Ltd.	186,944,757	0.9629%
Tyrus-DA Global Sharing Economy No. 2	47,469,665	0.2445%
Artist Growth Opportunity Fund I LP	45,876,538	0.2363%
Artist Growth Opportunity I LP	154,762,251	0.7972%
Zhang Ning	27,218,220	0.1402%
SEQUOIA CAPITAL GLOBAL GROWTH FUND III – 2020-B, L.P.	261,158,083	1.3452%

Exhibit A

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.	261,158,084	1.3452%
Permira PGO1 SPV Limited	261,158,084	1.3452%
Fidelity China Special Situations PLC	27,856,862	0.1435%
Fidelity Investment Funds	15,891,724	0.0819%
Fidelity Funds	37,862,628	0.1950%
Quilter Investors OEIC	3,648,073	0.0188%
ERI-BayernInvest-Fonds Aktien Asien	1,793,408	0.0092%

Subtotal	14,163,329,891	72.9529%

Total	19,414,347,625	100.000%

Exhibit A

EXHIBIT B

CONTACT INFORMATION OF THE PARTIES

Parties	Attention	Contact Address	Tel	Email
Group	Simon Cai	1717 Tianshan Road, Tianshan SOHO, T2 Building, 16th floor, Changning District, Shanghai, PRC	******	******@amh-group.com/ ******@amh-group.com

ZHANG Hui/Full Load Logistics Information Co. Ltd	Zhang Hui	*****	******	******@qq.com

DAI Wenjian/Dai WJ Holdings Limited	DAI Wenjian	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	******	******@56qq.com

LUO Peng/Luo P Holdings Limited	LUO Peng	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	******	******@56qq.com

TANG Tianguang/Tang TG Holdings Limited	TANG Tianguang	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	******	******@56qq.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
LIU Xianfu/Liu XF Holdings Limited	LIU Xianfu	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	******	******@56qq.com

DAI Yun/Great Oak Trading Ltd.	Richard ZHANG	Room 601, 6/F, Block 3, Lingkong SOHO 968 Jinzhong Road, Changning, Shanghai, PRC	******	******@qq.com

GENG Xiaofang/Geng XF Holdings Limited	Geng Xiaofang	中国四川成都市锦江区华润路158号翡翠城四期 2栋3单元603	******	******@qq.com

DWJ Partners Limited	DAI Wenjian	5/F, E5-1, Tianfu Software Park, High Tech District, Chengdu, Sichuan, PRC	******	******@56qq.com

Tencent Mobility Limited	Compliance and Transactions Department Mergers and Acquisitions Department

c/o Tencent Holdings Limited Level 29, Three Pacific Place 1 Queen’s Road East Wanchai, Hong Kong

with a copy to:

Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC

			******	******@tencent.com ******@tencent.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Morespark Limited	Compliance and Transactions Department Mergers and Acquisitions Department

c/o Tencent Holdings Limited Level 29, Three Pacific Place 1 Queen’s Road East Wanchai, Hong Kong

with a copy to:

Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC

			******	******@tencent.com ******@tencent.com

Eastern Bell International II Limited	Huang Xun (黄恂)	7C, East Hope Plaza, No.1777 Century Avenue, Pudong, Shanghai, PRC	******	******@ebvc.com.cn

Eastern Bell V Investment Limited	Huang Xun (黄恂)	7C, East Hope Plaza, No.1777 Century Avenue, Pudong, Shanghai, PRC	******	******@ebvc.com.cn

Genesis Capital I LP,	Ryan Szeto	Room 1517, 15/F, 100 Queen’s Road Central Central, Hong Kong SAR	******	******@gcfunds.com

All-Stars PESP II Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong.	******	******@allstarsinvestment.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
All-Stars SP VIII Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong.	******	******@allstarsinvestment.com

All-Stars SP VI Limited	Weidong Ji	Suite 2103, 21/F, Two Exchange Square, Central, Hong Kong	******	******@allstarsinvestment.com

International Finance Corporation	Global Head, IFC Venture Capital	International Finance Corporation 2121 Pennsylvania Avenue, N.W. Washington, D.C. 20433 United States of America	******	******

TYP Holdings, LLC	Tao Li	650 Fifth Avenue, Suite 3301 New York, NY 10019	******	******@tengyuepartners.com

Teng Yue Partners Master Fund, LP	Tao Li	650 Fifth Avenue, Suite 3301 New York, NY 10019	******	******@tengyuepartners.com

Teng Yue Partners RDLT, LP	Tao Li	650 Fifth Avenue, Suite 3301 New York, NY 10019	******	******@tengyuepartners.com

IFC Catalyst Fund, LP	Fund Head, IFC Catalyst Fund, LP	IFC Asset Management Company, 2121 Pennsylvania Avenue NW, Washington D.C. 20433, United States of America	******	******@ifc.org ******@ifc.org

Exhibit B

Parties	Attention	Contact Address	Tel	Email
IFC Global Emerging Markets Fund of Funds, LP	Fund Head, IFC Global Emerging Markets Fund of Funds, LP	IFC Asset Management Company, 2121 Pennsylvania Avenue NW, Washington D.C. 20433, United States of America	******	******@ifc.org ******@ifc.org

GC GEM Co-investment Limited	Head, Fund of Funds with a copy to: Ryan Szeto	2121 Pennsylvania Avenue NW, Washington D.C. 20433 with a copy to: c/o Mourant Ozannes Corporate Services (Cayman) Ltd, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108	******	******@ifc.org ******@ifc.org ******@gcfunds.com

Hillhouse TCA TRK Holdings Limited	Liming Huang	北京市朝阳区新源南路3号平安国际金融中心B座27层 Floor 27, Building B, PingAn International Financial Center, Chaoyang, Beijing 100027, PRC	******	******@hillhousecap.com ******@hillhousecap.com

Hillhouse TRK-III Holdings Limited	Liming Huang	北京市朝阳区新源南路3号平安国际金融中心B座27层 Floor 27, Building B, PingAn International Financial Center, Chaoyang, Beijing 100027, PRC	******	******@hillhousecap.com ******@hillhousecap.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Techgiant Limited	Jackson Junjie He	Unit 8205B, Level 82, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong	******	******@hkranklink.com

Baidu Capital L.P.	武文洁 Wenjie Wu	Room 2705, Block A, Fuxing SOHO plaza, No. 388 Madang Road, Huangpu District, Shanghai, 200025, China.	******	******@baiducapital.com

Truck Work Logistics Information Co. Ltd	王刚	浙江省杭州市余杭区万科良渚文化村郡西别墅礼庭15 号	******	******@qq.com ******@qq.com

LIGHTSPEED VENTURE PARTNERS SELECT II, L.P.	Christopher Schaepe	2200 Sand Hill Road, Suite 100, Menlo Park, CA 94025 USA	******	******@lsvp.com

Lightspeed China Partners I, L.P.	Lightspeed China Partners (光速中国创业投资有限公司)	No.2105, Floor 21, Xinmao Mansion, No.233 Taicang Road, Shanghai (上海市太仓路233号新茂大厦21层2105室)	******

Lightspeed China Partners I-A, L.P.	Lightspeed China Partners (光速中国创业投资有限公司)	No.2105, Floor 21, Xinmao Mansion, No.233 Taicang Road, Shanghai (上海市太仓路233号新茂大厦21层2105室)	******

Exhibit B

Parties	Attention	Contact Address	Tel	Email
SCC GROWTH IV 2018-H, L.P.	Eva Ip	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong	******	******@sequoicap.com

SCC Venture V Holdco I, Ltd.	Eva Ip	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands c/o Suite 3613, 36/F, Two Pacific Place, 88 Queensway, Hong Kong	******	******@sequoicap.com

Capital Champion Holdings Limited	李秀涛 Li Xiutao	Mansion No.2,Ocean Crown,Plot No.3,Wangjing East Park,Chaoyang District,Beijing,China	******	******@hxcentury.com

Xiang He Fund I, L.P.	Hesong Tang	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands	******/******	******@xianghecap.com

GGV Capital VI L.P.	Stephen Hyndman, (With a copy to Jixun Foo)	3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025 (With a copy to Unit 3501, IFC II, 8 Century Avenue, Pudong District, Shanghai 200120, P.R.C.)	******, (With a copy to ******)	Email: ******@ggvc.com (With a copy to ******@ggvc.com)

Exhibit B

Parties	Attention	Contact Address	Tel	Email
GGV Capital VI Entrepreneurs Fund L.P.	Stephen Hyndman, (With a copy to Jixun Foo)	3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025 (With a copy to Unit 3501, IFC II, 8 Century Avenue, Pudong District, Shanghai 200120, P.R.C.)	******, (With a copy to ******)	Email: ******@ggvc.com (With a copy to ******@ggvc.com)

CMC Scania Holdings Limited	Han Gao, Legal Director (With a copy to: Alex Chen, Partner; Wei Choy Lee, Partner With a copy to (which shall not constitute notice): William Fong, Partner)

Suite 302, 3/F, Cheung Kong Centre, No. 2 Queen’s Road Central, Hong Kong

(With a copy to: 13/F, South Tower, Beijing Kerry Center, No.1 Guang Hua Road, Chaoyang District, Beijing 100020

With a copy to (which shall not constitute notice): 9th Floor, Central Tower, 28 Queen’s Road Central, Hong Kong)

			****** (With a copy to: ****** With a copy to (which shall not constitute notice): ******)	******@cmccap.com (With a copy to: ******@cmccap.com; ******@cmccap.com With a copy to (which shall not constitute notice): ******@whitecase.com)

Sunshine Logistics Investment Limited	Huang Xin	Suite 3501 K Wah Centre, 1010 Huaihai Road (M), Shanghai	******	******

Nanjing Ai De Fu Luo Na Information Technology Investment Partnership (Limited Partnership)	Li Bo (李勃)	7/F Ai De Business Centre, No. 16 Da Jian Yin Lane, Gulou District, Nanjing, PRC (中国南京市鼓楼区大锏银巷16号爱德商务中心七楼 )	******	******@vip.sina.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Internet Fund IV Pte. Ltd.	Giri Mudeliar; Steven Boyd; Edward Lei	8 Temasek Boulevard #32-02, Suntec Tower Three, Singapore (038988)	******	******@tigerglobal.com; ******@tigerglobal.com; ******@tigerglobal.com

SVF Truck (Singapore) Pte. Ltd.	Legal Team	138 Market Street #27-01A, Capitagreen, Singapore 048946	******	******@softbank.com

Propitious Morningstar Limited	Ren Xuefeng（任雪峰）	北京市海淀区阜成路73号裕惠大厦A座606	******	******@chinareformfund.com.cn

China Internet Investment Fund (Limited Partnership) (中国互联网投资基金（有限合伙）)	陈通	北京市西城区莲花池东路16号 天宁一号产业园20号楼 中国互联网投资基金	******	******@ciifund.cn

Kite Holdings, LLC	Colby Clark, Oise Akhigbe	Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, CA 94111 USA Attn: Operations	******	******@faralloncapital.com ******@faralloncapital.com ******@faralloncapital.com

CapitalG LP	Jeremiah Gordon	1600 Amphitheatre Parkway, Mountain View, California 94043	******	******@capitalg.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Scottish Mortgage Investment Trust plc	Linda Lin Peter Singlehurst Keith Borrows Christopher Smith Eilidh Gillanders	c/o Baillie Gifford & Co, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom	******	******@bailliegifford.com ******@bailliegifford.com ******@bailliegifford.com ******@bailliegifford.com ******@bailliegifford.com

WF ASIAN RECONNAISSANCE FUND LIMITED	Vineet Mitera, Graham Ernst, Marcus Ng, Anubhav Kaul, Sihan Chen	c/o Ward Ferry Management Limited, 2608, 26th Floor, Two Exchange Square Central, Hong Kong	******	******@wardferry.com; ******@wardferry.com; ******@wardferry.com; ******@wardferry.com

DYNAMIC MOVE INVESTMENTS LIMITED	LIU Qianqian	Taikang International Tower Podium Building, No. 4 Wudinghou Street, Xicheng District, Beijing, China	******	******@abci.net.cn

GSR VENTURES VI (SINGAPORE) PTE. LTD.	Allen Zhu, Hweiying Leong, Siting Han	245 Lytton Avenue, Suite 350,Palo Alto, CA 94301, USA	******	******@gsrventures.cn, ******@gsrventures.com, ******@gsrventures.cn

Shanghai Shengjia Xinlue Investment Center LLP(上海盛嘉欣略投资中心（有限合伙）)	Zhenni Li	Unit 701, East Tower, World Financial Center, 1 Dong San Huan Middle Road, Chaoyang District, Beijing, China P.R.	******	******@riverheadcapital.cn

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Best Will Project Company Limited	Wendy Wong	1111, 11/F, New World Tower I, 18 Queens Road Central, Hong Kong	******	******@nwd.com.hk ******@nwd.com.hk

Woodbury Capital Management Limited	Cherie Chuck	34/F, New World Tower 1, Queen’s Road Central, Hong Kong	******	******@nwd.com.hk

Jade Orchid Limited	Jiang Chao(江超)	浙江省杭州市西湖区文二西路683号西溪创意产业园 D幢	******	******@aliyun.com

Rose World Capital Limited	Akuei SHIH	FLT D 1/F BLK 7 PARC VERSAILLES, 8 MUI SHUE HANG RD, SHUI WAI, TAI PO NT, HONG KONG	******	******@racapital.cn

North Land Global Limited	Carmen Ho / Alice Yap	10 Toh Guan Road #04-11 (Level 4B) DBS Asia Gateway Singapore 608838	******	******@dbs.com, ******@dbs.com

Super Trolley Investment Limited/ Super Mini Investment Limited/ Super Kar Investment Limited/ Super Van Investment Limited/ Super Truck Investment Limited	王刚	浙江省杭州市余杭区万科良渚文化村郡西别墅礼庭15 号	******	******@qq.com ******@qq.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Guiyang Venture Capital Co., Ltd.(贵阳市创业投资有限公司)	朱科	10th Floor B Tower China Aluminum Sci&Tech Building, No.2 JingZhu Road, GuanShanhu District, Guiyang City, GuiZhou Province, China	******	******@gyiig.com

Tyrus-DA Global Sharing Economy No.2	1. Danny Song 2. Boxing Wang	1. 2nd Floor, 39 Teheran-ro 87-gil, Gangnam-gu, Seoul, South Korea 06166 2. Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands	1.****** 2.******	1. ******@tyrusholdings.com 2. ******@duocapital.co

Artist Growth Opportunity Fund I LP, Artist Growth Opportunity I LP	Denise Sadowski	20 West 55th Street, 11th Floor, New York, NY 10019	******	******@artistcapital.com

Clouse S.A. acting for the account of its compartment 27	The Directors	5, Heienhaff, L-1736 Senningerberg Luxembourg	******	******@sannegroup.com

Star Beauty Global Limited	Wong Man Chai	23 Floor Star River Hotel, No. 1 Panyu Road North, Panyu District, Guangzhou 511430, China	******	******@star-river.com

Fortune Nice International Limited	Huang Xiao Fang	Room 1401, Building 6, Xinghewan Garden, Panyu Avenue, Panyu District, Guangzhou, Guangdong Province	******	******@qq.com

Exhibit B

Parties	Attention	Contact Address	Tel	Email
Ning Zhang	Fan Zhengmei	Flat D 1/F Blk 7, Parc Versailles, 8 Mui Shu Hang Road, Tai Po, New Territories, Hong Kong	******	******@rachem.com

PESP VIII Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong	******	******@allstarsinvestment.com

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – 2020-B, L.P.	Finance Department	2800 Sand Hill Road, Suite 101, Menlo Park, CA 94205, U.S.A.	******	******@sequoiacap.com

SEQUOIA CAPITAL GLOBAL GROWTH FUND III – ENDURANCE PARTNERS, L.P.	Finance Department	2800 Sand Hill Road, Suite 101, Menlo Park, CA 94205, U.S.A.	******	******@sequoiacap.com

Permira PGO1 SPV Limited	The Directors	C/O AlterDomus, First Floor, Albert House, South Esplanade, St. Peter Port, Guernsey. GY1 1AJ	******	******@alterdomus.com ******@permira.com ******@permira.com ******@permira.com

Fidelity China Special Situations PLC; Fidelity Investment Funds; Fidelity Funds; Quilter Investors OEIC; ERI-BayernInvest-Fonds Aktien Asien	FIL Investment Legal	21/F, Two Pacific Place, 88 Queensway, Admiralty, Hong Kong	******	******@fil.com

Xiang He Fund II, L.P.	Hesong Tang	1611, South Block, Tower C, Raycom Infotech Park, No. 2 Kexueyuan South Road, Zhongguancun, Haidian District, Beijing	******	******@xianghecap.com

Xiang He Fund Gamma, L.P.	Hesong Tang	1611, South Block, Tower C, Raycom Infotech Park, No. 2 Kexueyuan South Road, Zhongguancun, Haidian District, Beijing	******	******@xianghecap.com

Lightspeed Opportunity Fund, L.P.	Legal Team	2200 Sand Hill Road Menlo Park, California 94025 United States of America	******	******@lsvp.com

Racing Sports Limited	Huang Xin	Suite 3501 K Wah Centre, 1010 Huaihai Road (M), Shanghai	******	/

All-Stars PEIISP IV Limited	Weidong Ji	Suite 2103 Two Exchange Square, Central, Hong Kong	******	******@allstarsinvestment.com

SCEP MASTER FUND	Henry SHEN	Suite 3619, Two Pacific Place, 88 Queensway, Hong Kong	******	******@sequoiacap.com

CMC Scania II Limited	Han Gao, Legal Director (With a copy to: Alex Chen, Partner; Wei Choy Lee, Partner With a copy to (which shall not constitute notice): William Fong, Partner)

Suite 302, 3/F, Cheung Kong Centre, No. 2 Queen’s Road Central, Hong Kong

(With a copy to: 13/F, South Tower, Beijing Kerry Center, No.1 Guang Hua Road, Chaoyang District, Beijing 100020

With a copy to (which shall not constitute notice): 9th Floor, Central Tower, 28 Queen’s Road Central, Hong Kong)

			****** (With a copy to: ****** With a copy to (which shall not constitute notice): ******	******@cmccap.com (With a copy to: ******@cmccap.com; ******@cmccap.com With a copy to (which shall not constitute notice): ******@whitecase.com)

GGV VII Investments Pte. Ltd. GGV VII Plus Investments Pte. Ltd. GGV (FT) LLC	Jixun Foo (With a copy to Stephen Hyndman)	Unit 3501, IFC II, 8 Century Avenue, Pudong District, Shanghai 200120, P.R.C. (With a copy to 3000 Sand Hill Road, Building 4, Suite 230, Menlo Park, CA 94025)	****** (With a copy to ******)	Email: ******@ggvc.com (With a copy to ******@ggvc.com)

Exhibit B

EXHIBIT C

COMPETITOR LIST

1.     天地汇（上海天地汇供应链管理有限公司）

2.     骡迹智慧物流（北京运科网络科技有限公司）

3.     传化物流（传化集团有限公司）

4.     林安物流（广东林安集团）

5.    G7 货运人（北京汇通天下物联科技有限公司）

6.     好多车（深圳市易流车联信息技术有限公司）

7.     管车宝（合肥维天运通信息科技股份有限公司）

8.     福佑（南京福佑在线电子商务有限公司）

Exhibit C

EXHIBIT D

DEED OF ADHERENCE

This Deed of Adherence (“Deed of Adherence”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Fifth Amended and Restated Shareholders’ Agreement dated as of September 10, 2019 (the “Agreement”) by and among Full Truck Alliance Co. Ltd., a Cayman Islands exempted company (the “Company”), certain of its shareholders and certain other parties named thereto, and in consideration of the Shares acquired by the Transferee thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Deed of Adherence, the Transferee agrees as follows:

1.    Acknowledgment. Transferee acknowledges that Transferee is acquiring [number] [Series A Preferred/Ordinary] Shares of the Company (the “Shares”) from [name of transferor] (the “Transferor”), subject to the terms and conditions of the Agreement.

2.    Agreement. Immediately upon transfer of the Shares, Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement applicable to [the Transferor][it], and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally [an holder of Ordinary Shares thereunder (if transferor is an Ordinary Shareholder)]/[an Investor thereunder (if transferor is an Investor)].

3.    Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed as below.

Attn:

Address:

Tel:

Email:

4.    Governing Law. This Deed of Adherence shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

Exhibit D

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED by	)

By	)
in the presence of:	)

Name:
[Name of witness]
Address:

Exhibit D

EXHIBIT E

ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practice”, “Fraudulent Practice”, “Coercive Practice”, “Collusive Practice” and “Obstructive Practice” in the context of IFC operations.

1.    Corrupt Practices

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

Interpretation

A.    Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.    It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.    In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

D.    Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.    The World Bank Group does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.    Fraudulent Practices

A “Fraudulent Practice” is any action or omission, including a misrepresentation that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

Exhibit E

Interpretation

A.    An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.    Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behaviour is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.    Coercive Practices

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

Interpretation

A.    Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.    Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.    Collusive Practices

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

Interpretation

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.    Obstructive Practices

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) an act intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

Exhibit E

Interpretation

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

General Interpretation

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

Exhibit E

EXHIBIT F

MINIMUM INSURANCE REQUIREMENTS

1.    ONGOING AND FUTURE OPERATIONS

a)	Property All Risks (including natural perils, and Strike, Riot & Civil Commotion), based on new replacement cost of assets

b)	Public Liability with a minimum limit of US$250,000 any one occurrence

c)	Professional Indemnity with a minimum limit of US$2,000,000 any one occurrence and in the annual aggregate

d)	Crime/Fidelity Guarantee

The insurances a) through d) are to be provided to IFC within 45 days after the IFC Subscription.

e)	Motor Contingent Third Party Liability, or comparable insurance coverage

f)	Cyber First Party and Third Party

The need for insurances e) and f) as well as their availability at commercially reasonable terms and conditions is to be jointly reviewed by IFC and the Company within 12 months after the IFC Subscription.

2.    AT ALL TIMES

a)	All insurances required by applicable laws and regulations.

Exhibit F

EXHIBIT G

DOTS INVESTMENT INDICATORS

	Brief outcome description	Indicator	Baseline and year	Target and Year (not to exceed 5)
Financial Performance	Returns to all capital providers	Annual ROIC (%)	N/A	Annual ROIC > Annual WACC

Economic Performance	Returns to society	Annual EROIC (%)	N/A	Annual EROIC > Annual WACC

	Taxes paid to government	Payment to government ($)	$30k in 2015	$24 mm in 2019

	Employees: job creation / employment	Direct employment (#)	2,000 in 2015	2,900 in 2019

	Employees: job creation / employment	Direct employment - Female (#)	450 in 2015	700 in 2019

Private Sector Development	MSME positively impacted	Registered Drivers (#)	915k in 2015	3.1 mm in 2019

Exhibit G

EXHIBIT H

SERIES A ORIGINAL PURCHASE PRICE

Class of Shares	Original Purchase Price (per share)
Series A-1 Preferred Shares	US$0.03386
Series A-2 Preferred Shares	US$0.09305
Series A-3 Preferred Shares	US$0.09305
Series A-4 Preferred Shares	US$0.16048
Series A-5 Preferred Shares	US$0.00008468
Series A-6 Preferred Shares	US$0.00580000
Series A-7 Preferred Shares	US$0.02610000
Series A-8 Preferred Shares	US$0.07650000
Series A-9 Preferred Shares	US$0.10860000
Series A-10 Preferred Shares	US$0.13206567
Series A-11 Preferred Shares	US$0.16015426
Series A-12 Preferred Shares	US$0.165883292
Series A-13 Preferred Shares	US$0.16048 plus a fraction, the numerator of which is the total interest accrued and paid under the Loan Agreement (as defined under the Subscription Agreement) and the denominator of which is 186,944,757
Series A-14 Preferred Shares	US$0.16048
Series A-15 Preferred Shares	US$0.36740095
Series A-16 Preferred Shares	US$0.57436476

Exhibit H

EXHIBIT I

DISCLOSED INVESTMENT PRIOR TO THE EFFECTIVE TIME

•	LIU Xianfu

•	四川金桥物流有限公司

•	成都金桥国际物流有限公司

•	成都居家通物流有限公司

•	上海壹米滴答供应链管理有限公司

•	上海有常物流有限公司

•	重庆鼎润物流有限公司

•	唯捷（厦门）供应链管理有限公司

•	重庆市金桥货运有限责任公司

•	上海晶桥物流有限公司

•	Baidu Capital

•	骡迹智慧物流（北京运科网络科技有限公司）

•	Tencent

•	G7 货运人（北京汇通天下物联科技有限公司）

•	Eastern Bell

•	G7 货运人（北京汇通天下物联科技有限公司）

•	福佑（南京福佑在线电子商务有限公司）

Exhibit I

Exhibit J

LIST OF RESTRICTED TRANSFEREES

The following entities and any Affiliate of the following entities:

1.	Alibaba Group Holding Limited (阿里巴巴集团控股有限公司) (including Ant Financial Services Group (蚂蚁金融服务集团) and Cainiao Network Technology Co., Ltd. (菜鸟网络科技有限公司))

2.	JD.com, Inc. (京东集团) (including JD Finance (北京京东金融科技控股有限公司) and JD Logistics)

3.	Didi Chuxing Technology Co., Ltd. (滴滴出行科技有限公司)

4.	China Internet Plus Group/Meituan-Dianping (新美大集团)

Exhibit J